    As filed with the Securities and Exchange Commission on November 30, 2004
================================================================================
                                                  Registration No. 333-_________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-11
                FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                             -----------------------

                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                             -----------------------
                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1620
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             -----------------------

                             GERALD J. REIHSEN, III
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1620
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                             -----------------------

                                   COPIES TO:
                           ROSEMARIE A. THURSTON, ESQ.
                          LAUREN BURNHAM PREVOST, ESQ.
                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000

                             -----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                             -----------------------

                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                         AMOUNT BEING          PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
TITLE OF SECURITIES BEING REGISTERED      REGISTERED       OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value              40,000,000              $10.00                    $400,000,000           $50,680.00
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value (1)           4,000,000              $10.00                     $40,000,000            $5,068.00
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares issuable pursuant to our dividend reinvestment and automatic purchase plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2004

UP TO 44,000,000 SHARES OFFERED TO THE PUBLIC
200,000 SHARES MINIMUM
MINIMUM PURCHASE:  200 SHARES ($2,000) IN MOST STATES

                                                      [BEHRINGER [LOGO] HARVARD]
                                                       OPPORTUNITY REIT I, INC.

--------------------------------------------------------------------------------
Behringer Harvard Opportunity REIT I, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust. The company has been formed primarily to invest in and operate commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction.

We are offering and selling to the public a maximum of 40,000,000 shares and a minimum of 200,000 shares of our common stock. We also are offering up to 4,000,000 shares of common stock to be issued pursuant to our dividend reinvestment and automatic purchase plan at a purchase price of $10.00 per share.
--------------------------------------------------------------------------------


                                  THE OFFERING:

                                                             PER SHARE  TOTAL MINIMUM       TOTAL MAXIMUM
                                                             ---------  -------------       -------------
Price to Public ......................................       $   10.00    $  2,000,000       $440,000,000
Selling Commissions ..................................             .70         140,000         30,800,000
Dealer Manager Fees ..................................             .25          50,000         11,000,000
                                                             ---------    ------------       ------------
Proceeds to Behringer Harvard Opportunity REIT I, Inc.       $    9.05    $  1,810,000       $398,200,000
                                                             =========    ============       ============

The shares will be offered to investors on a best efforts basis. Dealer manager fees will be reduced to $0.10 per share for shares sold pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan. We expect that at least 85.0% of the gross offering proceeds raised will be available for our use, including at least 84.3% of the gross offering proceeds for investment in real estate properties and other investments, and approximately 0.8% of the gross offering proceeds for initial working capital reserves for real estate properties. This offering will terminate on or before __________, 2007 (unless extended with respect to the shares offered under the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan).

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 26. The most significant risks relating to your investment include the following:

      o No public market currently exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount. We intend to either liquidate our assets or list our shares for trading on an exchange or included for quotation on The Nasdaq Stock Market by _________, 2013.

      o We have no operating history nor established financing sources. We do not currently own any properties, and we have not identified any properties to acquire with proceeds from this offering.

      o If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.

      o We will rely on Behringer Harvard Opportunity Advisors I LP, our advisor, to select properties and other investments and conduct our operations.

      o We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.

      o We also have issued to an affiliate of our advisor 1,000 shares of our non-participating, non-voting, convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of our common stock upon certain events. The interests of our stockholders will be diluted upon such conversion.

      o We may incur substantial debt, which could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.

      o Our investment strategy may cause us to lose our REIT status or sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Behringer Harvard Opportunity REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. Until we sell 200,000 shares of common stock, your subscription payments will be placed in an account held by the escrow agent, _____________, and will be held in trust for your benefit, pending release to us. If we do not sell at least 200,000 shares by __________, 2006, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling shares.

                          [BEHRINGER [LOGO] SECURITIES]

                                   The date of this prospectus is _______ , 2005

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
SUITABILITY STANDARDS...................................................................................................1
PROSPECTUS SUMMARY......................................................................................................1
    Behringer Harvard Opportunity REIT I, Inc...........................................................................1
    Our Advisor.........................................................................................................1
    Our Management......................................................................................................1
    Our REIT Status.....................................................................................................2
    Terms of The Offering...............................................................................................2
    Certain Summary Risk Factors........................................................................................2
    Description of Properties to Be Acquired, Investments and Borrowing.................................................4
    Estimated Use of Proceeds of This Offering..........................................................................5
    Investment Objectives...............................................................................................5
    Dividend Policy.....................................................................................................5
    Conflicts of Interest...............................................................................................5
    Prior Offering Summary..............................................................................................8
    Compensation to our Advisor and its Affiliates......................................................................8
    Listing............................................................................................................11
    Dividend Reinvestment and Automatic Purchase Plan..................................................................11
    Share Redemption Program...........................................................................................11
    Behringer Harvard Opportunity OP I.................................................................................12
    ERISA Considerations...............................................................................................12
    Description of Common Stock........................................................................................12
    Other Behringer Harvard Programs...................................................................................13
QUESTIONS AND ANSWERS ABOUT THIS OFFERING..............................................................................16
RISK FACTORS...........................................................................................................26
    Risks Related to an Investment in Behringer Harvard Opportunity REIT I.............................................26
          There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares...........................................................................26
          We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.........................................................................26
          This is an unspecified property offering, so you will not have the opportunity to evaluate our investments before we make them..........................................................26
          If we are unable to raise substantial  funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make..........................................................................27
          Both we and our advisor have no prior operating history or established  financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results............................................................27
          If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered..........................................................................28
          Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited...............................................................................28
          Your investment may be subject to additional risks if we make international investments......................28
    Risks Related to Conflicts of Interest.............................................................................29
          Our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor........................29
          Our advisor will face  conflicts  of interest  relating to joint  ventures,  tenant in common investments or other co-ownership arrangements which could result in a disproportionate benefit to a Behringer Harvard program or third party other than us..............................................29
          Our advisor and its officers and employees and certain of our key personnel will face competing demands relating to their time, and this may cause our investment returns to suffer...................30
          Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.....................................31
          Your investment will be diluted upon conversion of the convertible stock.....................................31

                                                                                                                      PAGE
                                                                                                                      ----
          Our advisor will face  conflicts of interest  relating to the  incentive fee structure  under our advisory  agreement,  which could result in actions that are not necessarily in the long-term best interests of our stockholders....................................................................31
          There is no separate counsel for us and our affiliates, which could result in conflicts of interest..........32
    Risks Related to Our Business in General...........................................................................32
          A limit on the number of shares a person may own may discourage a takeover...................................32
          Our charter  permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us..............32
          Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired...........................................................................................33
          Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors....................................................................33
          Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act............................................................................34
          You are bound by the majority vote on matters on which you are entitled to vote..............................34
          Stockholders have limited control over changes in our policies and operations................................34
          You are limited in your ability to sell your shares pursuant to the share redemption program.................35
          If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.................................35
          We established the offering price on an arbitrary  basis;  as a result,  your  subscription  price for shares is not related to any independent valuation................................................35
          Because the dealer manager is one of our  affiliates,  investors  will not have the benefit of an independent  review of us or the prospectus customarily undertaken in underwritten offerings..........35
          Your interest in Behringer Harvard Opportunity REIT I will be diluted if we issue additional shares..........35
          Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of dividends..................................................................................36
          Dividends may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows  necessary to continue to pay initially  established  dividends or maintain dividends at any  particular  level,  or that  dividends will increase over time......................36
          Until proceeds from this offering are invested and generating operating cash flow sufficient to pay dividends to our stockholders, we intend to pay all or a substantial  portion of our distributions from available capital in anticipation of future cash flow which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.............36
          Adverse economic conditions will negatively affect our returns and profitability.............................37
          We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments..........................................................................37
    General Risks Related to Investments in Real Estate................................................................37
          Our operating results will be affected by economic and regulatory  changes that have an adverse impact on the real estate market in general,  and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties................................37
          Properties that have significant vacancies could be difficult to sell which could diminish the return on your investment.............................................................................38
          Many of our investments  will be dependent on tenants for revenue,  and lease  terminations  could reduce our  distributions to our stockholders.........................................................38
          We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders.................................................38
          We may be  unable  to sell a  property  if or when we decide  to do so,  which  could  adversely impact  our  ability  to pay cash distributions to our stockholders...................................38
          Uninsured  losses  relating to real property or excessively  expensive  premiums for insurance coverage may adversely  affect your returns...........................................................39

                                                                                                                     PAGE
                                                                                                                     ----
          Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks..............................................................39
          If we contract with Behringer Development Company LP for newly developed property,  we cannot guarantee that our earnest money deposit made to Behringer Development Company LP will be fully refunded....................................................................................39
          Competition with third parties in acquiring  properties and other investments may reduce our profitability and the return on your investment......................................................40
          If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements......................................................................40
          The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.............................41
          Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results................................................................................41
          Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions..........................................................................41
          If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.............................................................................42
    Risks Associated with Debt Financing..............................................................................42
          We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks........42
          If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make..........................................................................................42
          Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders..............................43
          Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.........................................................43
          If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends..................................................................43
    Risks Associated with Mortgage Lending............................................................................43
          We do not have substantial experience investing in mortgage loans, which could adversely affect our return on mortgage investments.......................................................................43
          Our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.......................................................43
          Our mortgage loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates.........................................................44
          Delays in liquidating defaulted mortgage loans could reduce our investment returns..........................44
          Returns on our mortgage loans may be limited by regulations.................................................44
          Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.................................................................................44
          The liquidation of our assets may be delayed which could delay distributions to our stockholders............44
    Risks Associated with Section 1031 Tenant-in-Common Transactions..................................................44
          We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Tenant-in-Common Transactions....................................44
          We are subject to certain risks in connection with our arrangements with Behringer Harvard
                 Exchange Entities....................................................................................45
          We will be subject to risks associated with co-tenancy arrangements that otherwise may not be present in a real estate investment..................................................................45
          Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns...............................46
          Our participation in Section 1031 Tenant-in-Common  Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.......................46
    Federal Income Tax Risks..........................................................................................46
          Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions....46

                                                                                                                      PAGE
                                                                                                                      ----

          Our investment strategy may cause us to lose our REIT status or sell properties through taxable
                 REIT subsidiaries, each of which would diminish the return to our stockholders........................47
          Certain fees paid to us may affect our REIT status...........................................................48
          Recharacterization of the Section 1031 Tenant-in-Common Transactions may result in taxation of income from a prohibited transaction, which would diminish our cash distributions to our stockholders......................................................................................48
          You may have tax liability on dividends you elect to reinvest in our common stock............................48
          If our operating partnership fails to maintain its status as a  partnership, its income may be subject to taxation, which would reduce our cash available for distribution to our stockholders......48
          In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders..................................49
          Legislative or regulatory action could adversely affect investors............................................49
          There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares...............................................................................49
          Equity  participation  in mortgage loans may result in taxable income and gains from these  properties which could adversely impact our REIT status..........................................................50
CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS....................................................................51
ESTIMATED USE OF PROCEEDS..............................................................................................52
MANAGEMENT.............................................................................................................55
    General............................................................................................................55
    Committees of the Board of Directors...............................................................................56
    Audit Committee....................................................................................................56
    Compensation Committee.............................................................................................57
    Nominating Committee...............................................................................................57
    Executive Officers and Directors...................................................................................57
    Key Employees......................................................................................................60
    Compensation of Directors..........................................................................................60
    Incentive Award Plan...............................................................................................60
    Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents...........................62
    The Advisor........................................................................................................64
    The Advisory Agreement.............................................................................................64
    Stockholdings......................................................................................................66
    Affiliated Companies...............................................................................................67
    Management Decisions...............................................................................................69
    Management Compensation............................................................................................69
STOCK OWNERSHIP........................................................................................................75
CONFLICTS OF INTEREST..................................................................................................77
    Interests in Other Real Estate Programs............................................................................77
    Other Activities of our Advisor and its Affiliates.................................................................78
    Competition in Acquiring Properties................................................................................78
    Affiliated Dealer Manager..........................................................................................78
    Affiliated Property Manager........................................................................................78
    Lack of Separate Representation....................................................................................79
    Joint Ventures with Affiliates of our Advisor......................................................................79
    Receipt of Fees and Other Compensation by our Advisor and its Affiliates...........................................79
    Certain Conflict Resolution Procedures.............................................................................80
INVESTMENT OBJECTIVES AND CRITERIA.....................................................................................82
    General............................................................................................................82
    Acquisition and Investment Policies................................................................................82
    Development and Construction of Properties.........................................................................85
    Acquisition of Properties from Behringer Development...............................................................85
    Terms of Leases and Tenant Creditworthiness........................................................................87
    Joint Venture Investments..........................................................................................87
    Section 1031 Tenant-in-Common Transactions.........................................................................88
    Making Loans and Investments in Mortgages..........................................................................90
    Borrowing Policies.................................................................................................91

                                                                                                                   PAGE
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
    Disposition Policies............................................................................................92
    Other Investments...............................................................................................93
    Investment Limitations..........................................................................................93
    Change in Investment Objectives and Limitations.................................................................94
    Real Property Investments.......................................................................................94
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................95
    Liquidity and Capital Resources.................................................................................96
    Results of Operations...........................................................................................96
    Inflation.......................................................................................................96
    Critical Accounting Policies....................................................................................96
    Quantitative and Qualitative Disclosures About Market Risks.....................................................98
PRIOR PERFORMANCE SUMMARY...........................................................................................99
    Prior Investment Programs.......................................................................................99
    Public Programs.................................................................................................99
    Private Programs...............................................................................................102
FEDERAL INCOME TAX CONSIDERATIONS..................................................................................105
    General........................................................................................................105
    Opinion of Counsel.............................................................................................105
    Taxation of the Company........................................................................................105
    Taxable REIT Subsidiaries......................................................................................107
    Requirements for Qualification as a REIT.......................................................................107
    Failure to Qualify as a REIT...................................................................................112
    Sale-Leaseback Transactions....................................................................................112
    Taxation of U.S. Stockholders..................................................................................113
    Treatment of Tax-Exempt Stockholders...........................................................................115
    Special Tax Considerations for Non-U.S. Stockholders...........................................................115
    Statement of Stock Ownership...................................................................................117
    State and Local Taxation.......................................................................................117
    Compliance with American Jobs Creation Act.....................................................................117
    Tax Aspects of Our Operating Partnership.......................................................................118
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA Considerations.........................................................123
    General........................................................................................................123
    Minimum Distribution Requirements - Plan Liquidity.............................................................123
    Annual Valuation Requirement...................................................................................124
    Fiduciary Obligations - Prohibited Transactions................................................................125
    Plan Assets - Definition.......................................................................................125
    Publicly Offered Securities Exemption..........................................................................125
    Real Estate Operating Company Exemption........................................................................126
    Consequences of Holding Plan Assets............................................................................126
    Prohibited Transactions........................................................................................127
    Prohibited Transactions - Consequences.........................................................................127
DESCRIPTION OF SHARES..............................................................................................128
    Common Stock...................................................................................................128
    Convertible Stock..............................................................................................128
    Preferred Stock................................................................................................129
    Meetings and Special Voting Requirements.......................................................................130
    Restriction on Ownership of Shares.............................................................................131
    Dividends......................................................................................................132
    Share Redemption Program.......................................................................................134
    Restrictions on Roll-up Transactions...........................................................................137
    Provisions of Maryland Law and of Our Charter and Bylaws.......................................................138
SUMMARY OF DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLAN.......................................................141
    Investment of Dividends........................................................................................141
    Automatic Purchases of Shares..................................................................................142
    Election to Participate or Terminate Participation.............................................................142
    Reports to Participants........................................................................................143
    Federal Income Tax Considerations..............................................................................143
    Amendment and Termination......................................................................................143

                                                                                                                    PAGE
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
THE OPERATING PARTNERSHIP AGREEMENT.................................................................................144
    General.........................................................................................................144
    Capital Contributions...........................................................................................144
    Operations......................................................................................................145
    Exchange Rights.................................................................................................146
    Transferability of Interests....................................................................................146
PLAN OF DISTRIBUTION................................................................................................147
    The Offering....................................................................................................147
    Behringer Securities............................................................................................147
    Compensation We Will Pay for the Sale of Our Shares.............................................................147
    Shares Purchased by Affiliates..................................................................................148
    Subscription Process............................................................................................149
    Minimum Offering................................................................................................150
    Admission of Stockholders.......................................................................................150
    Investments by IRAs and Qualified Plans.........................................................................151
    Volume Discounts................................................................................................151
WHO MAY INVEST......................................................................................................154
HOW TO SUBSCRIBE....................................................................................................155
SUPPLEMENTAL SALES MATERIAL.........................................................................................156
LEGAL MATTERS.......................................................................................................156
EXPERTS.............................................................................................................157
ADDITIONAL INFORMATION..............................................................................................157

FINANCIAL INFORMATION...............................................................................................F-1
EXHIBIT A:  PRIOR PERFORMANCE TABLES................................................................................A-1
EXHIBIT B:  SUBSCRIPTION AGREEMENT..................................................................................B-1
EXHIBIT C:  DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLAN.......................................................C-1

                              SUITABILITY STANDARDS

            An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

            In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, furnishings and automobiles, either:

            o     a net worth of at least $150,000; or

            o a gross annual income of at least $45,000 and a net worth of at least $45,000.

            Please see the "Who May Invest" section of this prospectus for more detailed information about the suitability requirements of specific states.

                               PROSPECTUS SUMMARY

            This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the "Questions and Answers About this Offering" section immediately following this summary. This section and the "Questions and Answers About this Offering" section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

            Behringer Harvard Opportunity REIT I, Inc. is a newly incorporated Maryland corporation that intends to qualify as a real estate investment trust
(REIT) under federal tax law, invest in and operate commercial properties, and lease each such property to one or more tenants. In addition, we may make or purchase mortgage loans or participations in mortgage loans secured by the types of real estate properties that we may acquire directly. We also may invest in entities that make similar investments. We plan to be opportunistic in our investments. Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our toll free telephone number is (866) 655-1610.

OUR ADVISOR

            Our advisor is Behringer Harvard Opportunity Advisors I LP (Behringer Harvard Opportunity Advisors I), a Texas limited partnership formed in November 2004, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

OUR MANAGEMENT

            We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. Prior to the commencement of this offering, we will have three members on our board of directors. Two of the directors will be independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who will manage our operation, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

OUR REIT STATUS

            As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90.0% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

TERMS OF THE OFFERING

            We are offering up to 40,000,000 shares of our common stock to the public at $10.00 per share. We are also offering up to 4,000,000 shares pursuant to our dividend reinvestment and automatic purchase plan at $10.00 per share. We will offer shares of our common stock until the earlier of ____________, 2007, or the date we sell all $440.0 million worth of shares in this offering; provided, however, that we may elect to extend the offering period up to _______ ___, 2013 solely for the shares reserved for issuance pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan if all such shares are not sold prior to the termination date. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. If 200,000 shares are not sold by __________, 2006, this offering will be terminated and subscribers' funds, plus interest, will be returned promptly. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before ____________, 2006 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. After the initial 200,000 shares are sold, subscription proceeds will be paid either into escrow or directly to us, as directed by our dealer manger. In either case, the proceeds will be held until investors are admitted as stockholders. Subscriptions will be effective only upon our acceptance and countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds. We intend to accept or reject subscriptions and admit new stockholders at least monthly, but may do so on a more frequent basis. If we reject your subscription, we will return your subscription funds, plus interest, if such funds have been held for more than 35 days, within ten days after the date of such rejection.

            We have issued to an affiliate of our advisor 1,000 shares of our non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any dividends and is a separate class of stock from the common stock to be issued in this offering. Any reference in this prospectus to our "common stock" means the class of common stock offered hereby. Any reference in this prospectus to our "convertible stock" means the class of non-participating, non-voting, convertible stock previously issued to our advisor.

CERTAIN SUMMARY RISK FACTORS

            An investment in our common stock is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

            o There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

            o We have no operating history nor established financing sources.

            o This is a "blind pool" offering because we currently do not own any investments and we have not identified any investments we will make. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon our advisor's ability to select our investments.

            o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 40,000,000 shares. If we do not sell substantially more than the minimum 200,000 shares, we may buy only one property and the value of your investment may fluctuate more widely with the performance of specific investments. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location and property type.

            o Our ability to achieve our investment objectives and to pay dividends depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, mortgage loans and other investments.

            o We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.

            o Our advisor and its affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard sponsored real estate programs, conflicts related to any joint ventures, tenant in common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Behringer Harvard sponsored programs.

            o We have issued to an affiliate of our advisor 1,000 shares of our convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of common stock upon the termination of our advisory agreement (other than due to a material breach by our advisor), our termination upon a change of control, the full return of our stockholders' invested capital plus a 10% annual return, or the listing of our common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. The interests of our stockholders will be diluted upon conversion of the convertible stock into shares of common stock.

            o We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to pay dividends to our stockholders in the event income on such properties, or their value, falls.

            o To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding common stock during any time that we are qualified as a REIT. However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status. Furthermore, this limitation does not apply to the holder of our convertible stock or shares of common stock issued upon conversion of our convertible stock.

            o We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of dividends to our stockholders.

            o Our opportunistic investment strategy may result in a finding by the Internal Revenue Service (IRS) that we have engaged in one or more "prohibited transactions" under provisions of the Internal Revenue Code related to dispositions of properties deemed held for resale. This could cause all of the gain we realize from any such sale to be payable as a tax to the IRS, with none of such gain available for distribution to our stockholders. Further, if we hold and sell one or more properties through taxable REIT subsidiaries, our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders. Moreover, if the ownership and sale of one of more of our properties by a taxable REIT subsidiary causes the value of our taxable REIT subsidiaries to exceed 20% of the value of all of our assets with respect to any calendar quarter, we may lose our status as a REIT.

            o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

            o You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

            o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. Additionally, we may acquire property for redevelopment. These types of investments involve risks relating to the construction company's ability to control construction costs, failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction or redevelopment. Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

            o The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of directors and an amendment of our charter.

            o If we do not obtain listing of our common stock on a national securities exchange or for quotation on The Nasdaq Stock Market by the sixth anniversary of the termination of this offering, unless such date is extended by a majority of our board of directors and a majority of our independent directors, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

            o Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor(s) to and general partners of other Behringer Harvard sponsored real estate programs, and as a result they will face conflicts of interest relating from their duties to these other entities.

DESCRIPTION OF PROPERTIES TO BE ACQUIRED, INVESTMENTS AND BORROWING

            As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is a reasonable probability that we will invest. We will seek to acquire and operate income-producing properties utilizing an opportunistic investment strategy and sell these properties three to six years after the termination of this offering. As a result, we believe our investments generally will provide a rate of return superior to comparable real estate programs that have a longer targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies. We may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We also may acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry and higher volatility in real estate lease rates and sale prices. Potential property acquisitions include, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities. We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of the properties' future income. Additionally, we evaluate each of our properties for capital appreciation generally within a targeted holding period of three to six-years from the termination of this offering. However, we may consider investing in properties with a different holding period in the event such properties provide an opportunity for an attractive return in such period. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures, tenant in common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain of our affiliates, including other present and future REITs and real estate limited partnerships sponsored by our advisor. We may also serve as mortgage lender to these joint ventures, tenant in common investments or other joint venture arrangements or other Behringer Harvard real estate programs.

            Our board of directors has adopted a policy that we will generally limit our aggregate borrowing to 75.0% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 75.0% of the asset value of the property acquired. Our board of directors must review our aggregate borrowing at least quarterly. See the "Investment Objectives and Criteria - Borrowing Policies" section of this prospectus for a more detailed discussion of our borrowing policies.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

            We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We expect to invest a minimum of 84.3% of the proceeds from this offering, including proceeds from the sale of shares pursuant to our dividend reinvestment and automatic purchase plan, in real estate properties, mortgage loans and other investments, and to set aside, as initial working capital reserves for real estate properties, at least 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments.

INVESTMENT OBJECTIVES

            Our investment objectives are:

            o to realize growth in the value of our properties upon our ultimate sale of such properties;

            o to maximize net cash from operations such that more cash is available for distributions to you;

            o     to preserve, protect and return your capital contribution; and

            o to provide you with a return of your investment by implementing a plan of liquidation and distribution between the third and sixth anniversaries of the termination of this offering or by listing the shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. If we do not liquidate or obtain listing or quotation of the shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our properties and distribute the cash to you unless a majority of the board of directors and a majority of the independent directors extends such date.

            We may only change these investment objectives upon a majority vote of the stockholders. See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

DIVIDEND POLICY

      In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. We intend to coordinate our dividend declaration dates with our new investor admission dates so our investors will be entitled to be paid dividends immediately upon their purchase of shares. However, we anticipate that we will not pay any dividends until after we have commenced real estate operations, which will not occur until after we sell a minimum of 200,000 shares of common stock in this offering and release the proceeds of those sales from escrow. Further, because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and to make distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments in properties. Therefore we anticipate paying all or a significant portion of initial dividends from available capital until such time as we have sufficient cash flow from operations to fund the payment of dividends. After selling at least 200,000 shares of common stock, the release of the proceeds from escrow and the commencement of our operations, we intend to make dividend distributions on a monthly basis to our stockholders. Our board of directors will determine the amount of each dividend. Although currently we anticipate paying all or a substantial portion of our dividends from available capital in anticipation of future cash flow, the amount of each dividend generally will be based upon such factors as the amount of distributable funds, capital available or anticipated to be available from our properties, real estate securities, mortgage loans and other investments, current and projected cash requirements, tax considerations and other factors.

CONFLICTS OF INTEREST

      Our advisor and its and our executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

      o Our advisor and its officers and directors will have to allocate their time between us and the other Behringer Harvard programs and activities in which they are involved;

      o Our advisor and the advisor(s) of our affiliated programs must determine which Behringer Harvard program or other entity should purchase any particular property, make or purchase any particular mortgage loan or mortgage loan participation or make any other investment, or enter into a joint venture, tenant in common investment, or other co-ownership arrangements for the acquisition, development or improvement of specific properties. Our affiliate, Behringer Harvard Advisors I LP (Behringer Advisors I), is the advisor to another Behringer Harvard sponsored real estate program. The executive officers of our advisor also are the executive officers of Behringer Advisors I, and both of these entities are under common ownership.

      o Our advisor may compete with other Behringer Harvard sponsored programs and properties owned by officers and directors of our advisor, including programs for which Behringer Advisors I serves as advisor, for the same tenants in negotiating leases, making or investing in mortgage loans or participations in mortgage loans or in selling similar properties at the same time; and

      o Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

      o We have issued 1,000 shares of our convertible stock to an affiliate of our advisor for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of our stockholders' interest in us. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible stock will be converted into shares of common stock automatically if:

            o the advisory agreement expires without renewal or is terminated, other than due to a material breach by our advisor;

            o the holders of our common stock have received aggregate distributions equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return through the date of conversion; or

            o shares of our common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

      See the "Conflicts of Interest" section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

      The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us.


                                   FLOW CHART


(1) Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, owned approximately 55.73% of the limited liability company interests of Behringer Harvard Holdings, LLC (Behringer Harvard Holdings) as of November ___, 2004.

(2) Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).

(3) Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Harvard Opportunity Advisors I, our advisor, Behringer Securities LP (Behringer Securities), our dealer manager, and HPT Management Services LP (HPT Management), our affiliated property management company. Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Harvard Opportunity Advisors I and Behringer Securities. IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management Services.

(4) Behringer Harvard Holdings currently owns 20,000 of our issued and outstanding shares of common stock and Behringer Harvard Opportunity Advisors I owns all 1,000 of our issued and outstanding shares of convertible stock.

(5) We own 100% of the limited liability company interests of BHO Partners, LLC (BHO Partners).

(6) BHO Partners currently is the sole limited partner and the 99.9% owner of Behringer Harvard Opportunity OP I, LP (Behringer Harvard Opportunity OP
      I), our operating partnership. We are the sole general partner and owner of the remaining 0.1% of Behringer Harvard Opportunity OP I.

PRIOR OFFERING SUMMARY

            In addition to our REIT, our founder, Chief Executive Officer and Chief Investment Officer, Robert M. Behringer, has recently sponsored the following programs through Behringer Harvard Holdings: Behringer Harvard REIT I, Inc. (Behringer Harvard REIT I); two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I); and six private offerings of tenant in common interests. Over the last 15 years, Mr. Behringer also has sponsored 29 privately offered real estate limited partnerships and one privately offered REIT, Harvard Property Trust, Inc. As of September 30, 2004, approximately 4,350 investors invested an aggregate of approximately $281.5 million was invested in the foregoing real estate programs. The "Prior Performance Summary" section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

COMPENSATION TO OUR ADVISOR AND ITS AFFILIATES

            Our advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment, management and disposition of our assets. The most significant items of compensation are summarized in the following table:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           ESTIMATED $$ AMOUNT FOR MAXIMUM OFFERING
            TYPE OF COMPENSATION                           FORM OF COMPENSATION                (44,000,000 SHARES - $440,000,000)
------------------------------------------------------------------------------------------------------------------------------------
                                                            OFFERING STAGE
------------------------------------------------------------------------------------------------------------------------------------
Sales Commissions                             Up to 7.0% of gross offering proceeds.           $30,800,000
------------------------------------------------------------------------------------------------------------------------------------
Dealer Manager Fee                            Up to 2.5% of gross offering proceeds; 1.0%      $10,400,000
                                              dealer manager fee for sales under the
                                              dividend reinvestment feature of our dividend
                                              reinvestment and automatic purchase plan.
------------------------------------------------------------------------------------------------------------------------------------
Organization and Offering Expenses            Up to 2.5% of gross offering proceeds.           $11,000,000
------------------------------------------------------------------------------------------------------------------------------------
                                                     ACQUISITION AND DEVELOPMENT STAGE
------------------------------------------------------------------------------------------------------------------------------------
Acquisition and Advisory Fees                 3.0% of the contract purchase price of each      $11,133,014/1/
                                              property or the amount of funds advanced in
                                              respect of a mortgage loan.
------------------------------------------------------------------------------------------------------------------------------------
Acquisition Expenses                          Up to 0.5% of the contract purchase price of     $1,855,502/1/
                                              each property or the amount of funds advanced
                                              in respect of a mortgage loan.
------------------------------------------------------------------------------------------------------------------------------------
                                                            OPERATIONAL STAGE
------------------------------------------------------------------------------------------------------------------------------------
Property Management and Leasing Fees          A  property  management  fee of 4.5%  of  gross  Not determinable at this time.
                                              revenues  plus leasing  commissions  based upon
                                              the customary leasing commission  applicable to
                                              the geographic  location of property;  provided
                                              however,  that the  aggregate  of all  property
                                              management  and leasing fees paid to affiliates
                                              plus all  payments  to third  parties  will not
                                              exceed  the  amount  that  other  nonaffiliated
                                              management  and  leasing  companies   generally
                                              charge  for   similar   services  in  the  same
                                              geographic location.
------------------------------------------------------------------------------------------------------------------------------------

--------

1 Assumes no financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           ESTIMATED $$ AMOUNT FOR MAXIMUM OFFERING
            TYPE OF COMPENSATION                           FORM OF COMPENSATION                (44,000,000 SHARES - $440,000,000)
------------------------------------------------------------------------------------------------------------------------------------
Asset Management Fee                          Monthly  fee  of  one-twelfth  of  1.0%  of our  Not determinable at this time.
                                              aggregate assets value.
------------------------------------------------------------------------------------------------------------------------------------
Subordinated Disposition Fee                  If our advisor  provides a  substantial  amount  Not determinable at this time.
                                              of services,  as determined by our  independent
                                              directors,  in  connection  with  the  sale  of
                                              assets,    it   will   receive    (subject   to
                                              satisfaction  of the condition set forth below)
                                              a subordinated  disposition fee equal to (i) in
                                              the  case of the  sale of  real  property,  the
                                              lesser  of:  (A)  one-half  of  the   aggregate
                                              brokerage   commission   paid   (including  the
                                              subordinated  disposition  fee) or (B)  3.0% of
                                              the  sales  price of each  property  sold,  and
                                              (ii)  in the  case  of the  sale  of any  asset
                                              other  than  real  property,  3.0% of the sales
                                              price of such assets,  upon satisfaction of the
                                              condition   that  the   investors   have  first
                                              received  distributions equal to the sum of the
                                              aggregate  capital  contributions  by investors
                                              plus    a     10.0%     annual,     cumulative,
                                              non-compounded    return   on   such    capital
                                              contributions.  Subordinated  disposition  fees
                                              relative  to  asset  sales  made  prior  to the
                                              satisfaction  of the above  condition will be a
                                              contingent  liability  of  the  company,  which
                                              will be  earned  and  paid at such  time as the
                                              above condition has been satisfied, if ever.
------------------------------------------------------------------------------------------------------------------------------------
Subordinated   Participation   in  Net  Sale  15.0%  of   remaining   amounts   of  net  sale  Not determinable at this time.
Proceeds  (payable  only if our  shares  are  proceeds   after    investors   have   received
not listed on an exchange)                    distributions   equal   to   the   sum  of  the
                                              aggregate  capital  contributions  by investors
                                              plus    a     10.0%     annual,     cumulative,
                                              non-compounded    return   on   such    capital
                                              contributions.   Any  such  fees   relative  to
                                              asset sales made prior to the  satisfaction  of
                                              the  above   condition  will  be  a  contingent
                                              liability  of  the  company,   which  shall  be
                                              earned  and  paid  at such  time  as the  above
                                              condition  has been  satisfied,  if  ever.  The
                                              subordinated    participation   in   net   sale
                                              proceeds  will be  reduced or  eliminated  upon
                                              conversion of our convertible stock.
------------------------------------------------------------------------------------------------------------------------------------
Subordinated  Incentive Listing Fee (payable  Up to 15.0%  of the  amount,  if any,  by which  Not determinable at this time.
only if our shares  are  listed for  trading  (1) the market value of our outstanding  shares on a  national  securities  exchange  or for  plus  distributions paid to our investors prior
quotation on The Nasdaq Stock Market)         to   listing   exceeds   (2)  the  sum  of  the
                                              aggregate  capital  contributions  by investors
                                              plus    a     10.0%     annual,     cumulative,
                                              non-compounded    return   on   such    capital
                                              contributions.   The   subordinated   incentive
                                              listing  fee  will be  paid  in the  form of an
                                              interest  bearing  promissory note that will be
                                              repaid using the net sales  proceeds  from each
                                              sale  of  property  after  the  listing  of our
                                              shares.  The  subordinated   incentive  listing
                                              fee  will  be  reduced  by or  eliminated  upon
                                              conversion of our convertible stock.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           ESTIMATED $$ AMOUNT FOR MAXIMUM OFFERING
            TYPE OF COMPENSATION                           FORM OF COMPENSATION                (44,000,000 SHARES - $440,000,000)
------------------------------------------------------------------------------------------------------------------------------------
Subordinated  Performance  Fee (payable upon  Upon  termination  of  the  advisory  agreement  Not determinable at this time.
termination of the advisory  agreement other  between   us  and  our   advisor,   other  than
than due to a change of control  only if the  termination by us because of a material  breach
Subordinated  Incentive  Listing  Fee is not  of the  advisory  agreement  by the  advisor or
paid)                                         upon a change of control,  a performance fee of
                                              up to 15.0%  of the  amount,  if any,  by which
                                              (1)  the  sum of our  actual  value  as a going
                                              concern  (based  on  the  actual  value  of our
                                              assets  less  our  liabilities)  at the time of
                                              such  termination,   plus  total  distributions
                                              paid   to   our   stockholders    through   the
                                              termination  date  exceeds  (2)  the sum of the
                                              aggregate  capital  contributions  by investors
                                              plus    a     10.0%     annual,     cumulative,
                                              non-compounded    return   on   such    capital
                                              contributions.   The  subordinated  performance
                                              fee  will be paid  in the  form of an  interest
                                              bearing  promissory  note  that  will be repaid
                                              using the net sales  proceeds from each sale of
                                              property  made  after the date of  termination.
                                              No  subordinated  performance  fee will be paid
                                              if we have already paid or become  obligated to
                                              pay  our  advisor  a   subordinated   incentive
                                              listing fee. The  subordinated  performance fee
                                              will be reduced or eliminated  upon  conversion
                                              of our convertible stock.
------------------------------------------------------------------------------------------------------------------------------------
Subordinated  Performance  Fee (payable upon  Upon  termination  of  the  advisory  agreement  Not determinable at this time.
termination  of the advisory  agreement upon  between  us and our  advisor  upon a change  of
a   change   of   control    only   if   the  control,  a  performance  fee of up to 15.0% of
Subordinated  Incentive  Listing  Fee is not  the  amount,  if any,  by which  (1) our  going
paid)                                         concern  value based on the actual value of our
                                              assets  less  our  indebtedness  at the time of
                                              such  termination,   plus  total  distributions
                                              paid to investors  through the termination date
                                              exceeds  (2) the sum of the  aggregate  capital
                                              contributions   by   investors   plus  a  10.0%
                                              annual,  cumulative,  non-compounded  return on
                                              such  capital  contributions.  No  subordinated
                                              performance   fee  will  be  paid  if  we  have
                                              already  paid or  become  obligated  to pay our
                                              advisor a subordinated  incentive  listing fee.
                                              The   subordinated   performance  fee  will  be
                                              reduced or  eliminated  upon  conversion of our
                                              convertible stock.
------------------------------------------------------------------------------------------------------------------------------------

            We have issued 1,000 shares of our convertible stock for an aggregate purchase price of $1,000 to Behringer Harvard Holdings, an affiliate of our advisor. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of our stockholders' interest in us. The terms of the convertible stock provide that, generally, our advisor, will receive shares of common stock with a value equal to 15% of the excess of our enterprise value plus distributions paid to stockholders over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors.

See "Description of Shares - Convertible Stock."

            There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of these fees and expenses payable to our advisor and its affiliates, see the "Estimated Use of Proceeds" section of this prospectus and the "Management - Management Compensation" section of this prospectus.

LISTING

            Unless we liquidate earlier, we anticipate causing our shares of common stock to be listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, or liquidating our real estate portfolio on or before the sixth anniversary of the termination of this offering. Depending upon then prevailing market conditions, it is our management's intention to consider beginning the process of liquidation within three to six years after the termination of this offering. If we do not liquidate, our management intends to begin the process of causing our shares of common stock to be listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market prior to the sixth anniversary of the termination of this offering. In the event we do not obtain such listing prior to the sixth anniversary of the termination of this offering, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLAN

            You may participate in our dividend reinvestment and automatic purchase plan pursuant to which you may have the dividends you receive reinvested in shares of our common stock. Regardless of whether you participate in our dividend reinvestment and automatic purchase plan, you will be taxed on your dividends to the extent the dividends constitute taxable income, and participation in our dividend reinvestment and automatic purchase plan would mean that you will have to rely solely on sources other than dividends from which to pay such taxes. As a result, you may have a tax liability without receiving cash dividends to pay such liability. We may terminate the dividend reinvestment and automatic purchase plan in our discretion at any time upon ten days notice to plan participants. See the "Summary of Dividend Reinvestment and Automatic Purchase Plan" section of this prospectus for further explanation of our dividend reinvestment and automatic purchase plan, a complete copy of which is attached as Exhibit C to this prospectus.

SHARE REDEMPTION PROGRAM

            After you have held your shares for a minimum of one year, our share redemption program provides an opportunity for you to redeem your shares, subject to certain restrictions and limitations. The redemption price will equal the lesser of (1) the price you actually paid for your shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third party, $9.00 per share, or (ii) after we begin obtaining such appraisals, 90.0% of the net asset value per share, as determined by the appraisals. Subject to the limitations described in this prospectus and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this prospectus, we will waive the one-year holding requirement and redeem shares (1) upon the request of the estate, heir or beneficiary of a deceased stockholder; or (2) upon the disability of the stockholder or such stockholder's need for long-term care. In the discretion of our board of directors, we may also waive the one-year holding requirement and redeem shares due to other involuntary exigent circumstances surrounding the stockholder, such as bankruptcy, or due to a mandatory distribution requirement under a stockholder's IRA, provided that your redemption request is made within 180 days of the event giving rise to such exigent circumstance. The purchase price for shares redeemed upon the death of a stockholder or upon the disability of the stockholder or such stockholder's need for long-term care, until we begin having appraisals performed by an independent third party, will be the price the stockholder actually paid for the shares, and thereafter, the purchase price will be the fair market value of the shares as determined by estimated share valuations. During any calendar year, we will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the twelve-month period immediately prior the date of redemption. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment and automatic purchase plan. In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25.0% of your shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder that is permanently disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder's IRA, a minimum of 10.0% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25.0% of such stockholder's remaining shares. In order to participate in our share redemption program, you must have, and will be required to certify to us that you, acquired the shares to be redeemed by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed for trading on a national securities exchange or for quotation on Nasdaq Stock Market. See "Description of Shares - Share Redemption Program" for further explanation of the Share Redemption Program.


BEHRINGER HARVARD OPPORTUNITY OP I

            We generally intend to own our investments through Behringer Harvard Opportunity OP I or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through other entities. We are the sole general partner of Behringer Harvard Opportunity OP I. BHO Partners, our subsidiary, is currently the only limited partner of Behringer Harvard Opportunity OP I. Our ownership of properties in Behringer Harvard Opportunity OP I is referred to as an "UPREIT." The UPREIT structure will allow us to acquire real estate properties in exchange for limited partnership units in Behringer Harvard Opportunity OP I. This structure also will allow sellers of properties to transfer their properties to Behringer Harvard Opportunity OP I in exchange for units of Behringer Harvard Opportunity OP I and defer gain recognition for tax purposes with respect to such transfers of properties. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard Opportunity OP I. The holders of units in Behringer Harvard Opportunity OP I may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned "The Operating Partnership Agreement."

ERISA CONSIDERATIONS

            The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations."

DESCRIPTION OF COMMON STOCK

      GENERAL

            Our board of directors has authorized the issuance of shares of our common stock without certificates. Instead, your investment will be recorded on our books only. We expect that, until our common stock is listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. If you wish to transfer your shares, you will be required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request or make it available on our web site.

      STOCKHOLDER VOTING RIGHTS AND LIMITATIONS

            We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share of common stock you own at any of these meetings. The holder of the convertible stock is generally not entitled to vote such shares on matters presented to stockholders.

      RESTRICTION ON SHARE OWNERSHIP

            Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding common stock unless otherwise excepted by our board of directors or charter. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the "Description of Shares" section of this prospectus.

      OTHER BEHRINGER HARVARD PROGRAMS

            Affiliates of our advisor are currently sponsoring registered public offerings on behalf of Behringer Harvard REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I. Each of the current offerings are expected to terminate on or about February 19, 2005. Behringer Harvard REIT I has filed a registration statement for a secondary public offering of its common stock. It is anticipated that our offering will commence soon after the commencement of the new offering by Behringer Harvard REIT I and that, since both offerings will be ongoing for up to two years, we will each be engaged in a public offering of common stock at the same time. The following table summarizes some of the most important features of this offering and Behringer Harvard REIT I's proposed secondary offering.

                           ------------------------------------------------- ------------------------------------------------
                                          BEHRINGER HARVARD                                     BEHRINGER
                                          OPPORTUNITY REIT I                                 HARVARD REIT I
-------------------------- ------------------------------------------------- ------------------------------------------------
Entity Type                Real estate investment trust                      Real estate investment trust
-------------------------- ------------------------------------------------- ------------------------------------------------
Offering Size              $400.0 million to the public plus $40.0 million   $800.0 million to the public plus $80.0
                           for the dividend reinvestment plan; minimum       million for dividend reinvestment plan; no
                           offering of $2.0 million                          minimum offering
-------------------------- ------------------------------------------------- ------------------------------------------------
Minimum Investment         $2,000 (some states may vary)                     $2,000 (some states may vary)
-------------------------- ------------------------------------------------- ------------------------------------------------
Targeted Fund Term         Approximately three to six years from the         Approximately six to ten years from the
                           termination of this offering                      termination of this offering
-------------------------- ------------------------------------------------- ------------------------------------------------
Investment Objectives      o To realize growth in the value of               o To preserve, protect and return
                             properties upon the ultimate sale of              capital contributions
                             properties                                      o To maximize distributable cash to
                           o To increase net cash from operations              investors
                             such that more cash is available for            o To realize growth in the value of
                             distribution to investors                         properties upon the ultimate sale of
                           o To preserve, protect and return                   properties
                             capital contributions                           o On or before February 19, 2017 either
                           o To provide you with a return of your              (i) to cause the shares to be listed for
                             investment by either (i) making an orderly        trading on a national securities exchange or
                             disposition of properties and distributing        for quotation on The Nasdaq Stock Market or
                             the net proceeds from such sales to               (ii) to make an orderly disposition of
                             stockholders or (ii) by causing the shares to     properties and distribute the cash to
                             be listed for trading on a national               investors, unless a majority of the board of
                             securities exchange or for quotation on The       directors and a majority of the independent
                             Nasdaq Stock Market.  If we do not liquidate      directors approve otherwise
                             or obtain listing of the shares by the sixth
                             anniversary of the termination of this
                             offering, we will make an orderly disposition
                             of our properties and distribute the net cash
                             to you unless a majority of the board of
                             directors and a majority of the independent
                             directors extends such date.

                           ------------------------------------------------- ------------------------------------------------
                                          BEHRINGER HARVARD                                     BEHRINGER
                                          OPPORTUNITY REIT I                                 HARVARD REIT I
-------------------------- ------------------------------------------------- ------------------------------------------------
Targeted Assets            Opportunistic investment strategy to be           Principally institutional quality office
                           employed; any commercial property investment,     properties having premier business addresses,
                           including office, office-tech, retail,            desirable locations, personalized amenities,
                           apartment, industrial and hotel properties        high quality construction, and highly
                                                                             creditworthy commercial tenants
-------------------------- ------------------------------------------------- ------------------------------------------------
Targeted Markets           Generally intended to include markets and         Generally intended to include markets and
                           sub-markets with higher volatility, lower         submarkets where barriers to entry are judged
                           barriers to entry and high growth potential       to be high
-------------------------- ------------------------------------------------- ------------------------------------------------
Possibility of Joint       Intends to enter into joint ventures, tenant in   Enters into joint ventures, tenant in common
Ventures                   common investments or other co-ownership,         investments or other co-ownership arrangements
                           development or property improvement               with other institutional real estate investors
                           arrangements with real estate investors (such     (such as pension funds and insurance
                           as pension funds and insurance companies)         companies) having similar investment objectives
                           having similar investment objectives
-------------------------- ------------------------------------------------- ------------------------------------------------
Investments Other Than     Ownership interests of unaffiliated enterprises   Ownership interests of unaffiliated
Real Property              having real property investments consistent       enterprises having real property investments
                           with those the fund intends to acquire            consistent with those the fund intends to
                           directly, as well as joint ventures with          acquire directly, as well as joint ventures
                           affiliates and non-affiliates and other           with affiliates and non-affiliates and other
                           co-ownership arrangements; mortgage loans and     co-ownership arrangements; mortgage loans and
                           participations in mortgage loans                  participations in mortgage loans
-------------------------- ------------------------------------------------- ------------------------------------------------
Mortgage Loan Investing    Possible                                          Possible
-------------------------- ------------------------------------------------- ------------------------------------------------
Leverage                   Yes; aggregate amount of borrowings as of the     Yes; aggregate amount of borrowings as of the
                           date of any borrowing generally not targeted to   date of any borrowing generally not targeted
                           exceed 75.0% of the aggregate value of all        to exceed 55.0% of the aggregate value of all
                           assets                                            assets
-------------------------- ------------------------------------------------- ------------------------------------------------
Distribution Policy        At least 90.0% of annual taxable income will be   At least 90.0% of annual taxable income will
                           distributed to stockholders; dividends, if any,   be distributed to stockholders; dividends, if
                           to be declared and paid on a monthly basis        any, to be declared and paid on a monthly basis
-------------------------- ------------------------------------------------- ------------------------------------------------
Profile of Investor for    Investors who seek to diversify their personal    Investors who seek to diversify their personal
Whom Investment in         portfolios with a finite-life, real               portfolios with a finite-life, real
Shares Is Recommended      estate-based investment, wish to obtain the       estate-based investment, seek to preserve
                           benefits of potential long-term and possible      capital, seek to receive current income, wish
                           short-term capital appreciation, seek to          to obtain the benefits of potential long-term
                           receive current income, and are able to hold      capital appreciation, and are able to hold
                           their investments for a time period consistent    their investments for a time period consistent
                           with the fund's liquidity plans.  This fund's     with the fund's liquidity plans.  This fund
                           yield targets are intended to be more favored     seeks a balance of current income and capital
                           for capital gain than current income.             gains.
-------------------------- ------------------------------------------------- ------------------------------------------------
Persons for Whom           Persons who require immediate liquidity or        Persons who require immediate liquidity or
Investment in Shares Is    guaranteed income                                 guaranteed income, or who seek a short-term
Not Recommended                                                              investment
-------------------------- ------------------------------------------------- ------------------------------------------------
Appropriate   for   IRAs,                        Yes                                               Yes
401(k)s   and  Other  Tax
Qualified Plans
-------------------------- ------------------------------------------------- ------------------------------------------------
Estimated Percentage of    Expected minimum of 85.0%, 84.3% for investment   Expected minimum of 85.0%, 84.3% for
Proceeds for Fund Use      and 0.8% for initial working capital reserve      investment and 0.8% for initial working
                                                                             capital reserve
-------------------------- ------------------------------------------------- ------------------------------------------------
Compensation of Advisor    Comparable fee structure as utilized for all      Comparable fee structure as utilized for all
and Affiliates for         currently offered Behringer Harvard funds for     currently offered Behringer Harvard funds for
Services                   acquisition and advisory services and asset       acquisition and advisory services and asset
                           management services; property management fee of   management services; property management fee
                           up to 4.5%                                        of 3.0%
-------------------------- ------------------------------------------------- ------------------------------------------------

                           ------------------------------------------------- ------------------------------------------------
                                          BEHRINGER HARVARD                                     BEHRINGER
                                          OPPORTUNITY REIT I                                 HARVARD REIT I
-------------------------- ------------------------------------------------- ------------------------------------------------
Stockholder Preferred      Return of investment plus 10.0% per year          Return of investment plus 9.0% per year
Return Before Advisor      (non-compounded)                                  (non-compounded)
Participation
-------------------------- ------------------------------------------------- ------------------------------------------------
Advisor                    Subordinated disposition fee up to 3.0% of the    Subordinated disposition fee up to 3.0% of the
Performance-Based Return   sales price of each property sold; issuance of    sales price of each property sold; 15.0%
Payable After              common stock upon conversion of convertible       subordinated participation in gains from sales
Stockholder Preferred      stock held by an affiliate of our advisor and     of properties over the investors' preferred
Return                     cash subordinated participation in net sale       return; subordinated incentive listing fee of
                           proceeds that aggregate a 15.0% subordinated      15.0% of the net market value of the
                           participation in gains from sales of properties   outstanding stock plus distributions paid
                           over the investors' preferred return; issuance    prior to listing minus the preferred return;
                           of common stock upon conversion of convertible    subordinated performance fee of 15.0% of the
                           stock held by an affiliate of our advisor and     net appraised asset value of the fund plus
                           cash subordinated listing fee that aggregate a    distributions paid prior to listing minus the
                           subordinated incentive listing fee of 15.0% of    preferred return.
                           the net market value of the outstanding stock
                           plus distributions paid prior to listing minus
                           the preferred return; issuance of common stock
                           upon conversion of convertible stock held by an
                           affiliate of our advisor and subordinated
                           performance fee that aggregate a subordinated
                           performance fee of 15.0% of the net appraised
                           asset value of the fund plus distributions paid
                           prior to listing minus the preferred return.
                           The subordinated participation in net sale
                           proceeds, subordinated listing fee, and
                           subordinated performance fee are subject to
                           reduction or elimination upon conversion of our
                           convertible stock.
-------------------------- ------------------------------------------------- ------------------------------------------------
Dividend Reinvestment                            Yes                                               Yes
Plan
-------------------------- ------------------------------------------------- ------------------------------------------------
Share Redemption Plan                            Yes                                               Yes
-------------------------- ------------------------------------------------- ------------------------------------------------
Tax Reporting                                 Form 1099                                         Form 1099
-------------------------- ------------------------------------------------- ------------------------------------------------

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:    WHAT IS A REIT?

      A:    In general, a REIT is a company that:

            o pays dividends to investors of at least 90.0% of its taxable income, excluding income from operations or sales through taxable REIT subsidiaries;

            o avoids the "double taxation" treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

            o combines the capital of many investors to acquire or provide financing for real estate-based investment; and

            o offers the benefit of a diversified real estate portfolio under professional management.

Q:    WHAT IS BEHRINGER HARVARD OPPORTUNITY REIT I, INC.?

      A: We were formed in 2004 as a Maryland corporation to acquire commercial real estate properties, such as institutional quality office, industrial and other commercial properties, and lease each such property to one or more tenants. In addition, we may make or purchase mortgage loans or participations in mortgage loans secured by the types of real properties that we may acquire directly.

Q:    WHY ARE YOU STRUCTURED AS A REIT?

      A: Behringer Harvard programs are structured using the business forms that the sponsor believes are the most advantageous to investors. If a Behringer Harvard program were to be structured as a standard "C corporation," the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In general, REITs are not taxed on income distributed to investors. In order to avoid this so-called "double taxation," the other publicly offered real estate programs sponsored by our affiliates, namely Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I have been structured either as limited partnerships or REITs. The tax attributes of REITs and limited partnerships generally are allocated to investors rather than realized at the fund level. If, however, we were structured as a partnership, then we could potentially be characterized as a "publicly traded partnership," which would require us to be taxed as a "C" corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a "publicly traded partnership," then the tax reporting required to be delivered to our partners would be significantly more complex and onerous than is required to be delivered by a REIT to its shareholders, investors may have been required to pay taxes in the states in which we own properties and the income allocated to its partners that are tax-exempt entities would more likely be characterized as "unrelated business taxable income" than the allocation of the same income by a REIT to its tax-exempt shareholders. In light of these factors, we have been structured as a real estate investment trust. Regardless of the choice of entity used, Behringer Harvard programs are designed to operate consistently with the goal of being focused on business fundamentals and maximizing distributions to investors.

Q:    WHAT IS THE EXPERIENCE OF YOUR OFFICERS AND DIRECTORS?

      A: Robert M. Behringer - our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has been active in the acquisition, finance, management and development of both institutional and non-institutional commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer also serves in similar capacities for our advisor and Behringer Harvard REIT I. Since 2002, Mr. Behringer has also served as a general partner of two publicly offered real estate limited partnerships affiliated with us, Behringer Harvard Mid-Term Fund I and Behringer

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

            Harvard Short-Term Fund I. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office REIT with net asset value of approximately $200 million, and since 1989 he has sponsored numerous real estate investment partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (which was later acquired by Lend Lease Real Estate Investments, Inc. and which is known as Lend Lease), one of the largest pension fund advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was an institutional portfolio manager with responsibility for a portfolio of properties, including institutional quality office, industrial, retail, apartment and hotel properties exceeding 17.0 million square feet with a value of approximately $2.8 billion. Mr. Behringer also has been a licensed certified public accountant for over 20 years.

            Robert S. Aisner - our President, has 30 years of commercial real estate experience. Mr. Aisner also serves as an executive officer in similar capacities for all other Behringer Harvard entities, including our advisor. From 1996 until joining us in 2003, Mr. Aisner served as Executive Vice President of Amli Residential Properties Trust (Amli), a New York Stock Exchange listed REIT, President of Amli Management Company, overseeing all apartment operations in 80 communities in eight cities and the Amli Corporate Homes division of Amli, Vice President of Amli Residential Construction and Vice President of Amli Institutional Advisors. Mr. Aisner also served on Amli's Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

            Gerald J. Reihsen, III - our Executive Vice President - Corporate Development and Legal and Secretary, practiced as a corporate securities attorney for over 20 years with commercial law firms, including over nine years with a leading international commercial law firm, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen also serves as an executive officer in similar capacities for all other Behringer Harvard entities. Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, REITs and partnerships, and public and private securities offerings.

            Gary S. Bresky - our Chief Financial Officer and Treasurer, is a certified public accountant and has been active in commercial real estate and related financial activities for over 20 years. Mr. Bresky also serves as an executive officer in similar capacities for all other Behringer Harvard entities. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP where he focused on finance and accounting for both public and private REITs.

            M. Jason Mattox - our Senior Vice President, served as Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. Mr. Mattox also serves as an executive officer in similar capacities for all other Behringer Harvard entities. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for Harvard Property Trust's commercial office assets, overseeing property performance, management offices, personnel and outsourcing relationships.

            Jon L. Dooley - our Senior Vice President - Asset Acquisition and Management, joined us as an employee in 2004 and has over 25 years of commercial real estate experience. He serves in the same position for our advisor. From June 2002 until May 2003, he served as one of the independent directors of Behringer Harvard REIT I. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease. In 1997, Mr. Dooley became a principal with Lend Lease.

            Terry Kennon - our Vice President - Portfolio Management, holds the same position with other Behringer Harvard companies, including our advisor. Mr. Kennon joined us in February 2004 and has over 30 years of commercial real estate experience. From September 2002 until February 2004, he was Senior Vice President - Asset Management with KBS Realty Advisors, a pension fund advisor, and was responsible for
            2.5 million square feet of office space in the Central and Northeastern U.S. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President - Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President
            - Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. Prior to his service with Aegon, Mr. Kennon held the position of Vice President of The Prudential Real Estate Group, which included both the general account and pension advisory divisions.

            Independent Director 1

            Independent Director 2

Q:    IN WHAT TYPES OF REAL PROPERTY WILL YOU INVEST?

      A: We will seek to invest the offering proceeds available for investment after the payment of fees and expenses in the acquisition of, or the acquisition of interests in, commercial real estate assets that we believe have a superior return potential during a time period from three to six years following termination of this offering. We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues and property values. Many of the markets or sub-markets where we will acquire properties may have low barriers to entry. We will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies".

Q:    WILL YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?

      A: We may. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, if our advisor determines that it would be advantageous to us to invest in mortgages due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we may also provide mortgage loans to owners of these types of commercial real properties or purchase such mortgage loans or participations in mortgage loans from other mortgage lenders. Such mortgage loans will be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. Because there are significant limitations on the amount of non-real estate assets that a REIT may own without losing its status as a REIT, we will be significantly limited as to ownership of non-real estate investments. These limitations may limit our ability to maximize profits.

Q: HOW ARE YOU DIFFERENT FROM YOUR COMPETITORS WHO OFFER UNLISTED FINITE-LIFE PUBLIC REIT OR REAL ESTATE LIMITED PARTNERSHIP UNITS?

      A. We do not know of any other real estate funds or programs offering securities to the public that offer a flexible and opportunistic real estate investment strategy comparable to ours, other than our affiliated program, Behringer Harvard Short-Term Fund I. We have designed our holding period for these properties with a view to capitalize on their potential for capital appreciation in a relatively short time period, increase net cash flow from operations that will be available to be distributed to our stockholders, and to preserve and protect our capital. Also, it is our management's belief that targeting this type of property for investment will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors) having similar real estate investment objectives. This can allow greater diversity of our investment

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

            portfolio by increasing the number of properties in which we may invest. In addition to our focus on current income and capital appreciation, we have defined exit strategies and invest in properties in accordance with those strategies.

Q:    WHO WILL CHOOSE THE INVESTMENTS YOU MAKE?

      A: Behringer Harvard Opportunity Advisors I is our advisor and makes recommendations on all investments to our board of directors. Our advisor is controlled indirectly by Robert Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board. As of September 30, 2004, Mr. Behringer had sponsored private and public real estate programs which have raised approximately $281.5 million from approximately 4,350 investors and which owned and operated a total of 44 commercial real estate properties. Robert Aisner, our President, together with Jon L. Dooley, our Senior Vice President - Asset Acquisition and Management and Terry Kennon, our Vice President - Portfolio Management, will assist Mr. Behringer in making property acquisition recommendations on behalf of our advisor to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q: DOES YOUR ADVISOR USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS?

      A: Yes. Our advisor will generally seek to acquire for us ownership of properties that it believes will provide superior returns during a time period from three to six years following termination of this offering. We plan to be opportunistic in our acquisitions and may invest in any type of income-producing property in any market where we believe, due to market or property repositioning opportunities or other market factors, the possibility for superior returns exist. In many of these markets, we expect there will be low barriers to entry. In addition, we may attempt to invest in ownership interests of enterprises having investments consistent with those we intend to acquire directly. All acquisitions of commercial properties and mortgages will be evaluated for any tenant or borrower creditworthiness or secured asset value and the reliability and stability of, and potential to increase, their future income and capital appreciation potential. We will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to our portfolio as a whole.

Q:    DO YOU CURRENTLY OWN ANY INVESTMENTS?

      A. No. This offering is a "blind pool" offering in that we have not yet identified specific investments that we will acquire with the proceeds from this offering.

Q:    WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?

      A: We intend to acquire properties in joint ventures, tenant in common investments or other co-ownership arrangements when we determine it advantageous to us, including when desirable to participate in acquisitions controlled by a third party or when such party has special knowledge of such property, to diversify our portfolio of properties in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. The sooner we are able to invest in properties, the greater our ability will be to pay dividends from our operating cash flow and for capital appreciation of the investments. Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant in common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with third parties or our affiliates. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.

Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?

      A: We will always require a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. In addition, we seek to obtain representations from sellers or borrowers, as applicable, that, to their knowledge, the related property is not contaminated with hazardous materials.

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

Q:    WHAT ARE YOUR TYPICAL LEASE PROVISIONS?

      A: We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more.

Q:    HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE
      CREDITWORTHINESS FOR EACH BUILDING LEASE?

      A: We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

Q: HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS DECREASED?

      A: During the underwriting process, we intend to establish estimates for working capital needs throughout the life of such property. For each property acquisition, it is anticipated that, upon closing of the purchase of a property, an amount of initial capital equal to all or a portion of the amounts estimated may be placed in an interest-bearing (typically money market) account as a reserve for working capital. Additional amounts for these purposes may be reserved or otherwise retained from the cash flow of the asset or from our general cash flow. We anticipate that we will establish an initial working capital reserve of at least 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. In addition to any reserves we establish, a lender may require escrow of working capital reserves.

Q:    HOW WILL YOU OWN YOUR INVESTMENTS?

      A: We generally intend to own investments through an "UPREIT" called Behringer Harvard Opportunity OP I, LP or "Behringer Harvard Opportunity OP I," or subsidiaries of such partnership. Behringer Harvard Opportunity OP I was organized to own, operate and manage real properties on our behalf. We are the sole general partner of Behringer Harvard Opportunity OP I. We may, however, own investments directly or through other entities, including our taxable REIT subsidiaries.

Q:    HOW WILL YOU DECIDE TO SELL ONE OR MORE PROPERTIES?

      A: We intend to hold each property that we acquire for three to six years from the date of termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property before the end of the expected holding period if, in the judgment of our advisor and our board of directors, selling the property is in our best interest. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to decline substantially, whether we could apply the proceeds from the sale of the property to an opportunity to acquire or improve other properties consistent with our investment objectives, whether disposition of the property would allow us to increase cash flow, and whether the sale of the property would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code, a REIT which is deemed to have sold property other than foreclosure property held primarily for sale to customers in the ordinary course of business is deemed a "dealer" and subject to a 100.0% penalty tax on the net income from any such prohibited transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid "dealer" status through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years, or through the use of a taxable REIT subsidiary, or TRS. See "Federal Income Tax Considerations - Taxation of the Company."

            When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.

Q:    WHAT IS AN "UPREIT"?

      A: UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:    IF I BUY SHARES, WILL I RECEIVE DIVIDENDS AND HOW OFTEN?

      A: Provided we have, or anticipate having, sufficient cash flow to pay dividends, we intend to declare and pay dividends to the holders of our common stock on a monthly basis. However, we anticipate that we will not pay any dividends until after we have commenced real estate operations, which will not occur until after we sell a minimum of 200,000 shares of common stock in this offering and release the proceeds of those sales from escrow. Further, because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow for distribution to our stockholders. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments in properties. Therefore, we anticipate paying all or a significant portion of initial dividends from available capital until such time as we have sufficient cash flow from operations to fund the payment of dividends. We expect that such distributions will begin no later than the end of the first full quarter of our operations. The amount of each dividend will be determined by our board of directors and typically will depend on the amount of distributable funds, capital available or anticipated from our properties, real estate securities, mortgage loans and their investments, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 90.0% of our annual REIT taxable income.

Q:    HOW DO YOU CALCULATE THE PAYMENT OF DIVIDENDS TO STOCKHOLDERS?

      A: Once we begin paying dividends after commencing our real estate operations, we intend to coordinate dividend declaration dates with monthly new investor admission dates so your dividend benefits will begin to accrue immediately upon becoming a stockholder.

Q:    MAY I REINVEST MY DIVIDENDS?

      A: Yes. You may participate in our dividend reinvestment and automatic purchase plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download from our web site. The purchase price for shares purchased with reinvested dividends is currently $10.00 per share.

Q:    WILL THE DIVIDENDS I RECEIVE BE TAXABLE AS ORDINARY INCOME?

      A: The tax treatment of your dividends will depend upon specific circumstances. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment and automatic purchase plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your dividends may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Behringer Harvard Opportunity REIT I is liquidated, at which time you will be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. However, because each investor's tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:    WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?

      A: We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We will use your investment proceeds to make the investments described above. We expect to invest a minimum of 84.3% of the gross proceeds from this offering, including proceeds from the sale of shares pursuant to our dividend reinvestment and automatic purchase plan, in the investments described above and to set aside approximately 0.8% of the gross proceeds from this offering, assuming no debt financing, as initial working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10.00 per share, and your dividend yield will be based on your $10.00 per share investment.

            Until we invest the proceeds of this offering in real estate and other investments described above, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on the real estate investments, mortgage loans and other investments we ultimately intend to make, and we cannot predict how long it will take to fully invest the proceeds in such ultimate investments.

Q:    WHAT KIND OF OFFERING IS THIS?

      A: We are offering the public up to 40,000,000 shares of common stock on a "best efforts" basis. We are also offering up to 4,000,000 shares of common stock for sale pursuant to our dividend reinvestment and automatic purchase plan.

Q:    HOW DOES A "BEST EFFORTS" OFFERING WORK?

      A: When shares are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares.

Q:    HOW LONG WILL THIS OFFERING LAST?

      A: The offering will not last beyond __________, 2007, except that we may elect to extend the offering period for the shares reserved for issuance pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan up to ______________, 2013.

Q:    WHO CAN BUY SHARES?

      A: An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be different in certain states, so you should carefully read the more detailed description in the "Who May Invest" section of this prospectus.

Q:    FOR WHOM IS AN INVESTMENT IN OUR SHARES RECOMMENDED?

      A: An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, and you wish to obtain the benefits of potential capital appreciation over the anticipated life of the fund, seek to receive current income, seek to preserve capital, and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

            The terms of this offering, the structure of our company and our intended manner of operation is designed to be easily understood by investors for whom our shares of common stock are recommended, as compared to similar real estate investment vehicles which include complex distribution and allocation terms, multiple classes of shares and complex investment schemes. We have also conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard programs, so that investors who subscribe for equity interests in one Behringer Harvard program will be able to easily understand and compare the terms and results of other Behringer Harvard programs.

Q:    MAY I MAKE AN INVESTMENT THROUGH MY IRA, SEP OR OTHER TAX-DEFERRED
      ACCOUNT?

      A: Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q: HAVE YOU ARRANGED FOR A CUSTODIAN FOR INVESTMENTS MADE THROUGH IRA, SEP OR OTHER TAX-DEFERRED ACCOUNTS?

      A: Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:    IS THERE ANY MINIMUM INVESTMENT REQUIRED?

      A: Yes. Generally, you must invest at least $2,000. Investors who already own our shares and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program and participants in our dividend reinvestment and automatic purchase plan can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Who May Invest" section of this prospectus.

Q:    HOW DO I SUBSCRIBE FOR SHARES?

      A: If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. Until we sell the minimum of 200,000 shares of common stock, your payment will be placed into an escrow account with ___________________, where your funds will be held, along with those of other subscribers, until we sell at least 200,000 shares and admit new investors. Once we sell the minimum of 200,000 shares of common stock and release the proceeds from escrow, and if our dealer manager so designates, you will pay your subscription directly to us and we will hold the subscription proceeds in our account. Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds. Until the acceptance or rejection of any such subscription, we will hold the subscription funds in a company account. If we reject your subscription, we will return your subscription funds, plus interest if such funds have been held for more than 35 days, within ten days after the date of such rejection. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before __________, 2006 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Special escrow accounts will be established for subscriptions of residents of New York and Pennsylvania. See the sections of this prospectus captioned "Plan of Distribution - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for shares.

Q:    WHAT HAPPENS IF YOU DON'T SELL AT LEAST 200,000 SHARES?

      A: If the minimum of 200,000 shares is not reached before _________, 2006, we will terminate the offering and stop selling shares. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.

Q:    IF I BUY SHARES IN THIS OFFERING, HOW MAY I LATER SELL THEM?

      A: At the time you purchase the shares, they will not be listed for trading on any national securities exchange or for quotation on The Nasdaq Stock Market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find it difficult to sell your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her, or unless such sale would cause the buyer to own more than 9.8% of the outstanding common stock. See the "Suitability Standards," "Who May Invest" and "Description of Shares - Restriction on Ownership of Shares" sections of this prospectus.

            In addition, after you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. Subject to the limitations described in this prospectus, we will also redeem shares upon the request of the estate, heir or beneficiary of a deceased stockholder. Redemption of shares, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon death of a stockholder. See the "Description of Shares - Share Redemption Program" section of this prospectus.

            If we have not liquidated or caused the shares to be listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market by the sixth anniversary of the termination of this offering, unless a majority of our board of directors and a majority of our independent directors extends such date, our charter requires us to begin selling our properties and other assets and return the net proceeds from these sales to our stockholders through distributions.

Q:    WHAT ARE YOUR EXIT STRATEGIES?

      A: Depending upon then prevailing market conditions, it is our management's intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of this offering. If we do not liquidate within that period, we intend to cause our shares to be listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market on or before the sixth anniversary of the termination of this offering. If we do not liquidate or obtain listing of our shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our properties and distribute the net cash to you, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

Q:    WHO IS THE TRANSFER AGENT?

      A:    Phoenix Transfer, Inc.
            2401 Kerner Boulevard
            San Rafael, California  94901
            (866) 219-6355

            To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:    WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

      A: You will receive periodic updates on the performance of your investment with us, including:

            o     a monthly dividend report;

            o     three quarterly financial reports;

            o     an annual report; and

            o     an annual Form 1099.

            Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - www.bhfunds.com.

Q:    WHEN WILL I GET MY DETAILED TAX INFORMATION?

      A: Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:    WHO CAN HELP ANSWER MY QUESTIONS?

      A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:


                             Behringer Securities LP
                         15601 Dallas Parkway, Suite 600
                              Addison, Texas 75001
                                 (866) 655-3700
                           www.behringersecurities.com

                                  RISK FACTORS

      Your purchase of shares involves a number of risks. You should specifically consider the following before making your investment decision.

RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD OPPORTUNITY REIT I

      THERE IS NO PUBLIC TRADING MARKET FOR YOUR SHARES; THEREFORE, IT WILL BE DIFFICULT FOR YOU TO SELL YOUR SHARES.

            There is no current public market for the shares. In addition, the price received for any shares of common stock sold is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him or her. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees, which may inhibit your ability to sell your shares. Moreover, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount. It is also likely that your shares would not be accepted as the primary collateral for a loan. See "Who May Invest," "Description of Shares - Restriction on Ownership of Shares" and "- Share Redemption Program" elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.

      WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

            Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our advisor in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event our ability to pay dividends to our stockholders would be adversely affected.

      THIS IS AN UNSPECIFIED PROPERTY OFFERING, SO YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE WE MAKE THEM.

            Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of income-producing, commercial real estate properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties, and the creation of an initial working capital reserve of at least 1.0% of the contract purchase price of the property, assuming no debt financing. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies."

      IF WE ARE UNABLE TO RAISE SUBSTANTIAL FUNDS, WE WILL BE LIMITED IN THE NUMBER AND TYPE OF INVESTMENTS WE MAY MAKE AND THE VALUE OF YOUR INVESTMENT IN US WILL FLUCTUATE WITH THE PERFORMANCE OF THE SPECIFIC INVESTMENTS WE MAKE.

            This offering is being made on a "best efforts" basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount through the sale of only 200,000 shares of common stock, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

      BOTH WE AND OUR ADVISOR HAVE NO PRIOR OPERATING HISTORY OR ESTABLISHED FINANCING SOURCES, AND THE PRIOR PERFORMANCE OF REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY AFFILIATES OF OUR ADVISOR MAY NOT BE AN INDICATION OF OUR FUTURE RESULTS.

            We and our advisor are newly organized companies and, therefore, have no operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in November 2004, and as of the date of this prospectus we have not made any investments in real estate or otherwise. Neither our officers and directors, nor the officers and directors of our advisor, have extensive experience with mortgage financing. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Behringer and our advisor may not be indicative of our future results.

            Moreover, neither we nor our advisor have any established financing sources. Presently, our advisor is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

            You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

            o identify and acquire investments that further our investment strategies;

            o continue to increase awareness of the Behringer Harvard name within the investment products market;

            o establish and maintain our network of licensed securities brokers and other agents;

            o attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

            o respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

            o continue to build and expand our operations structure to support our business.

            We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

      IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGIES COULD BE DELAYED OR HINDERED.

            Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Robert M. Behringer and Robert S. Aisner, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Behringer or Aisner, and although they each own an equity interest in Behringer Harvard Holdings, we cannot guarantee that such persons will remain affiliated with us. Although several of our executive officers and key employees, including Messrs. Behringer and Aisner, have entered into employment agreements with Harvard Property Trust, LLC, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Harvard Property Trust, LLC, us or our advisor. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Our advisor's affiliate, Behringer Harvard Holdings, has obtained key person insurance on the life of Mr. Behringer in the amount of $8.0 million. We do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon our advisor's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties both nationally and in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with our competitors for properties in such regions. We cannot assure you that we will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

      OUR RIGHTS, AND THE RIGHTS OF OUR STOCKHOLDERS, TO RECOVER CLAIMS AGAINST OUR OFFICERS, DIRECTORS AND OUR ADVISOR ARE LIMITED.

            Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. See the section captioned "Management - Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" elsewhere herein.

      YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

            We may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

            o     changing governmental rules and policies;

            o enactment of laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

            o     variations in the currency exchange rates;

            o adverse market conditions caused by changes in national or local economic conditions;

            o     changes in relative interest rates;

            o changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

            o changes in real estate and other tax rates and other operating expenses in particular countries;

            o     changes in land use and zoning laws; and

            o     more stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

RISKS RELATED TO CONFLICTS OF INTEREST

            We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

      OUR ADVISOR AND ITS AND OUR EXECUTIVE OFFICERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.

            We may be buying properties at the same time as one or more of the other Behringer Harvard programs managed by officers and employees of our advisor and/or its affiliates are buying properties. Our affiliate, Behringer Advisors I, is the advisor to another Behringer Harvard sponsored real estate program. The executive officers of our advisor also are the executive officers of Behringer Advisors I and other REIT advisors, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard programs, and these entities are and will be under common ownership. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisors determine to make or purchase mortgage loans or participations in mortgage loans on our behalf, since other Behringer Harvard programs may be competing with us for such investments.

      OUR ADVISOR WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES, TENANT IN COMMON INVESTMENTS OR OTHER CO-OWNERSHIP ARRANGEMENTS WHICH COULD RESULT IN A DISPROPORTIONATE BENEFIT TO A BEHRINGER HARVARD PROGRAM OR THIRD PARTY OTHER THAN US.

            We are likely to enter into joint ventures, tenant in common investments or other co-ownership arrangements with third parties as well as other Behringer Harvard sponsored programs, including Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I, for the acquisition, development or improvement of properties. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

            o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

            o the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

            o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

            o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

            Affiliates of our advisor currently are sponsoring registered public offerings on behalf of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, which offerings are expected to terminate on or about February 19, 2005, and are sponsoring a new proposed registered public offering on behalf of Behringer REIT I, all of which are unspecified property real estate programs ("blind pool" funds). Robert M. Behringer and affiliates of our advisor, which are managed by substantially the same personnel as Behringer Advisors I, serve as general partners, officers or advisors to these other Behringer Harvard sponsored programs. Because our advisor or its affiliates have advisory and management arrangements with other Behringer Harvard sponsored programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard sponsored programs, but not others. Our advisor or its affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard sponsored program other than us. In such event, our results of operations and ability to pay distributions to our stockholders could be adversely affected.

            In the event that we enter into a joint venture, tenant in common investment or other co-ownership arrangements with Behringer Harvard Short-Term Fund I, Behringer Harvard REIT I or any other Behringer Harvard sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, it is anticipated that Behringer Harvard Short-Term Fund I will never have an active trading market. Therefore, if we become listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, we may develop more divergent goals and objectives from such joint venturer with respect to the resale of properties in the future. In addition, in the event we joint venture with a Behringer Harvard sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Behringer Harvard sponsored program's liquidation. We may not desire to sell the properties at such time. Although the terms of any joint venture agreement between us and another Behringer Harvard sponsored program would grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

            Because Robert M. Behringer and his affiliates control us and Mr. Behringer serves as the individual limited partner and controls the co-general partner of Behringer Harvard Short-Term Fund I and controls the advisor of Behringer Harvard REIT I, agreements and transactions among the parties with respect to any joint venture, tenant in common investment or other co-ownership arrangements between or among such parties will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest - Joint Ventures with Affiliates of our advisor."

      OUR ADVISOR AND ITS OFFICERS AND EMPLOYEES AND CERTAIN OF OUR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.

            Our advisor and its officers and employees and certain of our key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

      OUR OFFICERS FACE CONFLICTS OF INTEREST RELATED TO THE POSITIONS THEY HOLD WITH AFFILIATED ENTITIES, WHICH COULD DIMINISH THE VALUE OF THE SERVICES THEY PROVIDE TO US.

            Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including Behringer Advisors I. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of our advisor, (v) compensation to our advisor, and (vi) our relationship with our dealer manager and property manager.

      YOUR INVESTMENT WILL BE DILUTED UPON CONVERSION OF THE CONVERTIBLE STOCK.

            Behringer Harvard Holdings, an affiliate of our advisor, purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders' interest in us. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. The shares of convertible stock will be converted into shares of common stock automatically if:

            o the advisory agreement expires without renewal or is terminated, other than due to a termination because of a material breach by advisor;

            o the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital; or

            o the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

See "Description of Shares - Convertible Stock."

            Our advisor and Messrs. Behringer and Aisner, as affiliates of our advisor and of us, can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders' interests.

      OUR ADVISOR WILL FACE CONFLICTS OF INTEREST RELATING TO THE INCENTIVE FEE STRUCTURE UNDER OUR ADVISORY AGREEMENT, WHICH COULD RESULT IN ACTIONS THAT ARE NOT NECESSARILY IN THE LONG-TERM BEST INTERESTS OF OUR STOCKHOLDERS.

            Under our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor's interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor's entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The terms of



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

our convertible stock provide for its conversion into shares of common stock in the event we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. The terms of our advisory agreement require us to pay a performance-based termination fee to our advisor (reduced by the value of shares of common stock issued upon conversion of our convertible stock) in the event that the advisory agreement expires without renewal or is terminated, other than because of a material breach by the advisor; the holders of the common stock have received distributions equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return; or the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

            To avoid the conversion of our convertible stock and paying this fee, our independent directors may decide against terminating the advisory agreement prior to the listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the conversion feature of our convertible stock and the requirement of the advisory agreement to pay a fee to the advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion and the fee payment. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee and the conversion of the convertible stock, which could have the effect of delaying, deferring or preventing a change of control of us.

      THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES, WHICH COULD RESULT IN CONFLICTS OF INTEREST.

            Morris, Manning & Martin, LLP acts as legal counsel to us and is also expected to represent our advisor and some of its affiliates from time to time, including other Behringer Harvard sponsored programs. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties which could affect us and, therefore, our stockholders' ability to meet our investment objectives.

RISKS RELATED TO OUR BUSINESS IN GENERAL

      A LIMIT ON THE NUMBER OF SHARES A PERSON MAY OWN MAY DISCOURAGE A
      TAKEOVER.

            Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares - Restriction on Ownership of Shares."

      OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE STOCK WITH TERMS THAT MAY SUBORDINATE THE RIGHTS OF THE HOLDERS OF OUR CURRENT COMMON STOCK OR DISCOURAGE A THIRD PARTY FROM ACQUIRING US.

            Our charter permits our board of directors to issue up to 400,000,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (i) increase or decrease the aggregate number of shares, (ii) increase or decrease the number of shares of any class or series we have authority to issue or (iii) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions which could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See "Description of Shares - Preferred Stock."


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

      MARYLAND LAW PROHIBITS CERTAIN BUSINESS COMBINATIONS, WHICH MAY MAKE IT MORE DIFFICULT FOR US TO BE ACQUIRED.

            Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

            o any person who beneficially owns 10.0% or more of the voting power of the corporation's shares; or

            o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

            A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

            After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

            o 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

            o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

            These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned "Description of Shares."

      MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS.

            Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned "Description of Shares - Provisions of Maryland Law and of Our Charter and Bylaws - Control Share Acquisitions."

      YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.

            We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

            o     limitations on capital structure;

            o     restrictions on specified investments;

            o     prohibitions on transactions with affiliates; and

            o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

            In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

            To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

      YOU ARE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

            You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

      STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES AND OPERATIONS.

            Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

            o     the election or removal of directors;

            o any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

            o     our liquidation or dissolution;

            o     a reorganization as provided in our charter; and

            o any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

      YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR SHARES PURSUANT TO THE SHARE REDEMPTION PROGRAM.

            Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or
(ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a quarterly basis, pro rata first among purchasers requesting redemptions on the basis of the death or disability of a stockholder, next to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy, next to stockholders subject to a mandatory distribution requirement under such stockholder's IRA and, finally, to other redemption requests. We will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. In addition, the cash available for redemption generally will be limited to any proceeds from our dividend reinvestment and automatic purchase plan plus such other operating funds as the board of directors, in its sole discretion, may reserve for repurchases. Initially, the board of directors has adopted a policy to reserve 1.0% of operating cash flow from the previous four quarters for use in connection with redemptions. Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see "Description of Shares - Share Redemption Program."

      IF YOU ARE ABLE TO RESELL YOUR SHARES TO US PURSUANT TO OUR REDEMPTION PROGRAM, YOU WILL LIKELY RECEIVE SUBSTANTIALLY LESS THAN THE FAIR MARKET VALUE FOR YOUR SHARES.

            Other than redemptions following the death or disability of a stockholder, the purchase price for shares we repurchase under our redemption program will equal the lesser of (1) the price you actually paid for the shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third party, $9.00 per share, or (ii) after we begin obtaining such appraisals, 90.0% of the estimated value per share, as determined by the appraisals. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your shares purchased by a subsequent third party purchaser, you will likely receive substantially less than the fair market value of your shares.

      WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS; AS A RESULT, YOUR SUBSCRIPTION PRICE FOR SHARES IS NOT RELATED TO ANY INDEPENDENT VALUATION.

            Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.

      BECAUSE THE DEALER MANAGER IS ONE OF OUR AFFILIATES, INVESTORS WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS CUSTOMARILY UNDERTAKEN IN UNDERWRITTEN OFFERINGS.

            The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

      YOUR INTEREST IN BEHRINGER HARVARD OPPORTUNITY REIT I WILL BE DILUTED IF WE ISSUE ADDITIONAL SHARES.

            Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 400,001,000 shares of capital stock, of which

350,000,000 shares are designated as common stock, 1,000 shares are designated as convertible stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining shareholder approval. All of such shares may be issued in the discretion of our board of directors. Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment and automatic purchase plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible stock, (5) issue shares of our common stock upon the exercise of any options granted to our independent directors or employees of our advisor and HPT Management, our affiliated management company, or their affiliates, (6) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (7) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard Opportunity OP I. In addition, the partnership agreement for Behringer Harvard Opportunity OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard Opportunity OP I. Because the limited partnership interests of Behringer Harvard Opportunity OP I may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard Opportunity OP I and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this "Risk Factors" section, you should not expect to be able to own a significant percentage of our shares.

      PAYMENT OF FEES TO OUR ADVISOR AND ITS AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND PAYMENT OF DIVIDENDS.

            Our advisor and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage loans and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see "Management - Management Compensation."

      DIVIDENDS MAY BE PAID FROM CAPITAL AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO ACHIEVE EXPECTED CASH FLOWS NECESSARY TO CONTINUE TO PAY INITIALLY ESTABLISHED DIVIDENDS OR MAINTAIN DIVIDENDS AT ANY PARTICULAR LEVEL, OR THAT DIVIDENDS WILL INCREASE OVER TIME.

            There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of distributable funds, capital available or anticipated from our properties, real estate securities, mortgage loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, dividends paid may not reflect our income earned in that particular distribution period. The amount of cash available for payment of dividends will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the income from those properties and mortgages and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned "Description of Shares - Dividends."

      UNTIL PROCEEDS FROM THIS OFFERING ARE INVESTED AND GENERATING OPERATING CASH FLOW SUFFICIENT TO PAY DIVIDENDS TO OUR STOCKHOLDERS, WE INTEND TO PAY ALL OR A SUBSTANTIAL PORTION OF OUR DISTRIBUTIONS FROM AVAILABLE CAPITAL IN ANTICIPATION OF FUTURE CASH FLOW WHICH MAY REDUCE THE AMOUNT OF CAPITAL WE ULTIMATELY INVEST AND NEGATIVELY IMPACT THE VALUE OF YOUR INVESTMENT.

            We anticipate that we will not pay any dividends to our stockholders until after we have commenced real estate operations, which will not occur until after we sell a minimum of 200,000 shares of common stock in this offering and release the proceeds of those sales from escrow. Thereafter, we expect that cash dividends to our stockholders generally will be based principally on cash available or anticipated from the operations of our properties, real estate securities, mortgage loans and other investments. However, until proceeds from this offering are invested and generating operating cash flow sufficient to pay distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from available capital in anticipation of future cash flow. Accordingly, the amount of dividends paid at any time may not reflect current cash flow from our investments. To the extent dividends are paid from capital, we will have less capital available to invest in properties, which may negatively impact our ability to make investments substantially reducing current returns and capital appreciation.

      ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.

            Our operating results may be affected by the following market and economic challenges which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located:

            o Poor economic times may result in defaults by tenants of our properties and borrowers under our mortgage loans.

            o     Job transfers and layoffs may cause vacancies to increase.

            o Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

            o Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

            The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

      WE ARE UNCERTAIN OF OUR SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR INVESTMENTS.

            Substantially all of the gross proceeds of the offering will be used to buy real estate, make or invest in mortgage loans or other investments, to pay various fees and expenses and to establish an initial working capital reserve of at least 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

      OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

            Our operating results will be subject to risks generally incident to the ownership of real estate, including:

            o     changes in general economic or local conditions;

            o changes in supply of or demand for similar or competing properties in an area;

            o changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

            o     changes in tax, real estate, environmental and zoning laws;
                  and

            o     periods of high interest rates and tight money supply.

            For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

      PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL WHICH COULD DIMINISH THE RETURN ON YOUR INVESTMENT.

            A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash dividends to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

      MANY OF OUR INVESTMENTS WILL BE DEPENDENT ON TENANTS FOR REVENUE, AND LEASE TERMINATIONS COULD REDUCE OUR DISTRIBUTIONS TO OUR STOCKHOLDERS.

            The success of many of our investments will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

      WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

            When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of at least 1.0% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected.

      WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

            We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not cause the shares to be listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market by the sixth anniversary of the termination of this offering, unless a majority of the board of directors and a majority of the independent directors agree to extend such date. The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

      UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.

            Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than our working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash dividends to be distributed to stockholders.

      OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.

            We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

            In addition, we may invest in unimproved real property. Returns from development of unimproved properties also are subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.


      IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP FOR NEWLY DEVELOPED PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.

            We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant in common investments or other co-ownership arrangements with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our advisor. Properties acquired from Behringer Development may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development typically will not have acquired title to any real property. Typically, Behringer Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development, and will be entitled to a refund of our earnest money, in the following circumstances:

            o     Behringer Development fails to develop the property;

            o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

            o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

            The obligation of Behringer Development to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Investment Objectives and Criteria - Acquisition of Properties from Behringer Development."

      COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES AND OTHER INVESTMENTS MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.

            We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

      IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.

            If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

      THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

            All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

            Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

      DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

            Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

      OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.

            Our properties generally are expected to be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

      IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.

            If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash dividends to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash dividends to our stockholders.

RISKS ASSOCIATED WITH DEBT FINANCING

      WE INTEND TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY INCREASE OUR BUSINESS RISKS.

            We anticipate that we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds for other purposes, including the payment of dividends and the acquisition of real properties. We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90.0% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

            We do not intend to incur mortgage debt on a particular real property unless we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

      IF MORTGAGE DEBT IS UNAVAILABLE AT REASONABLE RATES, WE MAY NOT BE ABLE TO FINANCE THE PROPERTIES, WHICH COULD REDUCE THE NUMBER OF PROPERTIES WE CAN ACQUIRE AND THE AMOUNT OF CASH DISTRIBUTIONS WE CAN MAKE.

            If mortgage debt is not available at reasonable rates, we may not be able to obtain financing for properties or we may obtain financing that reduces our anticipated rate of return on our properties. The inability to obtain mortgage debt at acceptable rates would adversely affect our ability to acquire properties. Additionally, if we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit such fees. If any of these events occur, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

      LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS RELATING TO OUR OPERATIONS, WHICH COULD LIMIT OUR ABILITY TO MAKE DISTRIBUTIONS TO OUR STOCKHOLDERS.

            In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Behringer Harvard Opportunity Advisors I as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

      INCREASES IN INTEREST RATES COULD INCREASE THE AMOUNT OF OUR DEBT PAYMENTS AND ADVERSELY AFFECT OUR ABILITY TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

            We expect that from time to time we will incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

      IF WE ENTER INTO FINANCING ARRANGEMENTS INVOLVING BALLOON PAYMENT OBLIGATIONS, IT MAY ADVERSELY AFFECT OUR ABILITY TO PAY DIVIDENDS.

            Some of our financing arrangements may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

RISKS ASSOCIATED WITH MORTGAGE LENDING

      WE DO NOT HAVE SUBSTANTIAL EXPERIENCE INVESTING IN MORTGAGE LOANS, WHICH COULD ADVERSELY AFFECT OUR RETURN ON MORTGAGE INVESTMENTS.

            Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. If we decided to make mortgage loans or acquire them, we may not have the expertise necessary to maximize the return on our investment.

      OUR MORTGAGE LOANS MAY BE IMPACTED BY UNFAVORABLE REAL ESTATE MARKET CONDITIONS, WHICH COULD DECREASE THE VALUE OF OUR MORTGAGE INVESTMENTS.

            If we make or invest in mortgage loans, we will be at risk of defaults on those mortgage loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

      OUR MORTGAGE LOANS WILL BE SUBJECT TO INTEREST RATE FLUCTUATIONS, WHICH COULD REDUCE OUR RETURNS AS COMPARED TO MARKET INTEREST RATES.

            If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

      DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS COULD REDUCE OUR INVESTMENT RETURNS.

            If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

      RETURNS ON OUR MORTGAGE LOANS MAY BE LIMITED BY REGULATIONS.

            The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

      FORECLOSURES CREATE ADDITIONAL OWNERSHIP RISKS THAT COULD ADVERSELY IMPACT OUR RETURNS ON MORTGAGE INVESTMENTS.

            If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner. See "- General Risks Related to Investments in Real Estate" above.

      THE LIQUIDATION OF OUR ASSETS MAY BE DELAYED WHICH COULD DELAY DISTRIBUTIONS TO OUR STOCKHOLDERS.

            If our advisor determines that it is in our best interest to make or invest in mortgage loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage loans expire or are sold, because we may enter into mortgage loans with terms that expire after the date we intend to have sold all of our properties.

RISKS ASSOCIATED WITH SECTION 1031 TENANT-IN-COMMON TRANSACTIONS

      WE MAY HAVE INCREASED EXPOSURE TO LIABILITIES FROM LITIGATION AS A RESULT OF ANY PARTICIPATION BY US IN SECTION 1031 TENANT-IN-COMMON TRANSACTIONS.

            Behringer Development, an affiliate of our advisor or its affiliates (Behringer Harvard Exchange Entities) will likely enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Section 1031 tenant-in-common transactions (Section 1031 TIC Transactions) are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code (1031 Participants). Although our participation in
Section 1031 TIC Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may result in Section 1031 TIC Transactions being no longer available, which may adversely affect Section 1031 TIC Transactions or cause such transactions not to achieve their intended value. It is anticipated that Behringer Harvard Opportunity OP I would receive fees in connection with certain Section 1031 TIC Transactions and, as such, even if we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any such lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see "Investment Objectives and Criteria - Section 1031 Tenant-in-Common Transactions." For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - 1031 Tenant-in-Common Transactions."

      WE ARE SUBJECT TO CERTAIN RISKS IN CONNECTION WITH OUR ARRANGEMENTS WITH BEHRINGER HARVARD EXCHANGE ENTITIES.

            We anticipate that, in connection with some of our property acquisitions, we may become tenant in common owners of properties that Behringer Harvard Exchange Entities subsequently sell to other 1031 Participants. At the closing of each property that is acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement providing that, (i) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we would purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (ii) we guarantee certain bridge loans associated with the tenant in common interests; and/or (iii) we provide security for the guarantee of such bridge loans. Accordingly, in the event that a Behringer Harvard Exchange Entity is unable to sell all co-tenancy interests in one or more of its properties, we may be required to purchase the unsold co-tenancy interests in such property or properties and, thus, will be subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties. Furthermore, to the extent we guarantee certain bridge loans associated with tenant in common interests, we, as well as the co-tenants, will become liable for the lender's customary carve-outs under the applicable mortgage loan financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.

      WE WILL BE SUBJECT TO RISKS ASSOCIATED WITH CO-TENANCY ARRANGEMENTS THAT OTHERWISE MAY NOT BE PRESENT IN A REAL ESTATE INVESTMENT.

            Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

            o the risk that a co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

            o the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

            o the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property;

            o the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of a current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

            o the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

            o The risk that the death, dissolution, retirement, incapacity or withdrawal of any co-tenant would constitute a default under the applicable mortgage loan financing documents, which could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

      ACTIONS BY A CO-TENANT MIGHT HAVE THE RESULT OF SUBJECTING THE PROPERTY TO LIABILITIES IN EXCESS OF THOSE CONTEMPLATED AND MAY HAVE THE EFFECT OF REDUCING YOUR RETURNS.

            In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, in certain cases we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

            In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

      OUR PARTICIPATION IN SECTION 1031 TENANT-IN-COMMON TRANSACTIONS MAY LIMIT OUR ABILITY TO BORROW FUNDS IN THE FUTURE, WHICH COULD ADVERSELY AFFECT THE VALUE OF OUR INVESTMENTS.

            Section 1031 TIC Transaction agreements we may enter into which contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Further, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

FEDERAL INCOME TAX RISKS

      FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND OUR ABILITY TO MAKE DISTRIBUTIONS.

            We have not yet elected to be taxed as a REIT. In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.

            The opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

            If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

            Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

      OUR INVESTMENT STRATEGY MAY CAUSE US TO LOSE OUR REIT STATUS OR SELL PROPERTIES THROUGH TAXABLE REIT SUBSIDIARIES, EACH OF WHICH WOULD DIMINISH THE RETURN TO OUR STOCKHOLDERS

            In light of our opportunistic investment strategy, it is possible that one or more sales of our properties may be "prohibited transactions" under provisions of the Internal Revenue Code. See "Federal Income Tax Considerations
- Requirements For Qualification as a REIT - Operational Requirements -- Prohibited Transactions." We could be deemed to have engaged in a "prohibited transaction" if we sell a property held by us primarily for sale to customers in the ordinary course of our trade or business, and all income that we derive from any such sale would be subject to a 100.0% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100.0% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than four years prior to the sale of such property. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT - Operational Requirements - Prohibited Transactions." It is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor. If we desire to sell a property pursuant to a transaction that does not either qualify as the subject of an effective 1031 like-kind exchange or fall within the safe harbor, and we did not acquire such property through a taxable REIT subsidiary (TRS) or acquire such property and transfer such property to a TRS for a non-tax business purpose prior to the sale, then the sale of such property may be a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

            If we acquire a property that we anticipate upon disposition will not fall within the safe harbor from the 100.0% prohibited transaction tax or qualify as part of a 1031 like-kind exchange, then to avoid the possibility that the sale of such property will be a prohibited transaction and subject to a 100.0% tax, we may acquire such property through a TRS. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is a non-tax business purpose for the contribution of such property. Following the transfer of the property to a TRS, the TRS may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100.0% prohibited transaction tax, the TRS would be subject to a corporate-level tax at the federal level and potentially at the state and local levels on the gain realized by it from the sale of the property. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35.0%. Moreover, federal, state and local corporate income tax rates may be increased in the future, and in the event of any such increase, the amount of the net proceeds available for distribution by us to our stockholders from the sale of any such property after the effective date of any such increase in tax rates will be further decreased.

            If we sell too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the stock we hold in all of our TRSs may not exceed 20.0% of the value of all of our assets. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 20.0% of the value or total assets during any calendar quarter of any year, then we would fail to qualify as a REIT. If we determine it to be in our best interests to sell a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds

20.0% of the value of our total assets with respect to any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Dividends paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if dividends from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

      CERTAIN FEES PAID TO US MAY AFFECT OUR REIT STATUS.

            In connection with any Section 1031 TIC Transactions, we or one of our affiliates may enter into a number of contractual arrangements with Behringer Harvard Exchange Entities whereby we will guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity. In consideration for entering into these agreements, we will be paid fees that could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the "income tests" required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

      RECHARACTERIZATION OF THE SECTION 1031 TENANT-IN-COMMON TRANSACTIONS MAY RESULT IN TAXATION OF INCOME FROM A PROHIBITED TRANSACTION, WHICH WOULD DIMINISH OUR CASH DISTRIBUTIONS TO OUR STOCKHOLDERS.

            In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

      YOU MAY HAVE TAX LIABILITY ON DIVIDENDS YOU ELECT TO REINVEST IN OUR COMMON STOCK.

            If you elect to have your dividends reinvested in our common stock pursuant to our dividend reinvestment and automatic purchase plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

      IF OUR OPERATING PARTNERSHIP FAILS TO MAINTAIN ITS STATUS AS A PARTNERSHIP, ITS INCOME MAY BE SUBJECT TO TAXATION, WHICH WOULD REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.

            We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

      IN CERTAIN CIRCUMSTANCES, WE MAY BE SUBJECT TO FEDERAL AND STATE TAXES ON INCOME AS A REIT, WHICH WOULD REDUCE OUR CASH AVAILABLE FOR DISTRIBUTION TO OUR STOCKHOLDERS.

            Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

      LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

            In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares. You should also note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

            Congress passed major federal tax legislation in 2003. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%. As a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.

            Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

      THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT-SHARING TRUSTS OR IRAS INVESTING IN OUR SHARES.

            If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

            o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

            o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

            o your investment satisfies the prudence and diversification requirements of ERISA;

            o your investment will not impair the liquidity of the plan or IRA;

            o     your investment will not produce UBTI for the plan or IRA;

            o you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

            o your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

            For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus.

      EQUITY PARTICIPATION IN MORTGAGE LOANS MAY RESULT IN TAXABLE INCOME AND GAINS FROM THESE PROPERTIES WHICH COULD ADVERSELY IMPACT OUR REIT STATUS.

            If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as "equity," we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.

               CUSTOMARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as "may," "will," anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," "would, " "could, " "should" and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

            These forward-looking statements are subject to various risks and uncertainties, including those discussed above under "Risk Factors," that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                            ESTIMATED USE OF PROCEEDS

            The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 200,000 shares or the maximum offering of 44,000,000 shares pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 85.0% of the money that stockholders invest will be available for use by us. We expect that at least 84.3% of the money that stockholders invest will be used to buy real estate, make or invest in mortgage loans or make other investments and approximately 0.8% of the gross proceeds of this offering, assuming no debt financing, will be set aside as initial working capital reserves for such properties. The remaining up to 15.0% will be used to pay expenses and fees, including the payment of fees to Behringer Harvard Opportunity Advisors I, our advisor, and Behringer Securities, our dealer manager. Our fees and expenses, as listed below, include the following:

            o Selling commissions and dealer manager fee, which consist of selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (1.0% for sales under the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan), payable to Behringer Securities, an affiliate of our advisor. Behringer Securities may pay commissions of up to 7.0% of the gross offering to other broker-dealers participating in the offering of our shares. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 9.5% of gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

            o Organization and offering expenses which are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting and escrow fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.5% of gross offering proceeds without recourse against or reimbursement by us and, pursuant to our charter, the aggregate sum of such organization and offering expenses, selling commissions and the dealer manager fee, shall in no event exceed 15.0% of the gross offering proceeds.

            o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in mortgage loans or other investments. We will pay our advisor acquisition and advisory fees of 3.0% of the contract purchase price of each asset or the funds advanced pursuant to a mortgage loan. Acquisition and advisory fees do not include acquisition expenses.

            o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

                                                                 MINIMUM OFFERING                       MAXIMUM OFFERING
                                                                 ----------------                       ----------------

                                                            AMOUNT               PERCENT          AMOUNT                 PERCENT
                                                            ------               -------          ------                 -------
Gross Offering Proceeds .........................       $  2,000,000              100.0%       $440,000,000              100.0%
Less Public Offering Expenses:
   Selling Commissions and Dealer Manager Fee (1)            190,000                9.5          41,200,000                9.4
   Organization and Offering Expenses (2) .......             50,000                2.5          11,000,000                2.5
Amount Available for Investment .................       $  1,760,000               88.0        $387,800,000               88.1
Acquisition and Development Expenses:
   Acquisition and Advisory Fees (3) ............             50,526                2.5          11,133,014                2.5
   Acquisition Expenses (4) .....................              8,421                0.4           1,855,502                0.4
   Initial Working Capital Reserve (5) ..........             16,842                0.8           3,711,005                0.8
Amount Estimated to Be Invested (6) .............       $  1,684,211               84.3%       $371,100,479               84.4%

-----------------

(1) For purposes of this table, we have assumed that the minimum offering amounts do not include any purchases under our dividend reinvestment and automatic purchase plan and that we sold the minimum of 200,000 for $10.00 per share. For purposes of this table, we have assumed that the maximum offering amounts include selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 2.5% of aggregate offering proceeds on all of the shares sold; selling commissions equal to 7.0% of aggregate gross proceeds and a dealer manager fee equal to 1.0% of aggregate offering proceeds on 4,000,000 shares sold (through the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan).

(2) We currently estimate that approximately $1.1 million of organization and offering expenses will be incurred if the minimum offering of 200,000 shares is sold. However, of such amount, only $50,000 will be paid by us, and the balance will be paid by our advisor. Our advisor will receive funds to pay such expenses from capital contributions from affiliates of our advisor from Behringer Harvard Holdings. Organization and offering expenses are required to be reasonable. Any amount exceeding 2.5% of the gross offering proceeds will be paid by the advisor or an affiliate of the advisor. Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(3) For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets and that 88.0% of the gross proceeds of this offering are used to acquire properties and pay costs of such acquisitions. However, we anticipate that we will invest approximately 84.3% of the gross proceeds of this offering and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and therefore cannot be determined at the present time. If financings are used to the maximum extend allowed under our charter, and there are no reinvestments with the proceeds of any sales of investments, we could make investments with an aggregate contract price of approximately $6.7 million if the minimum offering is sold and approximately $1.48 billion if the maximum offering is sold. In such cases, acquisition and advisory fees could be approximately $200,000 if the minimum offering is sold and approximately $44.5 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $34,000 if the minimum offering is sold and approximately $7.4 million if the maximum offering is sold. These additional fees and expenses may be payable out of the proceeds of such financings.

(4) This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions.

(5) Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property or reserved for such on our books. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of at least 1.0% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.

(6) Includes amounts we anticipate to invest in our properties and mortgage loans net of fees and expenses. We estimate that at least 84.3% of the gross proceeds received from the sale of shares will be used to acquire properties and, to a lesser extent, mortgage loans and other investments.

            Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                                   MANAGEMENT

GENERAL

            We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Behringer Harvard Opportunity Advisors I to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board's supervision. Our charter has been reviewed and ratified by our board of directors, including the independent directors, at their initial meeting and subsequent meetings. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

            Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, and after effectiveness of this offering, but following the commencement of this offering, may not be fewer than three or more than 15 (unless approved by the affirmative vote of 80.0% of the directors then serving on our board). Prior to the commencement of this offering, we will have a total of at least three directors. The charter also provides that a majority of the directors must be independent directors. An "independent director" is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years. Prior to the commencement of this offering, of our three directors, two will be considered independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience.

            During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

            Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director who is not an independent director after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

            Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

            The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

            In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

            The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

            o the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

            o the success of our advisor in generating appropriate investment opportunities;

            o rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

            o additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

            o the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

            o the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

            None of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates.

COMMITTEES OF THE BOARD OF DIRECTORS

            Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors will comprise all of the members of the audit committee, compensation committee and nominating committee.

AUDIT COMMITTEE

            The audit committee will meet on a regular basis at least four times a year. The members of the audit committee will be comprised entirely of independent directors. Our board of directors has adopted our Audit Committee Charter, which can be found on the web site of Behringer Harvard Funds at www.bhfunds.com. The audit committee's primary functions will be to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors' independence and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

COMPENSATION COMMITTEE

            Our board of directors has also established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our employees and officers and our directors. The compensation committee will be comprised entirely of independent directors. The primary duties of the compensation committee will include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors. Our board of directors has adopted a Compensation Committee Charter, which can be found on the web site of Behringer Harvard Funds at www.bhfunds.com.

NOMINATING COMMITTEE

            The nominating committee will be comprised entirely of independent directors. The nominating committee will recommend nominees to serve on our Board of Directors. The nominating committee has a written charter approved by the Board of Directors, which can be found on the web site of Behringer Harvard Funds at www.bhfunds.com. Each of the members of the nominating committee will be "independent" under applicable SEC rules. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

EXECUTIVE OFFICERS AND DIRECTORS

            We have provided below certain information about our executive officers and directors.

      NAME                                        AGE      POSITION(S)
      ----                                        ---      -----------
      Robert M. Behringer                          56       Chief Executive Officer, Chief Investment Officer and Chairman of the
                                                            Board of Directors
      Robert S. Aisner                             58       President
      Gerald J. Reihsen, III                       45       Executive Vice President - Corporate Development and Legal and
                                                            Secretary
      Gary S. Bresky                               38       Chief Financial Officer and Treasurer
      M. Jason Mattox                              29       Senior Vice President
      Independent Director 1                                Independent Director
      Independent Director 2                                Independent Director


            ROBERT M. BEHRINGER has served as our Chief Executive Officer, Chief Investment Officer and Chairman of the board of directors since our inception in November 2004. Mr. Behringer also serves as the Chief Executive Officer, Chief Investment Officer, President and Chairman of the Board of Behringer Harvard REIT I and the Chief Executive Officer and sole manager of our advisor. He is also the majority owner, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent corporation of our advisor. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Since 2001, Mr. Behringer has also been the Chief Executive Officer and manager of the other Behringer Harvard companies.

            From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net assets value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

            Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being the President and a director of Behringer Harvard REIT I, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer has also been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

            ROBERT S. AISNER has served as our President since our inception in November 2004. Mr. Aisner also serves as Chief Operating Officer and a director of Behringer Harvard REIT I and as an officer of the other Behringer Harvard companies, including our advisor, for which he serves as President. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard REIT I in 2003, Mr. Aisner served as (i) Executive Vice President of Amli Residential Properties Trust, a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli's apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division that manages Amli's corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on Amli's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.

            Since February 2003, Mr. Aisner has also served as Executive Vice President - Real Estate Operations of Behringer Harvard Holdings and President of Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

            GERALD J. REIHSEN, III has served as our Executive Vice President - Corporate Development and Legal and Secretary since our inception in November 2004. He also serves in such capacity with Behringer Harvard REIT I and our advisor. Since 2001, Mr. Reihsen has served in this and similar executive capacities with the other Behringer Harvard companies, including President of Behringer Securities

            For over 20 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

            GARY S. BRESKY has served as our Chief Financial Officer and Treasurer since our inception in November 2004. He also serves as the Chief Financial Officer and Treasurer of all of the other Behringer Harvard companies, including our advisor.

            Prior to his employment with us, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

            From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185.0 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses. Mr. Bresky received a Bachelor of Arts degree from the University of California - Berkeley and a Masters of Business Administration degree from the University of Texas.

            M. JASON MATTOX has served as our Senior Vice President since our inception in November 2004. He also serves in a similar capacity with other Behringer Harvard companies, including our advisor.

            From 1997 until joining Behringer Harvard REIT I in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over 1.0 million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

            Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds Series 7, 24 and 63 securities licenses. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

            INDEPENDENT DIRECTOR 1

            INDEPENDENT DIRECTOR 2

KEY EMPLOYEES

            The following persons are non-executive employees who are important to our success:

            JON L. DOOLEY, age 53, is our Senior Vice President - Asset Acquisition and Management. Mr. Dooley holds the same position with the other Behringer Harvard programs, including our advisor. Mr. Dooley served on the board of directors of Behringer Harvard REIT I from June 2002 until May 2003. In 2002, Mr. Dooley served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

            TERRY KENNON, age 57, is our Vice President - Portfolio Management. He holds the same position with our advisor and the other Behringer Harvard companies. Mr. Kennon has over 30 years of commercial real estate experience and is a certified property manager. From September 2002 until February 2004, he was Senior Vice President - Asset Management with KBS Realty Advisors, a pension fund advisor, and was responsible for 2.5 million square feet of office space in the Central and Northeastern U.S. From July 2001 until August 2002, Mr. Kennon served as Regional Vice President - Property Management for PM Realty Group, a national property management and leasing company. From August 2000 until July 2001, he served as Senior Vice President - Marketing for Safeco Title Company, a regional title company, and from June 1997 until August 2000, he was Managing Director of Landauer Associates, a national real estate counselor and a subsidiary of Aegon Insurance Company. Prior to his service with Aegon, Mr. Kennon held the position of Vice President of The Prudential Real Estate Group, which included both the general account and pension advisory divisions. He has extensive experience in institutional property ownership having been responsible for asset management, acquisitions and dispositions for office, industrial, multi-family and retail properties. Mr. Kennon holds a BBA and MBA from the University of Memphis. He has achieved the professional designation of Certified Property Manager.

COMPENSATION OF DIRECTORS

            We will pay each of our directors who are not employees of Behringer Harvard Opportunity REIT I or our advisor or their affiliates $1,250 per month plus $500 for each board or committee meeting the director attends. We will pay the chairman of our audit committee $1,000 (rather than $500) for each meeting of the audit committee he or she attends. In addition, it is our policy to grant to each of our non-employee directors an option to purchase 5,000 shares of common stock at $9.05 per share, upon their initial election as a director and upon each reelection as a director. It is anticipated that options granted after the termination of this offering will have an exercise price equal to at least the fair market value of our common stock as of the date of grant as determined by our board of directors. The options become exercisable one year after the date of grant. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of Behringer Harvard Opportunity REIT I or Behringer Harvard Opportunity Advisors I or their affiliates, we do not pay compensation for services rendered as a director.

INCENTIVE AWARD PLAN

            The Behringer Harvard Opportunity REIT I, Inc. 2004 Incentive Award Plan ("Incentive Award Plan") was approved by our board of directors and stockholders on November 23, 2004. No awards have been granted under such plan as of November 23, 2004. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan.

            The purpose of our Incentive Award Plan is to enable us and our affiliates, including Behringer Harvard Opportunity Advisors I, BHO Partners, Behringer Harvard Opportunity OP I, Behringer Harvard Partners, Behringer Securities, and HPT Management Services, to provide an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders, and to obtain or retain the services of employees and directors and consultants of us or our affiliates who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

            Our Incentive Award Plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board or such other persons as may be allowed under Maryland law. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, and also restricted awards of profit interest units in our property manager, HPT Management Services, to our employees, directors and consultants and employees, directors and consultants of our affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.

            Awards granted under our Incentive Award Plan will be evidenced by an incentive award agreement, which will contain such terms and provisions as our board of directors shall deem appropriate except as otherwise specified in the Incentive Award Plan. Although as of November 23, 2004, we have not granted any awards under our Incentive Award Plan, we currently intend that options granted under the Incentive Award Plan will become exercisable in November 23, 2005, and we do not intend to grant any stock appreciation rights or restricted stock units unless such types of awards will not receive unfavorable tax consequences under the recently enacted American Jobs Creation Act of 2004
(AJCA). To help ensure that no adverse tax consequences result from our grant of incentive awards granted under the Incentive Award Plan, we intend for our incentive agreements to contain provisions allowing us to unilaterally modify such awards such that they comply with the requirements of the AJCA and any regulations promulgated thereunder. Options granted under the Incentive Award Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. Additionally, options granted under the Incentive Award Plan may be exercised through a brokerage transaction under Regulation T unless prohibited by the Sarbanes-Oxley Act of 2002. Generally, the terms and conditions of all awards under the Incentive Award Plan will be determined by our board of directors and will be reflected in the incentive award agreement evidencing such grant.

            Awards issued under our Incentive Award Plan will not be transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights, unless otherwise provided in the incentive award agreement, may also be transferred as a bona fide gift (i) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the sole benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i).

            Except as otherwise provided in an incentive award agreement, if a change of control occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options, stock appreciation rights and/or restricted stock units granted under our Incentive Award Plan, the board in its sole and absolute discretion, may, with respect to any or all of such non-assumed awards, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control) (such date being referred to herein as the "Action Effective Date"):

            o accelerate the vesting and/or exercisability of such non-assumed option, stock appreciation right or restricted stock unit; and/or

            o unilaterally cancel any such non-assumed option, stock appreciation right or restricted stock unit which has not vested and/or which has not become exercisable; and/or

            o unilaterally cancel any such non-assumed option, stock appreciation right or restricted stock unit in exchange for:


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


                  - whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the gain that could be realized by the award recipient upon the exercise of such option or stock appreciation right, or equal in value to the shares subject to such restricted stock unit (in each case taking into account vesting and/or exercisability); or

                  - cash or other property equal in value to the gain that could be realized upon the exercise of such option or stock appreciation right, or equal in value to the shares subject to such restricted stock unit (in each case taking into account vesting and/or exercisability); and/or,

            o unilaterally cancel such non-assumed option or stock appreciation right after providing the holder of such option or warrant with (1) an opportunity to exercise such non-assumed option or stock appreciation right to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

            o unilaterally cancel such non assumed option or stock appreciation right if there would be no gain realized upon the immediate exercise of such option or stock appreciation right (taking into account vesting); and/or

            o unilaterally cancel any restricted stock unit if the fair market value of the shares that were subject to such restricted stock unit is zero.

            If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the exercise of, or that are subject to, awards granted under our Incentive Award Plan. A corresponding adjustment to the exercise price of such awards granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the awards not exercised, or subject to such award.

            Fair market value as of a given date for purposes of our Incentive Award Plan is defined generally to mean:

            o the closing sale price for such date, if the shares are traded on a national stock exchange or a national market system;

            o the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange or a national market system;

            o the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

      LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

            We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

            Our charter contains a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

            o an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

            o the director or officer actually received an improper personal benefit in money, property or services;

            o with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

            o in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

            This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

            In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Behringer Harvard Opportunity Advisors I and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

            o the directors, the officers, the employees, the agents, Behringer Harvard Opportunity Advisors I or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

            o the directors, the officers, the employees, the agents, Behringer Harvard Opportunity Advisors I or our affiliates were acting on our behalf or performing services for us;

            o in the case of non-independent directors, Behringer Harvard Opportunity Advisors I or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

            o in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

            o the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

            We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

            The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

            The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, our officers, our employees, our agents, Behringer Harvard Opportunity Advisors I or our affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

            o there has been a successful adjudication on the merits of each count involving alleged securities law violations;

            o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

            o a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

            Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

            Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

            o approves the settlement and finds that indemnification of the settlement and related costs should be made; or

            o dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

THE ADVISOR

            Our advisor is Behringer Harvard Opportunity Advisors I. Some of our officers and directors are also officers and directors of our advisor. Behringer Harvard Opportunity Advisors I has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

            The directors and executive officers of Behringer Harvard Opportunity Advisors I are as follows:

            NAME                                    AGE     POSITION
            ----                                    ---     --------
            Robert M. Behringer                      56    Chief Executive Officer and Sole Manager
            Robert S. Aisner                         58    President
            Gerald J. Reihsen, III                   45    Executive Vice President - Corporate Development and Legal and Secretary
            Gary S. Bresky                           38    Chief Financial Officer and Treasurer
            M. Jason Mattox                          29    Senior Vice President

            The backgrounds of Messrs. Behringer, Aisner, Reihsen, Bresky and Mattox are described in the "- Executive Officers and Directors" section above.

            Behringer Harvard Opportunity Advisors I employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

THE ADVISORY AGREEMENT

            Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

            o find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

            o structure the terms and conditions of transactions pursuant to which acquisitions of properties and other investments will be made;

            o acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;

            o arrange for financing and refinancing of properties and other investments;

            o enter into leases and service contracts for the properties and other investments acquired; and

            o service or enter into contracts for servicing our mortgage loans.

            The term of the current advisory agreement ends on its first anniversary and may be renewed for an unlimited number of successive one-year periods. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. In addition, either party may terminate the advisory agreement immediately upon a change of control of us, or upon 60 days' written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

            Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

            Our advisor may not make any acquisition of property, finance any such acquisition or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined in the sole discretion of our advisor, subject at all times to such board approval.

            We will reimburse our advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

            o organization and offering expenses in an amount up to 2.5% of gross offering proceeds, which include actual legal, accounting, printing and expenses attributable to preparing the registration statement, qualification of the shares for sale in the states and filing fees incurred by our advisor or its affiliates, as well as reimbursements for marketing, salaries and direct expenses of their employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

            o the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities; and

            o acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties and making and investing in mortgage loans, in an amount equal to 0.5% of the contract purchase price of each asset or, with respect to the making of a mortgage loan, up to 0.5% of the funds advanced.

            Generally, we will not reimburse our advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of: (i) 2.0% of our average invested assets for that period, or (ii) 25.0% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. To the extent we may already have reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. However, to the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, the stockholders will receive a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

            Our advisor will be paid fees in connection with services provided to us. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid either a listing fee or a performance fee from future net proceeds from the disposition of our assets. See "- Management Compensation" below.

STOCKHOLDINGS

            Immediately before this offering, Behringer Harvard Holdings acquired 21,739 shares of common stock, which represents all of the outstanding shares of common stock prior to this offering. These 21,739 shares of common stock for which it contributed $200,000, were acquired in our initial formation. As described below, our advisor owns all of our issued and outstanding shares of convertible stock. Our subsidiary, BHO Partners, owns 17,000 limited partnership units of Behringer Harvard Opportunity OP I, our operating partnership, for which it has contributed $170,000 and which constitutes 99.9% of the limited partner units outstanding as of the date of this prospectus. Behringer Harvard Holdings and BHO Partners may not sell any of these securities during the period Behringer Harvard Opportunity Advisors I serves as our advisor, except for sales to their affiliates. In addition, any resale of these securities and the resale of any such securities which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, it has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. For a more general discussion of Behringer Harvard Opportunity OP I, see the section of this prospectus captioned "The Operating Partnership Agreement."

            In addition, we issued Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible stock. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible stock will be converted into shares of common stock automatically if: the advisory agreement expires without renewal or is terminated other than due to a material breach by the advisor; the holders of the common stock have received distribution equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return; or the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

            The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders' interests.

AFFILIATED COMPANIES

      PROPERTY MANAGER

            Our properties will be managed and leased initially by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management and the sole manager of IMS and Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of HPT Management are as follows:

            NAME                                      AGE      POSITIONS
            ----                                      ---      ---------
            Robert M. Behringer                        56     Chief Executive Officer
            Robert S. Aisner                           58     President
            Gerald J. Reihsen, III                     45     Executive Vice President - Corporate Development and Legal
                                                              and Secretary
            Gary S. Bresky                             38     Chief Financial Officer and Treasurer
            M. Jason Mattox                            29     Senior Vice President
            Jon L. Dooley                              53     Senior Vice President
            Terry Kennon                               57     Vice President - Portfolio Management
            Jay R. Verdoorn                            44     Director - Management Services

            HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that our advisor and its affiliates operate or in which they own an interest. As of September 30, 2004, HPT Management was managing in excess of 1,786,000 square feet of office buildings for real estate programs sponsored by Mr. Behringer. We will pay HPT Management property management fees of 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. However, the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge in the applicable geographic location.

            In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

            HPT Management generally subcontracts on-site property management to other management companies. In any event, HPT Management will directly manage all financial aspects of property management, retain executive level property management duties and supervise on-site property managers. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management approves all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

            o     HPT Management;

            o subsidiaries of and partnerships organized by HPT Management and its affiliates; and

            o other persons or entities owning properties managed by HPT Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

            The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of seven years ending __________, 2012, and is subject to successive seven-year renewals unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

            Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HPT Management, retain a third party to provide leasing services with respect to our properties. If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay HPT Management leasing fees to the extent that such leasing services are required to be provided by the third party.

            On May 30, 2003, Behringer Harvard Holdings, which currently owns all of our issued and outstanding shares, and which, indirectly, controls our advisor, received a $1.0 million working capital loan from Trammell Crow Services, Inc., a Delaware corporation (Trammell Crow). Behringer Harvard Holdings may apply the proceeds of this loan to its working capital needs, including funding obligations of our advisor to us in connection with our operations. HPT Management also entered into an agreement with Trammell Crow pursuant to which Trammell Crow is performing certain of the management obligations that HPT Management agreed to provide pursuant to our property management agreement with HPT Management, which permits HPT Management to subcontract with third parties to provide these services. We may, but are not required to, engage Trammell Crow to provide leasing and disposition services for certain of our properties.

            The principal office of HPT Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

      DEALER MANAGER

            Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs.

            Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services. See "- Management Compensation" below and "Plan of Distribution."

            Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the sole manager of Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of Behringer Securities are as follows:

              NAME                          AGE        POSITIONS
              ----                          ---        ---------
              Robert M. Behringer            56        Chief Executive Officer
              Gerald J. Reihsen, III         45        President
              Jeffrey S. Schwaber            42        Executive Vice President - National Sales Director
              Gary S. Bresky                 38        Chief Financial Officer and Treasurer
              M. Jason Mattox                29        Vice President and Secretary

MANAGEMENT DECISIONS

            The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside with Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III, Gary
S. Bresky and M. Jason Mattox. Our advisor seeks to invest in income-producing commercial real estate properties that satisfy our investment objectives, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

MANAGEMENT COMPENSATION

            Although we have executive officers who will manage our operations, we do not have any paid employees. We will pay each of our non-employee directors $1,250 per month plus $500 for each board and committee meeting the director attends ($1,000 per audit committee meeting attended in the case of the chairman of the audit committee). Additionally, we will issue options to our non-employee directors each year. See the "- Compensation of Directors" section above. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Harvard Opportunity Advisors I and its affiliates during the various phases of our organization and operation.

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                               ESTIMATED MINIMUM /
  TYPE OF COMPENSATION-TO                                                                            MAXIMUM
         WHOM PAID                                FORM OF COMPENSATION                          DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                                   OFFERING STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Selling Commissions -         Up to 7.0% of gross offering proceeds before reallowance of   $140,000/$30,800,000
Behringer Securities          commissions earned by participating broker-dealers.
                              Behringer Securities intends to reallow 100% of commissions earned to participating broker-dealers.
----------------------------- ------------------------------------------------------------- --------------------------
Dealer Manager Fee -          Up to 2.5% of gross offering proceeds (1.0% for purchases     $50,000/$10,400,000
Behringer Securities          under the dividend reinvestment feature of our dividend
                              reinvestment and automatic purchase plan) before
                              reallowance to participating broker-dealers.  Behringer
                              Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of the gross offering
                              proceeds to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement; however no reallowance
                              will be made in respect of sales under our dividend
                              reinvestment and automatic purchase plan.
----------------------------- ------------------------------------------------------------- --------------------------
Reimbursement of              Up to 2.5% of gross offering proceeds.  All organization      $50,000/$11,000,000
Organization and Offering     and offering expenses (excluding selling commissions and
Expenses - Behringer          the dealer manager fee) will be advanced by Behringer
Harvard Opportunity           Harvard Opportunity Advisors I or its affiliates and
Advisors I or its             reimbursed by us up to 2.5% of gross offering proceeds.
affiliates (2)
----------------------------------------------------------------------------------------------------------------------

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                               ESTIMATED MINIMUM /
  TYPE OF COMPENSATION-TO                                                                            MAXIMUM
         WHOM PAID                                FORM OF COMPENSATION                          DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                          ACQUISITION AND DEVELOPMENT STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Acquisition and Advisory      3.0% of the contract purchase price of each asset for the     $50,526/$11,133,014 (5)
Fees - Behringer Harvard      acquisition, development or construction of real property
Opportunity Advisors I or     or, with respect to any mortgage loan, 3.0% of the funds
its affiliates (3) (4)        advanced in respect of a mortgage.
----------------------------- ------------------------------------------------------------- --------------------------
Acquisition Expenses -        Up to 0.5% of the contract purchase price of each asset or,   $8,421/$1,855,502 (5)
Behringer Harvard             with respect to a mortgage, up to 0.5% of the funds
Opportunity Advisors I or     advanced, for reimbursement of expenses related to making
its affiliates (3) (4)        such investment, such as legal fees, travel expenses,
                              property appraisals, nonrefundable option payments on
                              property not acquired, accounting fees and title insurance premium expenses.
----------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Property Management and       For the management and leasing of our properties, we will     Actual amounts are
Leasing Fees - HPT            pay HPT Management, our property manager, property            dependent upon results
Management                    management and leasing fees equal to 4.5% of gross revenues   of operations and
                              plus leasing commissions based upon the customary leasing     therefore cannot be
                              commission applicable to the geographic location of           determined at the
                              property; provided however, that the aggregate of all         present time.
                              property management and leasing fees paid to affiliates
                              plus all payments to third parties will not exceed the
                              amount that other nonaffiliated management and leasing
                              companies generally charge for similar services in the same geographic location.  Our property manager may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement.
----------------------------- ------------------------------------------------------------- --------------------------
Asset Management Fee -        We pay an annual asset management fee of 1.0% of aggregate    Actual amounts are
Behringer Harvard             assets value.  The fee is payable monthly in an amount        dependent upon results
Opportunity Advisors I or     equal to one-twelfth of 1.0% of aggregate assets value as     of operations and
its affiliates (6)            of the last day of the immediately preceding month.           therefore cannot be
                                                                                            determined at the
                                                                                            present time.
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Disposition      If our advisor provides a substantial amount of services,     Actual amounts are
Fee - Behringer Harvard       as determined by our independent directors, in connection     dependent upon results
Opportunity Advisors I or     with the sale of one or more properties, we will, upon        of operations and
its affiliates                satisfaction of certain conditions, pay our advisor an        therefore cannot be
                              amount equal to (subject to the limitation set forth          determined at the
                              below): (i) in the case of the sale of real property, the     present time.
                              lesser of:  (A) one-half of the aggregate brokerage
                              commission paid (including the subordinated disposition
                              fee) or (B) 3.0% of the sales price of each property sold, and (ii) in the case of the sale of any asset other than
                              real property, 3.0% of the sales price of such assets.
                              This fee shall not be earned or paid unless and until the
                              investors have received total distributions in an amount
                              equal to or in excess of the sum of the aggregate capital
                              contributions by investors plus a 10.0% annual, cumulative, non-compounded return on such capital contributions.
                              Subordinated disposition fees that are not earned and
                              payable at the date of sale because such condition has not yet been satisfied will be a contingent liability of the
                              Company, which will be earned and paid at such time as the above condition has been satisfied, if ever.
----------------------------- ------------------------------------------------------------- --------------------------

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                               ESTIMATED MINIMUM /
  TYPE OF COMPENSATION-TO                                                                            MAXIMUM
         WHOM PAID                                FORM OF COMPENSATION                          DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
Subordinated Participation    Behringer Harvard Opportunity Advisors I will receive,        Actual amounts are
in Net Sale Proceeds -        subject to satisfaction of the condition outlined below, a    dependent upon results
Behringer Harvard             fee equal to 15.0% of net sale proceeds less the amount       of operations and
Opportunity Advisors I or     that our debt for borrowed money exceeds the aggregate book   therefore cannot be
its Affiliates (7)            value of our remaining assets.  Such fees will not be         determined at the
                              earned or paid unless and until investors have received       present time.
                              distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a
                              10.0% annual, cumulative, non-compounded return on such
                              capital contributions.  Any such fees that are not earned
                              and payable at the date of sale because investors have not yet received their required minimum distributions will be a contingent liability of the Company, which will be earned
                              and paid at such time as above condition has been
                              satisfied, if ever.  The subordinated participation in net sales proceeds will be reduced or eliminated upon the
                              conversion of our convertible stock.  (8)
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Incentive        Upon the listing our stock for trading on a national          Actual amounts are
Listing Fee - Behringer       securities exchange or for quotation on The Nasdaq Stock      dependent upon results
Harvard Opportunity           Market, a fee equal to up to 15.0% of the amount, if any,     of operations and
Advisors I or its             by which (A) the market value of our outstanding stock plus   therefore cannot be
Affiliates (7) (9)            total distributions paid to our stockholders prior to         determined at the
                              listing exceeds (B) the sum of the aggregate capital          present time.
                              contributions by investors plus a 10.0% annual, cumulative, non-compounded return on such contributions.  The
                              subordinated incentive listing fee will be paid in the form of an interest bearing promissory note that will be repaid using the entire net sales proceeds of each sale of
                              property after the listing of our shares.  The subordinated incentive listing fee will be reduced or eliminated upon
                              the conversion of our convertible stock.  (8)
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Performance      Upon termination of the advisory agreement between us and     Actual amounts are
Fee (payable upon             our advisor, other than termination by us because of a        dependent upon results
termination of the advisory   material breach of the advisory agreement by the advisor or   of operations and
agreement) - Behringer        due to a change of control, a performance fee of up to        therefore cannot be
Harvard Opportunity           15.0% of the amount, if any, by which (A) our going concern   determined at the
Advisors I or its             value based on the actual value of our assets less our        present time.
Affiliates (10)               indebtedness at the time of such termination plus total
                              distributions paid to our stockholders through the
                              termination date exceeds (B) the sum of the aggregate
                              capital contributions by investors plus a 10.0% annual,
                              cumulative, non-compounded return on such capital
                              contributions.  The subordinated performance fee will be
                              paid in the form of an interest bearing promissory note
                              that will be repaid using the entire net sales proceeds of each sale of property after the date of termination.  No
                              subordinated performance fee will be paid if we have
                              already paid the advisor a subordinated incentive listing
                              fee.  The subordinated performance fee will be reduced or
                              eliminated upon the conversion of our convertible stock. (8)
----------------------------- ------------------------------------------------------------- --------------------------

----------------------------- ------------------------------------------------------------- --------------------------
                                                                                               ESTIMATED MINIMUM /
  TYPE OF COMPENSATION-TO                                                                            MAXIMUM
         WHOM PAID                                FORM OF COMPENSATION                          DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                          ACQUISITION AND DEVELOPMENT STAGE
----------------------------- ------------------------------------------------------------- --------------------------
Subordinated Performance      Upon termination of the advisory agreement between us and     Actual amounts are
Fee (payable upon             our advisor because of a change of control, a performance     dependent upon results
termination of the advisory   fee of up to 15.0% of the amount, if any, by which  (A) our   of operations and
agreement upon a change of    going concern value based on the actual value of our assets   therefore cannot be
control) - Behringer          less our indebtedness at the time of such termination, plus   determined at the
Harvard Opportunity           total distributions paid to our stockholders through the      present time.
Advisors I or its Affiliates  termination date exceeds (B) the sum of the aggregate capital contributions by investors plus a 10.0% annual,
                              cumulative, non-compounded return on such capital.  No
                              subordinated performance fee will be paid if we have
                              already paid the advisor a subordinated incentive listing
                              fee.  The subordinated performance fee will be reduced or
                              eliminated upon the conversion of our convertible stock. (8)
----------------------------- ------------------------------------------------------------- --------------------------
Operating Expenses -          We will reimburse our advisor for all expenses paid or        Actual amounts are
Behringer Harvard             incurred by our advisor in connection with the services       dependent upon results
Opportunity Advisors I (11)   provided to us, subject to the limitation that we will not    of operations and
                              reimburse for any amount by which our operating expenses      therefore cannot be
                              (including the asset management fee) at the end of the four   determined at the
                              preceding fiscal quarters exceeds the greater of:  (A) 2.0%   present time.
                              of our average invested assets, or (B) 25.0% of our net
                              income other than any additions to reserves for
                              depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.
----------------------------- ------------------------------------------------------------- --------------------------

(1) The estimated maximum dollar amounts are based on the sale of a maximum of 40,000,000 shares to the public at $10.00 per share and the sale of a maximum of 4,000,000 shares at $10.00 per share pursuant to our dividend reinvestment and automatic purchase plan. The estimated minimum dollar amounts assume a minimum of 200,000 shares are sold at $10.00 per share and that no purchases are made under our dividend reinvestment and automatic purchase plan.

(2) Organization and offering expenses are only those expenses associated with our organization and this offering. They do not include expenses associated with the organization of our advisor or any other affiliate or in connection with any prior public offerings by such affiliates.

(3) Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6.0% of the contract price of all of the properties which we will purchase or, in the case of mortgage loans, 6.0% of the funds advanced, as required by the NASAA REIT Guidelines. However, a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent we capitalize such costs, for development, construction or improvement of a property.

(4) If financings are used to the maximum extent allowed under our charter, then acquisition and advisory fees could be approximately $200,000 if the minimum offering is sold and approximately $44.5 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $34,000 if the minimum offering is sold and approximately $7.4 million if the maximum offering is sold.

(5) Assumes no financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and therefore cannot be determined at the present time.

(6) Aggregate assets value will be equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, aggregate assets value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets.

(7) In the event that our common stock becomes listed for trading on a national securities exchange or quoted on The Nasdaq Stock Market and our advisor receives the subordinated incentive listing fee and the convertible stock is converted into common stock, as of the date of listing our advisor will no longer be entitled to any participation in net sale proceeds other than accrued and unpaid amounts.

(8) Our agreement with our advisor provides that no subordinated participation in net sale proceeds, subordinated incentive listing fee, or subordinated performance fee will be paid to our advisor if, at or prior to the time the payment is due, our convertible stock has been converted into shares of common stock without any reduction in the number of shares of convertible stock so converted pursuant to the provisions of the convertible stock that limit conversions that, in the determination of our board, would otherwise jeopardize our REIT status. The agreement also provides that if our convertible stock has been converted into shares of common stock with a reduction in the number of shares of convertible stock so converted pursuant to the provisions of the convertible stock that limit conversions that, in the determination of our board, would otherwise jeopardize our REIT status, then (i) any subordinated participation in net sale proceeds otherwise due and payable shall be reduced by an amount equal to the portion of the net sales proceeds from the sale giving rise to such payments that would be distributed to the holders of the common stock issued upon conversion of the convertible stock were all amounts distributable to stockholders after payment of the subordinated participation in net sales proceeds (as ultimately determined after adjustment under the provisions of the agreement) actually distributed (whether or not such net sales proceeds are, in fact, distributed), and
      (ii) any subordinated incentive listing fees or subordinated performance fees otherwise due and payable shall be reduced, dollar-for-dollar, by an amount equal to the aggregate value of the shares of common stock (as determined at the time of such conversion as being the value of the Company divided by the number of shares of common stock outstanding at such time) issued upon conversion of the convertible stock.

(9) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days after the shares are first listed for trading on a national securities exchange or quoted on The Nasdaq Stock Market. Payment of the subordinated incentive listing fee will be made in the form of an interest bearing note, which will be repaid from the net sales proceeds from our assets as we dispose of them. If this note is not repaid within five years from the date our common stock is listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, our advisor may elect to convert the balance of the note, including accrued but unpaid interest, into shares of our common stock provided that the conversion of such note does not result in the loss of our status as a REIT.

(10) Payment of the subordinated performance fee will be made in the form of an interest bearing note, which will be repaid from the net sales proceeds from our assets as we dispose of them. If this note is not repaid within five years from the date the advisor agreement is terminated, our advisor may elect to convert the balance of the note, including accrued but unpaid interest, into shares of our common stock provided that the conversion of such note does not result in the loss of our status as a REIT.

(11) The average invested assets will equal the average of the aggregate book value of our assets, computed by taking the average of such values at the end of each month during the period specified. However, if during the periods in which we are obtaining regular independent valuations of our assets for ERISA purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt relating to such assets.

            Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

            o the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

            o the success of our advisor in generating opportunities that meet our investment objectives;

            o the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

            o additional revenues realized by our advisor through its relationship with us;

            o the quality and extent of service and advice furnished by our advisor;

            o the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

            o the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

            Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See "- The Advisory Agreement" section above. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

                                 STOCK OWNERSHIP

            The following table shows, as of November 23, 2004, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

                                                                                              COMMON STOCK
                                                                                          BENEFICIALLY OWNED(1)
                                                                              ---------------------------------------------------
                                                                               NUMBER OF SHARES              PERCENTAGE OF
    NAME AND ADDRESS OF BENEFICIAL OWNER                                       OF COMMON STOCK                   CLASS
    ------------------------------------                                      ------------------------  -------------------------
    Behringer Harvard Holdings, LLC...........................................     21,739 (2)                       100%
          15601 Dallas Parkway, Suite 600, Addison, Texas  75001
    Robert M. Behringer (3)...................................................     21,739 (2)                       100%
          15601 Dallas Parkway, Suite 600, Addison, Texas  75001
    Robert S. Aisner (4)......................................................           -                             -
          15601 Dallas Parkway, Suite 600, Addison, Texas  75001
    Gerald J. Reihsen, III (5)................................................           -                             -
          15601 Dallas Parkway, Suite 600, Addison, Texas  75001
    Gary S. Bresky (6)........................................................           -                             -
          15601 Dallas Parkway, Suite 600, Addison, Texas  75001
    M. Jason Mattox(7)........................................................           -                             -
          15601 Dallas Parkway, Suite 600, Addison, Texas  75001
    Independent Director 1                                                               -                             -
    Independent Director 2                                                               -                             -
    All directors and executive officers as a group (seven persons)(2)........      21,739                        100.0%

---------------------

(1) For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) 21,739 shares of common stock outstanding as of November 23, 2004, (2) shares of common stock issuable upon conversion of the 1,000 shares of convertible stock outstanding (the actual number of shares issuable upon such conversion being indeterminable at this time), and (3) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days following November 23, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2) Behringer Harvard Holdings also holds 1,000 shares of convertible stock. The convertible stock is convertible into common shares on the terms and conditions set forth below. The actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

(3) Includes 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. As of November 8, 2004, Mr. Behringer controlled the disposition of approximately 55.73% of the outstanding limited liability company interests and the voting of 100.0% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(4) Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of 4.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Aisner's interest in Behringer Harvard Holdings.

(5) Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings, of which Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Reihsen's interest in Behringer Harvard Holdings.

(6) Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings, of which Mr. Bresky controls the disposition of 3.0% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Bresky's interest in Behringer Harvard Holdings.

(7) Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of 1.5% of the limited liability company interests. Mr. Behringer has the right to vote Mr. Mattox's interest in Behringer Harvard Holdings.

            Our convertible stock is convertible into shares of common stock on the terms and conditions set forth below. There will be no dividends paid on shares of convertible stock. With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of any provision of our articles of incorporation that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

            Each outstanding share of our convertible stock automatically will convert into shares of our common stock upon the occurrence of any of the following events: (A) the termination or expiration without renewal of our advisory agreement with Behringer Harvard Opportunity Advisors I, other than a termination by us because of a material breach by our advisor; (B) receipt by the investors of distributions equal to the sum of the aggregate capital invested by such investors plus a 10% cumulative, non-compounded, annual return on such capital contributions; or (C) the listing of the shares of common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

            Upon the occurrence of any such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which
(i) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the event triggering the conversion exceeds (ii) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions, with such result divided by (B) the value of the company divided by the number of outstanding shares of common stock. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into shares of common stock such that our REIT status would not be jeopardized, with the remaining shares of convertible stock being deemed to be retired upon such conversion.

            As used above and in our charter, "value of the company" means our actual value as a going concern based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our then current balance sheet, provided that (i) if such value is being determined in connection with a change of control that establishes our net worth (e.g., a tender offer for the common stock, sale of all of the common stock or a merger) then the value shall be the net worth established thereby and
(ii) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing. If the holder of shares of convertible stock disagrees with the value so determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

            No additional consideration is due upon the conversion of the convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders' interests.

                              CONFLICTS OF INTEREST

            We are subject to various conflicts of interest arising out of our relationship with Behringer Harvard Opportunity Advisors I, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Behringer Harvard Opportunity Advisors I and its affiliates will be compensated by us. Our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. See "Management -Management Compensation." Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

            Our advisor and its affiliates will try to balance our interests with their duties to other Behringer Harvard sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest" beginning on page 29.

            Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

INTERESTS IN OTHER REAL ESTATE PROGRAMS

            Behringer Harvard Opportunity Advisors I and its partners, officers, employees or affiliates are advisors or general partners of other Behringer Harvard sponsored programs, including partnerships that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Behringer Harvard Opportunity Advisors I and such officers, employees or affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

            Currently, affiliates of our advisor are sponsoring three public real estate programs with substantially similar investment objectives as ours, Behringer Harvard REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I. The public offerings with respect to those programs are expected to terminate on or about February 19, 2005. In addition, Behringer Advisors I, an affiliate of our advisor, proposes to sponsor a new registered public offering by Behringer Harvard REIT I. The registration statement of Behringer Harvard REIT I is for the offer and sale to the public of up to 88,000,000 shares of common stock at a price of $10.00 per share. As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates also have sponsored other privately offered real estate programs with similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard programs. However, to date the investment strategies of the various Behringer Harvard sponsored programs have differed enough that there has not been a significant conflict of interest in the allocation of properties.

            In the event that we, or any other Behringer Harvard program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage loans. See "- Certain Conflict Resolution Procedures" below.

            Our advisor or its affiliates may acquire, for its own account or for private placement, properties which it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF OUR ADVISOR AND ITS AFFILIATES

            We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Behringer Harvard programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard programs and other ventures in which they are involved.

            In addition, each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

            Our advisor or any of its affiliates may temporarily enter into contracts relating to investment in properties all or a portion of which is to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us provided that such property or applicable portion thereof is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our advisor or its affiliate. Further, our advisor or such affiliate may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; our advisor or its affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by our advisor or its affiliates will accrue to us. In no event may we loan funds to our advisor or any of its affiliates (other than in connection with certain mortgage loans approved by a majority of our independent directors), or enter into agreements with our advisor or its affiliates for the provision of insurance covering us or any of our properties.

COMPETITION IN ACQUIRING PROPERTIES

            Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Behringer Harvard programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER

            Because Behringer Securities, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

AFFILIATED PROPERTY MANAGER

            We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has an eight-year term ending ________, 2013, and shall continue thereafter for successive seven-year renewal periods unless terminated by HPT Management by written notice at least 30 days prior to the expiration date of such term. Notwithstanding the foregoing, we can terminate the agreement only in the event of gross negligence or willful misconduct on the part of HPT Management.

HPT Management also serves as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Management - Affiliated Companies."

LACK OF SEPARATE REPRESENTATION

            Morris, Manning & Martin, LLP acts as counsel to us, our advisor, Behringer Securities and their affiliates in connection with this offering and may in the future continue to act as counsel to us, our advisor, Behringer Securities and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

JOINT VENTURES WITH AFFILIATES OF OUR ADVISOR

            We expect to enter into joint ventures, tenant in common investments or other co-ownership arrangements with other Behringer Harvard programs (as well as other parties) for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria - Joint Venture Investments." Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Because our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY OUR ADVISOR AND ITS AFFILIATES

            A transaction involving the purchase and sale of properties and investments in mortgage loans may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, loan refinancing fees and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to our advisor and its affiliates relating to the sale of properties and repayment of principal on mortgages are only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See "Management - Management Compensation."

            Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

            We issued to an affiliate of our advisor all of the 1,000 outstanding shares of convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders' interest in us. The shares of convertible stock will be converted into shares of common stock automatically if:


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            o     the advisory agreement expires without renewal or is
                  terminated, other than due to a termination because of a material breach by advisor;

            o the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions; or

            o the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

            Our advisor and Messrs. Behringer and Aisner, as affiliates of our advisor and of us, can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders' interests. There will be no dividends paid on shares of convertible stock. For a description of the convertible stock see "Description of Stock."

CERTAIN CONFLICT RESOLUTION PROCEDURES

            In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

            o We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.

            o We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

            o Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeds the greater of: (i) 2.0% of our average invested assets for that fiscal year, or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

            o In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other public or private entities affiliated with our advisor and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of


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                  directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

                  - the anticipated cash flow of the property to be acquired and the cash requirements of each program;

                  - the effect of the acquisition both on diversification of each program's investments by type of property and geographic area and on diversification of the tenants of its properties;

                  - the policy of each program relating to leverage of properties;

                  -     the income tax effects of the purchase to each program;

                  -     the size of the investment; and

                  - the amount of funds available to each program and the length of time such funds have been available for investment.

      o If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

      o We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.


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                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

            We invest in commercial real estate properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction. Our investment objectives are:

            o to realize growth in the value of our properties upon our ultimate sale of properties;

            o to maximize net cash from operations such that more cash is available for distribution to you;

            o     to preserve, protect and return your capital contributions;
                  and

            o to provide you with a return of your investment by implementing a plan of liquidation and distribution between the third and sixth anniversaries of the termination of this offering or by listing the shares for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. If we do not liquidate or obtain listing or quotation of the shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our properties and distribute the cash to you unless a majority of the board of directors and a majority of the independent directors extends such date.

            In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage loans, we will also seek to obtain fixed income through the receipt of payments on mortgage loans. We cannot assure you that we will attain these objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risks of our business set forth herein. See "Risk Factors."

            We may not materially change our investment objectives, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine that our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors.

            Decisions relating to the purchase or sale of our investments will be made by Behringer Harvard Opportunity Advisors I, as our advisor, subject to approval by our board of directors, including a majority of our independent directors. See "Management" for a description of the background and experience of the directors and executive officers.

ACQUISITION AND INVESTMENT POLICIES

            We believe that we have a potential to deliver a higher return to investors than other publicly available real estate programs because our intended approach to acquiring and operating income-producing properties utilizes leverage to a greater degree and employs more aggressive and value-added investment strategies. We intend to invest in quality commercial properties, such as office, office-tech, retail, apartment, industrial and hotel properties that have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation. These properties will be identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or which are located in markets with higher volatility, lower barriers to entry and high growth potential may present appropriate investments for us. We intend to hold our properties three to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time. We believe that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.


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            We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We also may acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues.
Many of the markets where we will acquire properties may have low barriers to entry. We are not limited to such types of investments, however. We will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities if our board of directors determines that it would be advantageous to us. We also may invest in commercial properties that are not preleased to such tenants or in other types of commercial properties, such as hotels or motels. We will not, however, be actively engaged in the business of operating hotels, motels or similar properties.

            We will seek to invest in properties that will satisfy our objective of providing cash dividends to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and increased cash flow from operations in order to provide cash dividends to stockholders. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of increasing cash available for payment of dividends, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

            We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Other factors may also cause us to modify our acquisition and investment policies.

            We anticipate that a minimum of 85.0% of the gross proceeds from the sale of shares will be available for our use. We anticipate that a minimum of 84.3% of the proceeds from the sale of our shares will be used to invest in real estate properties and, to a lesser extent, mortgage loans and other investments, and approximately 0.8% of the gross proceeds from the sale of our shares, assuming no debt financing, will be used to establish initial working capital reserves for such real estate properties, and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

            We will not invest more than 10.0% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

            Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Behringer Harvard Opportunity OP I or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See "- The Operating Partnership Agreement" and "- Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See "Federal Income Tax Considerations - Sale-Leaseback Transactions."

            We intend to invest in properties that complement our geographic diversification, although we expect to focus on markets with higher volatility, lower barriers to entry and high growth potential. Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard Opportunity REIT I - Your investment may be subject to additional risks if we make international investments."


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            We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

            Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor licenses and uses proprietary modeling tools developed by an affiliate of our advisor that our advisor believes will help it to identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors, maintain higher relative portfolio property values, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

            In making investment decisions for us, Behringer Harvard Opportunity Advisors I will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. In this regard, Behringer Harvard Opportunity Advisors I will have substantial discretion with respect to the selection of our specific investments.

            Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

            o     plans and specifications;

            o     environmental reports;

            o     surveys;

            o evidence of marketable title subject to such liens and encumbrances as are acceptable to Behringer Harvard Opportunity Advisors I;

            o audited financial statements covering recent operations of properties having operating histories; and

            o     title and liability insurance policies.

            We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

            We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

            In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

            In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate, including:

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            o     changes in general economic or local conditions;

            o changes in supply of or demand for similar or competing properties in an area;

            o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

            o     changes in tax, real estate, environmental and zoning laws;

            o periods of high interest rates and tight money supply that may make the sale of properties more difficult;

            o     tenant turnover; and

            o     general overbuilding or excess supply in the market area.

See "Risk Factors - General Risks Related to Investments in Real Estate."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

            We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Behringer Harvard Opportunity Advisors I will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our affiliate, Behringer Development, for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Behringer Harvard Opportunity Advisors I may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors - General Risks Related to Investments in Real Estate."

            We or Behringer Development (on our behalf) may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

            We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.

ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT

            We may acquire properties, directly or through joint ventures, tenant in common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including (i) Behringer Development, a wholly owned subsidiary of Behringer Harvard Partners, which is a wholly owned subsidiary of Behringer Harvard Holdings, and (ii) BHD, LLC, which is a wholly owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard sponsored programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

            o     acquire a parcel of land;

            o enter into contracts for the construction and development of a commercial building thereon;


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

            o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

            o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

            o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

            o complete the development and allow the tenant or tenants to take possession of the property; and

            o     provide for the acquisition of the property by us.

            We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20.0% to 30.0% of the purchase price of the developed property set forth in the purchase contract.

            Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

            Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Advisors.

            We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

            o Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

            o one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

            o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.


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            Behringer Harvard Opportunity Advisors I will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient net proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Risk Factors - General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS

            The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

            We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

            We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors - General Risks Related to Investments in Real Estate."

JOINT VENTURE INVESTMENTS

            We are likely to enter into joint ventures, tenant in common investments or other co-ownership arrangements with third parties as well as affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with Behringer Harvard Short-Term Fund I, Behringer Harvard REIT I or other Behringer Harvard programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Behringer Harvard Opportunity Advisors I will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real property investments. See, generally, the section of this prospectus captioned "Conflicts of Interest" and the other subsections under this section of the prospectus.


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            At such time during the term of this offering as Behringer Harvard
Opportunity Advisors I believes that a reasonable probability exists that we will enter into a joint venture, tenant in common investment or other co-ownership arrangement with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

            We intend to enter into joint ventures with other Behringer Harvard sponsored programs for the acquisition of properties, but we may only do so provided that:

            o a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and

            o we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

            In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard programs will result in certain conflicts of interest. See "Risk Factors - Risks Related to Conflicts of Interest" and "Conflicts of Interest - Joint Ventures with Affiliates of Behringer Harvard Opportunity Advisors I."

            We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work in concert with other Behringer Harvard programs to apportion the assets within the property among us and the other Behringer Harvard programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard programs or joint ventures comprised of Behringer Harvard programs. The negotiation of how to divide the property among the various Behringer Harvard programs will not be arm's-length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with an unaffiliated third party.

SECTION 1031 TENANT-IN-COMMON TRANSACTIONS

            Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant in common interests through special purpose entities (each of which is referred to in this prospectus as a Behringer Harvard Exchange Entity) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We refer to these transactions as Section 1031 TIC Transactions. In such a transaction, the Behringer Harvard Exchange Entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant in common interest in the property through an assignment of the purchase and sale agreement relating to the property. We also may acquire an interest in the property, and thus,


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become a tenant in common with the 1031 Participants. In addition, we may acquire a property with the intent to, either directly or through a Behringer Harvard Exchange Entity, sell interests in such property to 1031 Participants while retaining a tenant in common interest in such property.

            Behringer Harvard REIT I has acquired the majority of its portfolio assets with Behringer Harvard Exchange Entities in Section 1031 TIC Transactions, and we anticipate that one or more of our future acquisitions will be made in similar transactions. We believe that there are benefits to the publicly held Behringer Harvard sponsored programs in participating in the
Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliates. The Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor's cost, in contrast to the higher contract purchase price for a comparable tenant in common interest paid by third party tenant in common participants. Participation in these transactions may permit us to (i) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property, (ii) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties, (iii) acquire interests in properties that we would be unable to acquire using only our own capital resources, and (iv) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

            Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property. Following its acquisition of a property, the Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan. From time to time, we may participate, at the Behringer Harvard Exchange Entities' cost, as a tenant in common owner of properties that affiliates of our sponsor sell to third parties. At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (i) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we would purchase, at the Behringer Harvard Exchange Entity's cost, any co-tenancy interests remaining unsold; (ii) we guarantee certain bridge loans associated with the tenant in common interests; and/or (iii) we provide security for the guarantee of such loans. (See "Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.") In addition, in connection with such transactions, we may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the Behringer Harvard Exchange Entity will generally pay us a fee of 1.0% of the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity. See "Risk Factors - Federal Income Tax Risks."

            Our board of directors, including a majority of our independent directors, must approve each property acquired by us pursuant to any Section 1031 TIC Transaction. Accordingly, we will only participate in a Section 1031 TIC Transaction in which the Behringer Harvard Exchange Entity purchases property that meets our investment objectives. Under any such program, we would not execute any agreement providing for the potential purchase of the unsold co-tenancy interests from a Behringer Harvard Exchange Entity or directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity. If the price to us is in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors, and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value for the property interests.

            All purchasers of co-tenancy interests, including us, would execute a tenant in common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiaries. The tenant in common agreement generally would provide that all significant decisions, such as the sale, exchange, lease, re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant in common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority. The tenant in common agreement also would generally provide a first purchase right to us and options for us to purchase


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the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to liquidate our portfolio or list our equity on a stock exchange. In addition, the tenant in common agreement would provide for the payment of property management fees to HPT Management of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See "Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions."

MAKING LOANS AND INVESTMENTS IN MORTGAGES

            Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We may invest in mortgage loans (including but not limited to investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage loans. We currently do not expect to make significant investments in mortgage loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our mortgage loan investments.

            We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder's expense. In addition to the appraisal, we will seek to obtain a customary lender's title insurance policy or commitment as to the priority of the mortgage or condition of the title.

            We will not make or invest in mortgage loans on any one property if the aggregate amount all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

            In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:

            o the ratio of the amount of the investment to the value of the property by which it is secured;

            o     the property's potential for capital appreciation;

            o     expected levels of rental and occupancy rates;

            o     current and projected cash flow of the property;

            o     potential for rental increases;

            o     the degree of liquidity of the investment;

            o     geographic location of the property;

            o     the condition and use of the property;

            o     the property's income-producing capacity;

            o     the quality, experience and creditworthiness of the borrower;


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            o     general economic conditions in the area where the property is located; and

            o     any other factors that the advisor believes are relevant.

            We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

            We do not have any policy that limits the amount that we may invest in any single mortgage loan or the amount we may invest in mortgage loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage loans in which we invest.

            Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

BORROWING POLICIES

            While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

            There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of such limit if such excess if approved by a majority of our independent directors, in which case we will disclose such excess borrowing to our stockholders in our next quarterly report, including the justification for such excess.

            Our board of directors has adopted a policy that we will generally limit our aggregate borrowing to 75.0% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation does not apply to individual properties. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 75.0% of the asset value of the property acquired. We expect to borrow up to 75.0% of our aggregate asset value if interest rates and loan terms are favorable. Our board of directors must review our aggregate borrowing at least quarterly.


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            By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors - General Risks Related to Investments in Real Estate." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Behringer Harvard Opportunity Advisors I will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

            Behringer Harvard Opportunity Advisors I will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

            We may not borrow money from any of our directors or from Behringer Harvard Opportunity Advisors I and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

DISPOSITION POLICIES

            We intend to hold each property that we acquire for three to six years from the date of termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property before and/or after the end of the expected holding period if, in the judgment of our advisor and our board of directors, selling the property is in our best interest. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to decline substantially, whether we could apply the proceeds from the sale of the property to an opportunity to acquire or improve other properties consistent with our investment objectives, whether disposition of the property would allow us to increase cash flow, and whether the sale of the property would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code, a REIT which is deemed to have sold property other than foreclosure property held primarily for sale to customers in the ordinary course of business is deemed a "dealer" and subject to a 100.0% penalty tax on the net income from any such prohibited transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid "dealer" status through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years, or through the use of a taxable REIT subsidiary, or TRS. See "Federal Income Tax Considerations - Taxation of the Company."

            When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See "Federal Income Tax Considerations - Failure to Qualify as a REIT." The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

            If our shares are not listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market by the sixth anniversary of the termination of this offering, unless such date is extended by the majority vote of both our board of directors and our independent directors, our charter requires us to begin the sale of all of our properties and distribution to our stockholders of the net sale proceeds resulting from our liquidation. If at any time after the sixth anniversary of the termination of this offering we are not in the process of, or completed, either (i) listing our shares for trading on a national securities exchange or for quotation on The Nasdaq Stock

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Market or (ii) liquidating our assets, investors holding a majority of our shares may vote to liquidate us in response to a formal proxy to liquidate. Depending upon then prevailing market conditions, it is our management's intention to begin to consider the process of listing or liquidation between three to six years after the termination of this offering. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

OTHER INVESTMENTS

            We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

INVESTMENT LIMITATIONS

            Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:

            o invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

            o invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

            o make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Harvard Opportunity Advisors I or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

            o make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Harvard Opportunity Advisors I or its affiliates;

            o make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans to us, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

            o invest more than 10.0% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

            o issue equity securities on a deferred payment basis or other similar arrangement;

            o issue debt securities in the absence of adequate cash flow to cover debt service;


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            o     issue securities which are redeemable solely at the option of the holder (except for shares offered by stockholders to us pursuant to our share repurchase plan);

            o make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT; or

            o operate in such a manner as to be classified as an "investment company" under the Investment Company Act.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

            Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

REAL PROPERTY INVESTMENTS

            As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties. Our advisor is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

            We intend to obtain adequate insurance coverage for all properties in which we invest.


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                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            As of the date of this prospectus, we have not commenced operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.

            We have not entered into any arrangements to acquire any specific property or to make or invest in any specific mortgage loan. The number of properties and mortgages we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

            We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties and mortgage loans, other than those referred to in this prospectus.

            Our advisor may, but is not required to, establish working capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

            The net proceeds of this offering will provide funds to enable us to purchase properties and, to a lesser extent if determined to be in our best interests by our advisor, to invest in mortgage loans. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished. We intend to borrow funds to purchase properties and to enhance our ability to diversify our portfolio. We also may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of the property in cash or for equity securities, or a combination thereof, and selectively encumber all or certain properties following acquisition, if favorable financing terms are available. We intend to apply the proceeds from any such post-acquisition loans to acquire additional properties and, to a lesser extent, mortgage loans, in order to further diversify our investment portfolio. We also may use some or all of the proceeds from loans to make distributions to our stockholders.

            We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

            We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50.0% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled "Federal Income Tax Considerations - Requirements for Qualification as a REIT" are met.


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


LIQUIDITY AND CAPITAL RESOURCES

            Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected to be met from the net proceeds of our initial public offering of our common stock. However, there may be a delay between the sale of our shares of common stock and our purchase of properties or mortgage loan investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our operations. We expect that at least 84.3% of the money that stockholders invest in this offering will be used to buy real estate, make or invest in mortgage loans or make other investments and approximately 0.8% of the gross proceeds of this offering will be set aside as initial working capital reserves for such properties. The remaining 15.0% will be used to pay expenses and fees for selling commissions and dealer manager fees, organization and offering expenses, acquisition and advisory fees and acquisition expenses. Our advisor evaluates potential property acquisitions and mortgage loan investments and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a contract for the purchase of a property is executed, the property generally will not be purchased until the successful completion of due diligence. During this period, we may decide to temporarily invest any unused proceeds from this offering in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

            The amount of dividends to be distributed to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of dividends, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.

            Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

RESULTS OF OPERATIONS

            As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold at least 200,000 shares of our common stock in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus.

INFLATION

            The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, we intend to include provisions in the majority of our leases that would contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance. However, due to the long-term nature of the leases, the leases may not be re-set frequently enough to cover inflation.

CRITICAL ACCOUNTING POLICIES

            Management's discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liablities. On a regular basis, we evaluate these estimates, including investment impairment. These estimates are based on our management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating its real estate related investments for impairment.

      INVESTMENT IMPAIRMENTS

            For real estate directly owned by us, our management will monitor events and changes in circumstance indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

            For real estate owned by us through an investment in a joint venture, tenant in common interest or other similar investment structure, at each reporting date management will compare the estimated fair value of its investment to the carrying value. An impairment charge is recorded to the extent the fair value of its investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

      PURCHASE PRICE ALLOCATION

            Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

            The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management's estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

            We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair value of above-market and below-market leases will be recorded by us as intangible assets and amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

            The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions are based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

            We will amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles are amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

      RELATED PARTY TRANSACTIONS

            We have issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our non-participating, non-voting, convertible stock at a purchase price of $1.00 per share.

            Each outstanding share of our convertible stock automatically will convert into shares of our common stock upon the occurrence of any of the following events: (A) the termination or expiration without renewal of our advisory agreement with Behringer Harvard Opportunity Advisors I, other than a termination by us because of a material breach by our advisor; (B) receipt by the investors of distributions equal to the sum of the aggregate capital invested by such investors plus a 10% cumulative, non-compounded, annual return on such capital contributions; or (C) the listing of the shares of common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

            Upon the occurrence of any such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which
(i) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the event triggering the conversion exceeds (ii) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions, with such result divided by (B) the value of the company divided by the number of outstanding shares of common stock. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into shares of common stock such that our REIT status would not be jeopardized, with the remaining shares of convertible stock being deemed to be retired upon such conversion.

            As used above and in our charter, "value of the company" means our actual value as a going concern based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our then current balance sheet, provided that (i) if such value is being determined in connection with a change of control that establishes our net worth (e.g., a tender offer for the common stock, sale of all of the common stock or a merger) then the value shall be the net worth established thereby and
(ii) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing. If the holder of shares of convertible stock disagrees with the value so determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

            No additional consideration is due upon the conversion of the convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders' interests.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

            We may be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.


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

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

            The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

            Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 32 prior programs over the last ten years, which includes 3 other public programs and 29 privately offered programs. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

            The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table
V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

PUBLIC PROGRAMS

            Currently, affiliates of Behringer Advisors are sponsoring three public real estate programs with substantially identical investment objectives as ours, Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I. The initial public offerings with respect to those programs are expected to terminate on or about February 19, 2005. Behringer Harvard REIT I has filed a registration statement with the Securities and Exchange Commission for a secondary offering of up to 88.0 million shares of common stock at a price of $10.00 per share which is expected to commence on or about February 20, 2005. As described in the "Prior Performance Summary," Robert
M. Behringer and his affiliates have also sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Behringer Advisors and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard programs.

            The aggregate dollar amount of the acquisition and development costs of the properties purchased by the three prior publicly offered programs, as of November 8, 2004, was $80.4 million. All of this amount was spent on acquiring or developing office buildings. Following is a table showing the breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of September 30, 2004:

                     TYPE OF PROPERTY              NEW                      USED            CONSTRUCTION
                     ----------------              ---                      ----            ------------
            Office and Industrial Buildings         0%                      100%                 0%
            Retail Property                         0%                      100%                 0%
            Development Property                    0%                       0%                 100%

            Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our Secretary.

      BEHRINGER HARVARD REIT I

            Behringer Harvard REIT I, a Maryland corporation, was formed in June 2002 to acquire and operate institutional quality office and other commercial properties that generally have premier business addresses in especially desirable locations. Robert M. Behringer serves as the President, Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I. Behringer Advisors LP, an affiliate of our advisor, serves as the advisor to Behringer Harvard REIT I. The initial public offering of Behringer Harvard REIT I's shares of common stock commenced on February 19, 2003. As of November 8, 2004, Behringer Harvard REIT I had raised gross offering proceeds of approximately $102.7 million from the issuance of approximately 10,300,000 shares of common stock to 2,987 investors. A secondary public offering of shares by Behringer Harvard REIT I is expected to commence on or about February 20, 2005. As of November 23, 2004, Behringer Harvard REIT I had purchased interests in five real estate properties amounting to an investment of approximately $102.5 million (purchase price, including debt financing). Behringer Harvard REIT I owns an interest in the following properties:

            o Minnesota Center. In October 2003, Behringer Harvard REIT I acquired a tenant in common interest in this property, which is located on approximately four acres of land in Bloomington, Minnesota. The property consists of a 14-story office building containing approximately 276,425 rentable square feet. As of September 30, 2004, Minnesota Center is approximately 94% leased and includes as its major tenants Computer Associates International, Inc., CB Richard Ellis and Sun Microsystems.

            o Enclave on the Lake. In April 2004, Behringer Harvard REIT I acquired a tenant in common interest in this property, which is located on approximately 6.75 acres of land in Houston, Texas. The property consists of a six-story office building containing approximately 171,090 rentable square feet. As of September 30, 2004, Enclave on the Lake is 98.6% leased to two tenants: SBM-IMODCO, Inc. and Atlantia Offshore Limited, both 100% wholly-owned subsidiaries of IHC Caland N.V., a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining.

            o St. Louis Place. In June 2004, Behringer Harvard REIT I acquired a tenant in common interest in this property, which is located on approximately 0.68 acres of land in St. Louis, Missouri. The property consists of a 20-story office building containing approximately 337,088 rentable square feet. As of September 30, 2004, St. Louis Place is approximately 85% leased and includes as its major tenants Fleishman-Hillard, Inc., Trizec Properties, Inc., Moser & Marsalek, P.C., and Peckham Guyton Albers & Viets, Inc.

            o Colorado Building. In August 2004, Behringer Harvard REIT I acquired a tenant in common interest in this property, which is located on approximately 0.31 acres of land in Washington, D.C. The property consists of an 11-story office building containing approximately 121,701 rentable square feet. As of September 30, 2004, Colorado Building is approximately 81% leased and includes as its major tenants Bowne of New York City, Inc., Infotech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the United States of America (Department of Labor), the United States of America (Environmental Protection Agency) and the Community Transportation Association of America.

            o Travis Tower. In October 2004, Behringer Harvard REIT I acquired a tenant in common interest in this property, which is located on approximately 1.1079 acres of land in Houston, Texas. The property consists of a 21-story office building containing approximately 507,470 rentable square feet. As of October 1, 2004, Travis Tower is approximately 85% leased and includes as its major tenants CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.


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

      BEHRINGER HARVARD SHORT-TERM FUND I

            Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Robert M. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I's units of limited partnership interest commenced on February 19, 2003. As of November 8, 2004, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $45.2 million from the issuance of approximately 4,500,000 units of limited partnership interest to approximately 1,682 investors. As of November 23, 2004, Behringer Harvard Short-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $60 million (purchase price including debt financing). As of November 23, 2004, Behringer Harvard Short-Term Fund I owns an interest in the following properties:

            o The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1983, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building built in 1982. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also includes approximately 1.6 acres of undeveloped adjacent land that currently is under contract for sale. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of November 23, 2004, the Woodall Rodgers Property is approximately 79.5% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

            o The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. As of November 23, 2004, the Quorum Property is approximately 60.4% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

            o The Skillman Property. This property, acquired in July 2004, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns an 85% interest in the Skillman Property. As of November 23, 2004, the Skillman Property is approximately 83.7% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

            o The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 50% interest in the Central Property through a joint venture with unaffiliated third parties. As of November 23, 2004, the Central Property is approximately 67.1% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

            o The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through a joint venture with an unaffiliated third party. As of November 23, 2004, the Coit Property is 100% leased to one tenant, CompUSA, Inc.

            o Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel high rise luxury condominiums and retail. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interets in a limited partnership that owns the property.


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


      BEHRINGER HARVARD MID-TERM FUND I

            Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Robert
M. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund's units of limited partnership interest commenced on February 19, 2003. As of November 8, 2004, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $26.4 million from the issuance of approximately 2,600,000 units of limited partnership interest to approximately 796 investors. As of November 23, 2004, Behringer Harvard Mid-Term Fund I had purchased interests in three real estate properties amounting to an investment of approximately $17.9 million (purchase price including debt financing). Behringer Harvard Mid-Term Fund I owns following properties:

            o The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1980, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Pursuant to a lease terminating in September 2010, the property is 100% leased to SunGard Financial Systems, Inc., which is a wholly owned subsidiary of SunGard Data Systems.

            o The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. As of November 23, 2004, the Northpoint Property was 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

            o The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

PRIVATE PROGRAMS

            The prior privately offered programs sponsored by our affiliates include 35 real estate limited partnerships and one private REIT. The total amount of funds raised from investors in the 36 prior private offerings was approximately $226.2 million, and the total number of investors in such programs was approximately 2,777. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings initiated over the last three years and compensation paid to the sponsors of these programs.

            The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of September 30, 2004, was $437.6 million. Of this aggregate amount, approximately 96.8 % was spent on existing or used properties, approximately 2.6% was spent on construction properties, and approximately 0.6% was spent on acquiring or developing land. Of the aggregate amount, approximately 84.1% was spent on acquiring or developing office buildings, approximately 11.9% was spent on acquiring or developing golf centers and marinas, approximately 1.9% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 1.5% was spent on acquiring or developing retail centers, and approximately 0.6% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $206.4 million, $122.4 million, $56.2 million, $36.5 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of September 30, 2004:

            TYPE OF PROPERTY                  NEW                             USED                 CONSTRUCTION
            ----------------                  ---                             ----                 ------------
            Office buildings                  0.0%                            97.8%                    2.2%
            Apartments                        0.0                            100.0                     0.0
            Retail                            0.0                            100.0                     0.0
            Marinas / golf                    0.0                             91.3                     8.7
            Land                              0.0                            100.0                     0.0
            Storage facilities                0.0                            100.0                     0.0

            These programs have sold 36 of the total of 59 properties, or 61.0% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 1995, results of such programs that have completed their operations since December 31, 1996 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 1997.

            The percentage of these programs, by investment, with investment objectives similar to ours is 84.9. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 30 office buildings with an aggregate purchase price of $371.5 million, using $248.3 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 1995, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

            Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant in common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. As of November 23, 2004, Behringer Harvard Holdings or its affiliates had sponsored six such offerings, in which a real estate fund affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant in common interests in these properties through an assignment of the purchase and sale agreement relating to the property. Behringer Harvard REIT I has participated in five such transactions, in which Behringer Harvard REIT I has retained an interest in the property, and thus, is also a tenant in common.

            Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant in common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private offering of tenant in common interests commenced on May 12, 2004. As of November 23, 2004, Behringer Harvard Beau Terre S, LLC has raised gross offering proceeds of approximately $17.6 million from the sale of 28 tenant in common interests.

            Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant in common interests in Minnesota Center that were not purchased by Behringer Harvard REIT
I. For a description of Minnesota Center, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." As of November 23, 2004, Behringer Harvard Minnesota Center TIC I, LLC has raised gross offering proceeds of approximately $14.0 million from the sale of 21 tenant in common interests.

            Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant in common interests in Enclave on the Lake that were not purchased by Behringer Harvard REIT I. For a description of Enclave on the Lake, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." As of November 23, 2004, Behringer Harvard Enclave S LP has raised gross offering proceeds of approximately $7.7 million from the sale of 12 tenant in common interests.


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


            Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant in common interests in St. Louis Place that were not purchased by Behringer Harvard REIT I. For a description of St. Louis Place, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." As of November 23, 2004, Behringer Harvard St. Louis Place S, LLC has raised gross offering proceeds of approximately $10.6 million from the sale of 14 tenant in common interests.

            Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant in common interests in Colorado Building that were not purchased by Behringer Harvard REIT I. For a description of Colorado Building, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." As of November 23, 2004, Behringer Harvard Colorado Building S, LLC has raised gross offering proceeds of approximately $5 million from the sale of eight tenant in common interests.

            Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant in common interests in Travis Tower that were not purchased by Behringer Harvard REIT I. For a description of Travis Tower, please see the section of this prospectus under the heading "Prior Performance Summary - Public Programs - Behringer Harvard REIT I." As of November 23, 2004, Behringer Harvard Travis Tower S LP has raised gross offering proceeds of approximately $10.5 million from the sale of 21 tenant in common interests.

            In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

            The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P., had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for dividends was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. In response to such downward trends, Harvard Property Trust, Inc.'s management liquidated portfolio properties in an effort to limit the negative economic effects. As a result, that program ultimately realized an 11.4% annualized weighted average return. See Table I in the Prior Performance tables beginning on page A-2. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to pay dividends, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions.

            Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See "Management" for a description of the experience of each of our directors and executive officers.

            No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

            The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

            We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

OPINION OF COUNSEL

            Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2005, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors - Federal Income Tax Risks." The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel's opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

TAXATION OF THE COMPANY

            We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2005. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

            Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003, Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate of tax on dividends received by individuals, the combined maximum corporate and individual federal income tax rates is 44.75% and, with the effect of state income taxes, the combined tax rate can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to taxation of corporations.

            Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

            If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

            Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

            o we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

            o under some circumstances, we will be subject to alternative minimum tax;

            o if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

            o if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100.0% tax;

            o if we fail to satisfy either of the 75.0% or 95.0% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100.0% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability;

            o     if we fail to distribute during each year at least the sum of
                  (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed; and

            o if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

TAXABLE REIT SUBSIDIARIES

            A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35.0% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not qualify as part of a 1031 like-kind exchange or meet the requirements of the "prohibited transactions" safe harbor. See "Requirements for Qualification as a REIT - Operational Requirements - Prohibited Transactions" below.

            A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any dividends paid or deemed paid by any one of our TRSs also will be subject to tax, either (i) to us if we do not pay the dividends received to our stockholders as dividends, or (ii) to our stockholders if we do pay out the dividends received to our stockholders. Further, the rules impose a 100.0% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We may hold more than 10.0% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under "Requirements for Qualification as a REIT - Operational Requirements -- Asset Tests" that generally precludes ownership of more than 10% (by vote or value) of any issuer's securities. However, as noted below, in order for us to qualify as a REIT, the securities of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20.0% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20.0% of the total value of our assets. We cannot, however, assure that we will always satisfy the 20.0% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

            We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs to engage in activities through a TRS for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below. We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.

REQUIREMENTS FOR QUALIFICATION AS A REIT

            In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

      ORGANIZATIONAL REQUIREMENTS

            In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

            o     be a domestic corporation;

            o elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

            o     be managed by one or more trustees or directors;

            o     have transferable shares;

            o     not be a financial institution or an insurance company;

            o     use a calendar year for federal income tax purposes;

            o have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

            o     not be closely held.

            As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50.0% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders for at least 335 days of each taxable year of twelve months. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2005 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Shares - Restrictions on Ownership of Shares." These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See "- Treatment of Tax-Exempt Stockholders" below.

      OWNERSHIP OF INTERESTS IN PARTNERSHIPS AND QUALIFIED REIT SUBSIDIARIES

            In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

      OPERATIONAL REQUIREMENTS - GROSS INCOME TESTS

            To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

            o At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as "prohibited transactions." This is known as the 75.0% Income Test.

            o At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95.0% Income Test.

            The rents we receive, or that we are deemed to receive, qualify as "rents from real property" for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

            o the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

            o rents received from a tenant will not qualify as "rents from real property" if an owner of 10.0% or more of the REIT directly or constructively owns 10.0% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified), other than a TRS;

            o if rent attributable to personal property leased in connection with a lease of real property is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property"; and

            o the REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as "rents from real property," if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as "rents from real property" if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. We may own up to 100.0% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

            We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95.0% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75.0% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

            If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Income Test and the 95.0% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Income Test.

            Prior to the making of investments in properties, we may satisfy the 75.0% Income Test and the 95.0% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75.0% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75.0% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing "new capital investments," however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

            Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. There can be no assurance given in this regard, however.

            Notwithstanding our failure to satisfy one or both of the 75.0% Income and the 95.0% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

            o our failure to meet these tests was due to reasonable cause and not due to willful neglect;

            o we attach a schedule of our income sources to our federal income tax return; and

            o any incorrect information on the schedule is not due to fraud with intent to evade tax.

            It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "- Taxation of the Company," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

      OPERATIONAL REQUIREMENTS - PROHIBITED TRANSACTIONS

            A "prohibited transaction" is a sale by a REIT of property held primarily for sale to customers in the ordinary course of the REIT's trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT). A 100.0% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

            A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100.0% prohibited transaction tax is available if the following requirements are met:

            o     the REIT has held the property for not less than four years;

            o the aggregate expenditures made by the REIT, or any shareholder of the REIT, during the four-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30.0% of the selling price of the property;

            o either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or 1031 like-kind exchanges or (ii) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10.0% of the aggregate bases of all of the assets of the REIT at the beginning of such year;

            o if the property is improved property, the REIT has held the property for at least four years for the production of rental income; and

            o if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

            For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property.

            The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100.0% prohibited transaction tax. In that event, the transaction must be analyzed to determine whether it is a prohibited transaction.

      OPERATIONAL REQUIREMENTS - ASSET TESTS

            At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

            o First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term "real estate assets" includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

            o Second, no more than 25.0% of our total assets may be represented by securities other than those in the 75.0% asset class.

            o Third, of the investments included in the 25.0% asset class, the value of any one issuer's securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of any one issuer's outstanding voting securities.


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            o     Fourth, no more than 20.0% of the value of our total assets may consist of the securities of one or more TRSs.

            o Fifth, no more than 25.0% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75.0% asset test.

            For purposes of the second and third asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.

            The 5.0% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

      OPERATIONAL REQUIREMENTS - ANNUAL DISTRIBUTION REQUIREMENT

            In order to be taxed as a REIT, we are required to make dividend distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90.0% of our REIT taxable income, which is computed without regard to the dividends paid deduction and our capital gain and subject to certain other potential adjustments.

            While we must generally pay dividends in the taxable year to which they relate, we may also pay dividends in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular dividend payment date after the declaration.

            Even if we satisfy the foregoing dividend distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of dividends distributed to stockholders.

            In addition, if we fail to distribute during each calendar year at least the sum of:

            o     85.0% of our ordinary income for that year;

            o 95.0% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

            o     any undistributed taxable income from prior periods,

we will be subject to a 4.0% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

            We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and
(2) the inclusion of that income. It is also possible that net capital gain attributable to the sale of depreciated property may exceed our cash attributable to that sale.

            In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.


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            If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay "deficiency dividends" in a later year and include such distributions in our deductions for dividends paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

            As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be:

            o     we would be required to pay the tax on these gains;

            o our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

            o the basis of a stockholder's shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder's long-term capital gains.

            In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Harvard Opportunity Advisors I or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

      OPERATIONAL REQUIREMENTS - RECORDKEEPING

            In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

FAILURE TO QUALIFY AS A REIT

            If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See "Risk Factors - Federal Income Tax Risks."

SALE-LEASEBACK TRANSACTIONS

            Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.


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            The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75.0% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

TAXATION OF U.S. STOCKHOLDERS

      DEFINITION

            In this section, the phrase "U.S. stockholder" means a holder of shares that for federal income tax purposes:

            o     is a citizen or resident of the United States;

            o is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

            o is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

            o a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

            For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

      DISTRIBUTIONS GENERALLY

            Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving "qualified dividends," dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder's shares, and the amount of each distribution in excess of a U.S. stockholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their federal income tax returns.


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            We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

      CAPITAL GAIN DISTRIBUTIONS

            Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

      PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

            Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their "passive losses" to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

      CERTAIN DISPOSITIONS OF THE SHARES

            In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.

      INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR U.S. STOCKHOLDERS

            Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

            o fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

            o     furnishes an incorrect tax identification number;

            o is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

            o under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

            Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.


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TREATMENT OF TAX-EXEMPT STOCKHOLDERS

            Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code. Our payment of dividends to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

            In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10.0% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25.0% in value of our shares, or (ii) any group of such trusts, each owning more than 10.0% in value of our shares, holds in the aggregate more than 50.0% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10.0% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be "predominately held" by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

            For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9),
(c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts "set aside" or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization which is a prospective stockholder should consult its own tax advisor concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

            The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

      INCOME EFFECTIVELY CONNECTED WITH A U.S. TRADE OR BUSINESS

            In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is "effectively connected" with the non-U.S. stockholder's conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

            The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not "effectively connected" with a U.S. trade or business.

      DISTRIBUTIONS NOT ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

            A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a "United States real property interest" within the meaning of the Foreign Investment in Real Property

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Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

      DISTRIBUTIONS ATTRIBUTABLE TO GAIN FROM THE SALE OR EXCHANGE OF A UNITED STATES REAL PROPERTY INTEREST

            Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains "effectively connected" with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

      WITHHOLDING OBLIGATIONS WITH RESPECT TO DISTRIBUTIONS TO NON-U.S. STOCKHOLDERS

            Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

            o 35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

            o 30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

            In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder's U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

      SALE OF OUR SHARES BY A NON-U.S. STOCKHOLDER

            A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling stockholder's interest in us. Our shares currently are not "regularly traded" on an established securities market.

            If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10.0% of the purchase price and remit this amount to the Internal Revenue Service.


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            Even if not subject to FIRPTA, capital gains will be taxable to a
non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.

            Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

      INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING FOR NON-U.S. STOCKHOLDERS

            Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

STATEMENT OF STOCK OWNERSHIP

            We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAXATION

            We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity OP I, our TRSs, and any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

COMPLIANCE WITH AMERICAN JOBS CREATION ACT

            As part of our strategy for compensating employees, directors, officers, executives and other individuals, we intend to issue one or more forms of equity-based compensation such as (1) options and warrants to purchase our common stock, (2) restricted common stock subject to vesting, and (3) profits interest units in our operating partnership or in an entity that holds interests of our Operating Partnership. Additionally, while we have no current intention to do so, under our stock option plans and warrant plans we may issue stock appreciation rights or restricted stock units. Each of these methods for compensating individuals may constitute "nonqualified deferred compensation plans" under newly-enacted Section 409A of the Internal Revenue Code.

            Section 409A of the Internal Revenue Code applies to plans, agreements and arrangements that meet the definition of "nonqualified deferred compensation plans" as defined in this new provision. Under Section 409A, to avoid adverse tax consequences, "nonqualified deferred compensation plans" must meet certain requirements regarding, among other things, the timing of distributions or payments and the timing of agreements or elections to defer, and must also prohibit any possibility of acceleration of distributions or payments.

            Based on the statutory language and Congressional committee reports, it appears that stock appreciation rights and restricted stock units will likely constitute "nonqualified deferred compensation plans" for purposes of these provisions. It is also possible that restricted stock and some stock options (those with an exercise price that is less than the fair market value of the underlying stock as of the date of grant) could be considered "nonqualified deferred compensation plans" for these purposes.


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            If Section 409A applies to any of the awards issued under our stock option plans, warrant plans or any other arrangement or agreement that we may make, and if the award, arrangement or agreement does not meet the timing and other prohibition requirements of Section 409A, then the following onerous tax consequences will result. All amounts deferred will be currently taxable to the recipient to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the gross income of the affected individual. Interest on the resulting tax deficiency at the statutory underpayment rate plus one percentage point will be due on any resulting tax underpayments computed as if the compensation had been included in the income of the recipient and taxed when first deferred (or, if later, when no longer subject to a substantial risk of forfeiture). Finally, a 20% additional tax would be imposed on the amounts required to be included in income.

            If the affected individual is our employee, we will be required to withhold federal income taxes on the amounts taxable to the employee even though there is no payment from which to deduct this amount. If this were to occur, we would be liable for such amounts but might have no source for reimbursement from the employee. We also will be required to report on an appropriate form (W-2 or 1099) all amounts that are deferred. This is required irrespective of whether such deferred amounts are subject to the Section 409A rules. If we fail to do so, we could be liable for various employment tax penalties.

            It is our current intention not to issue any award, or enter into any agreement or arrangement that would be considered a "nonqualified deferred compensation plan" under Section 409A, unless the award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute and legislative history, that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A.

            Although we intend to avoid the application of Section 409A, we can offer no assurance that we will be successful in avoiding the adverse tax consequences that would result if we are unsuccessful in these efforts.

TAX ASPECTS OF OUR OPERATING PARTNERSHIP

            The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard Opportunity OP I, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

      CLASSIFICATION AS A PARTNERSHIP

            We will be entitled to include in our income a distributive share of Behringer Harvard Opportunity OP I's income and to deduct our distributive share of Behringer Harvard Opportunity OP I's losses only if Behringer Harvard Opportunity OP I is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard Opportunity OP I intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

            Even though Behringer Harvard Opportunity OP I will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Income Test applicable to REITs (90.0% Passive-Type Income Exception). See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above.


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            Applicable Treasury Regulations known as PTP Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through is attributable to the flow-through entity's interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Behringer Harvard Opportunity OP I qualifies for the Private Placement Exclusion. Moreover, even if Behringer Harvard Opportunity OP I were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, we believe Behringer Harvard Opportunity OP I should not be taxed as a corporation because it is eligible for the 90.0% Passive-Type Income Exception described above.

            We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard Opportunity OP I will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard Opportunity OP I will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard Opportunity OP I as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard Opportunity OP I would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

            If for any reason Behringer Harvard Opportunity OP I were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" and "- Operational Requirements - Asset Tests" above. In addition, any change in Behringer Harvard Opportunity OP I's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard Opportunity OP I would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard Opportunity OP I would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard Opportunity OP I's taxable income.

      INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS

            Partners, Not a Partnership, Subject to Tax

            A partnership is not a taxable entity for federal income tax purposes. As a partner in Behringer Harvard Opportunity OP I, we will be required to take into account our allocable share of Behringer Harvard Opportunity OP I's income, gains, losses, deductions and credits for any taxable year of Behringer Harvard Opportunity OP I ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard Opportunity OP I.


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            Partnership Allocations

            Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner's interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard Opportunity OP I's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

            Tax Allocations With Respect to Contributed Properties

            Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a "reasonable method" for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

            Under the partnership agreement for Behringer Harvard Opportunity OP I, depreciation or amortization deductions of Behringer Harvard Opportunity OP I generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard Opportunity OP I, except to the extent that Behringer Harvard Opportunity OP I is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard Opportunity OP I than would have occurred had we purchased such properties for cash.

            Basis in Operating Partnership Interest

            The adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP I generally is equal to (1) the amount of cash and the basis of any other property contributed to Behringer Harvard Opportunity OP I by us, (2) increased by (a) our allocable share of Behringer Harvard Opportunity OP I's income and (b) our allocable share of indebtedness of Behringer Harvard Opportunity OP I, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard Opportunity OP I's loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard Opportunity OP I.

            If the allocation of our distributive share of Behringer Harvard Opportunity OP I's loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP I below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard Opportunity OP I or a reduction in our share of Behringer Harvard Opportunity OP I's liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute


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taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard Opportunity OP I has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

            Depreciation Deductions Available to the Operating Partnership

            Behringer Harvard Opportunity OP I will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard Opportunity OP I acquires properties for cash, Behringer Harvard Opportunity OP I's initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard Opportunity OP I. Behringer Harvard Opportunity OP I plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard Opportunity OP I generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Behringer Harvard Opportunity OP I acquires properties in exchange for units of Behringer Harvard Opportunity OP I, Behringer Harvard Opportunity OP I's initial basis in each such property for federal income tax purposes should be the same as the transferor's basis in that property on the date of acquisition by Behringer Harvard Opportunity OP I. Although the law is not entirely clear, Behringer Harvard Opportunity OP I generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

      SALE OF THE OPERATING PARTNERSHIP'S PROPERTY

            Generally, any gain realized by Behringer Harvard Opportunity OP I on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard Opportunity OP I upon the disposition of a property acquired by Behringer Harvard Opportunity OP I for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP I.

            Our share of any gain realized by Behringer Harvard Opportunity OP I on the sale of any property held by Behringer Harvard Opportunity OP I as inventory or other property held primarily for sale to customers in the ordinary course of Behringer Harvard Opportunity OP I's trade or business will be treated as income from a prohibited transaction that is subject to a 100.0% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See "- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests" above. We, however, do not currently intend to acquire or hold or allow Behringer Harvard Opportunity OP I to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Behringer Harvard Opportunity OP I's trade or business.

      1031 EXCHANGE PROGRAM

            Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a Behringer Harvard Exchange Entity. The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets primarily owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

            As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it

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sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

            When we purchase interests in the Exchange Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. We will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.


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           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

GENERAL

            The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

            Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

            In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

            o whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

            o whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

            o whether the investment will result in UBTI to the Plan or IRA, see "Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders";

            o whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

            o     the need to value the assets of the Plan or IRA annually; and

            o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

            Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY

            Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which

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


may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

ANNUAL VALUATION REQUIREMENT

            Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.

            Unless and until our shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per shares will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property. Beginning two years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate. Such valuations will be performed by persons independent of us and of Behringer Harvard Opportunity Advisors I.

            We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2009, or two years after the last offering of our shares.

            There can be no assurance, however, with respect to any estimate of value that we prepare, that:

            o the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

            o our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

            o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.


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FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS

            Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and "parties-in-interest" or "disqualified persons" are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

            In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as "Plan Assets," our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

PLAN ASSETS - DEFINITION

            A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

            o in securities issued by an investment company registered under the Investment Company Act;

            o in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

            o in which equity participation by "benefit plan investors" is not significant; or

            o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

            The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by "benefit plan investors" in excess of 25.0%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

PUBLICLY OFFERED SECURITIES EXEMPTION

            As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

            Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our


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shares are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is `freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the "freely transferable" requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

            Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are "freely transferable." The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not "freely transferable."

            We have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, that it is more likely than not that our shares will be deemed to constitute "publicly offered securities" and, accordingly, it is more likely than not that our underlying assets should not be considered "plan assets" under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be "plan assets," the problems discussed below are not expected to arise.

REAL ESTATE OPERATING COMPANY EXEMPTION

            Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

            An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

CONSEQUENCES OF HOLDING PLAN ASSETS

            In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

            If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or


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restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS

            Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

PROHIBITED TRANSACTIONS - CONSEQUENCES

            ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRA's, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.


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                              DESCRIPTION OF SHARES

            The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

            Under our charter, we have authority to issue a total of 400,001,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could adversely affect the voting rights of holders of our issued and outstanding stock, or delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

            As of November 23, 2004, 21,739 shares of our common stock and 1,000 shares of our convertible stock were issued and outstanding and owned by Behringer Harvard Holdings and no shares of preferred stock were issued and outstanding.

COMMON STOCK

            The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

            We expect that, until our common stock is listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, we will not issue a certificate representing stock ownership. Instead, our shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix Transfer, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

CONVERTIBLE STOCK

            Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share. We have issued all of such shares to Behringer Harvard Holdings, an affiliate of our advisor. There will be no dividends paid on shares of convertible stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock.


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            With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of our provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

            Each outstanding share of our convertible stock automatically will convert into shares of our common stock upon the occurrence of any of the following events: (A) the termination or expiration without renewal of our advisory agreement with Behringer Harvard Opportunity Advisors I, other than a termination by us because of a material breach by our advisor; (B) receipt by the investors of distributions equal to the sum of the aggregate capital invested by such investors plus a 10% cumulative, non-compounded, annual return on such capital contributions; or (C) the listing of the shares of common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market.

            Upon the occurrence of any such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which
(i) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the event triggering the conversion exceeds (ii) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions, with such result divided by (B) the value of the company divided by the number of outstanding shares of common stock. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into shares of common stock such that our REIT status would not be jeopardized, with the remaining shares of convertible stock being deemed to be retired upon such conversion.

            As used above and in our charter, "value of the company" means our actual value as a going concern based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our then current balance sheet, provided that (i) if such value is being determined in connection with a change of control that establishes our net worth (e.g., a tender offer for the common stock, sale of all of the common stock or a merger) then the value shall be the net worth established thereby and
(ii) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing. If the holder of shares of convertible stock disagrees with the value so determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

            No additional consideration is due upon the conversion of the convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders' interests.

PREFERRED STOCK

            Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our advisor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders. In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.


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MEETINGS AND SPECIAL VOTING REQUIREMENTS

            An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10.0% of our outstanding shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10.0% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the Secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

            Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:

            o     the election or removal of directors;

            o any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

            o     our liquidation or dissolution;

            o     a reorganization as provided in our charter; and

            o any merger, consolidation or sale or other disposition of substantially all of our assets.

            Except as provided above, the approval of our board of directors and of holders of at least a majority of our outstanding common stock is required for any of the foregoing. Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

            Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Harvard Opportunity Advisors I or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

            Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder's name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

            In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.


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RESTRICTION ON OWNERSHIP OF SHARES

            In order for us to qualify as a REIT, not more than 50.0% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

            In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or preferred stock (subject to adjustment to not more than 9.9%). This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock. However, if the terms of our convertible stock provide that in the event of any conversion that our board determines in good faith would jeopardize our qualification as a REIT, then only such number of shares of convertible stock (or fraction thereof) shall be converted into shares of common stock such that our REIT status is not jeopardized, with the remaining shares of convertible stock being deemed to be retired immediately prior to such conversion.

            Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and
(b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

            Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of
Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

            Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being "closely held" under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.


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            Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

            In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

            Every owner of more than 5.0% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

            The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

DIVIDENDS

            We may pay dividends to our stockholders from available capital in anticipation of future cash flow from our investments. There can be no assurance that future cash flow will support dividends at the rate that such dividends are paid in any particular distribution period. See "Risk Factors - There can be no assurance that we will be able to maintain cash distributions or that distributions will increase over time."

            We intend to declare and pay dividends on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Dividends will be paid to investors who are stockholders as of the record dates selected by the directors. We intend to calculate our monthly dividends based on daily record and dividend declaration dates so our investors will be entitled to be paid dividends immediately upon the purchase of their shares.

            We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See "Federal Income Tax Considerations - Requirements for Qualification as a REIT."


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            Dividends will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board's discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make dividend distributions.

            Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

            o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

            o Any failure by a borrower under our mortgage loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

            o Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

            o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

            o There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

            o Federal income tax laws require REITs to distribute at least 90.0% of their taxable income to stockholders. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

            o In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

            o We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

            In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay dividends to you.

            We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.


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SHARE REDEMPTION PROGRAM

            Prior to the time that our shares are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, our stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

            Except as described below for redemptions upon the death of a stockholder or upon the disability of the stockholder or such stockholder's need for long-term care, the purchase price for the redeemed shares will equal the lesser of (1) the price the stockholder actually paid for the shares or (2) either (i) prior to the time we begin having appraisals performed by an independent third party, $9.00 per share, or (ii) after we begin obtaining such appraisals, 90.0% of the net asset value per share, as determined by the appraisals. In the event that you redeem all of your shares, any shares that you purchased pursuant to our dividend reinvestment and automatic purchase plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard OP I. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death of a stockholder, a stockholder's disability or need for long-term care, other exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder's IRA,
(2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program. For a description of the exchange rights of the limited partners of Behringer Harvard OP I, see the section of this prospectus captioned "The Operating Partnership Agreement - Exchange Rights."

            In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

            The purchase price for shares redeemed upon the death of a stockholder, until we begin having appraisals performed by an independent third party, will be equal to the price the stockholder actually paid for the shares. Thereafter, the purchase price will be the fair market value of the shares, as determined by the appraisals. We will redeem shares upon the death of a stockholder only to the extent that we have sufficient funds available to us to fund such redemption.

            Furthermore, and subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a "qualifying disability" (as defined below), after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder's qualifying disability. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon disability does not apply. In order for a disability to be considered a "qualifying disability," (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the "applicable governmental agency"). The "applicable governmental agencies" are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii)


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if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran's Administration.

            Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to disabled stockholders or stockholders in need of long-term care, unless permitted in the discretion of the board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor's initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

            We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

            o     disabilities occurring after the legal retirement age,

            o     temporary disabilities, and

            o disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other "applicable governmental agencies" described above. However, where a stockholder requests the redemption of his shares due to a disability or the need for long term care, and such stockholder does not have a "qualifying disability" under the terms described above, our board of directors, in its discretion, may redeem the stockholder's shares based on the stockholder's disability or need for long-term care.

            The purchase price for shares redeemed upon the death or disability of a stockholder or such stockholder's need for long-term care, until we begin having appraisals performed by an independent third party, will be equal to the price the stockholder actually paid for the shares. Thereafter, the purchase price will be the fair market value of the shares, as determined by the appraisals. We will redeem shares upon the disability of the stockholder or such stockholder's need for long-term care only to the extent that we have sufficient funds available to us to fund such redemption.

            Our share redemption program, including the redemption upon the death or disability of a stockholder, is available only for stockholders who purchase their shares directly from us or certain transferees, and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (i) acquired the shares to be repurchased directly from us or (ii) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

            We will engage a third party to conduct a Uniform Commercial Code
(UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will deduct $300 from the proceeds of

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the repurchase to cover our costs for this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

            We intend to redeem shares quarterly under the program. During any calendar year, we will not redeem in excess of 5.0% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our dividend reinvestment and automatic purchase plan. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination, or amendment is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death or disability of a stockholder. See "Risk Factors - Risks Related to Our Business in General."

            A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we do not have sufficient funds available at the time when redemption is requested, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored pro rata among all requesting stockholders in any given redemption period with a priority given first to redemptions upon the death or disability of a stockholder, next to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy, next to stockholders subject to a mandatory distribution requirement under such stockholder's IRA, and, finally, to other redemption requests. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

            In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25.0% of the holder's shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested
(1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or who is deemed by our board of directors to be permanently disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder's IRA, a minimum of 10.0% of the stockholder's shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25.0% of such stockholder's remaining shares. A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his shares due to a qualifying disability must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder's disability. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last date during a quarter in which we have received the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption and the conditions are satisfied, the effective date of redemptions will be no later than 45 days after the quarterly determination of the availability of funds for redemption.

            Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Taxation of U.S. Stockholders."


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            The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or exemption from such laws.

            The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

            A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

            o a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market; or

            o a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Harvard Opportunity Advisors I or our investment objectives.

            In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

            In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

            (1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

            (2)   one of the following:

                  (a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

                  (b) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

            We are prohibited from participating in any Roll-up Transaction:

            o that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

            o that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;


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            o     in which our investor's rights to access of records of the
                  Roll-up Entity will be less than those provided in the section of this prospectus entitled "- Meetings and Special Voting Requirements" above; or

            o in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

      BUSINESS COMBINATIONS

            Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

            o any person who beneficially owns 10.0% or more of the voting power of the corporation's shares; or

            o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

            A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

            After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

            o 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

            o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

            These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

      CONTROL SHARE ACQUISITIONS

            Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

            o     one-tenth or more but less than one-third,

            o     one-third or more but less than a majority, or


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            o     a majority or more of all voting power.

            Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

            A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

            If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

            The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

            Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

      SUBTITLE 8

            Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

            o     a classified board,

            o     two-thirds vote requirement for removing a director,

            o a requirement that the number of directors be fixed only by vote of the directors,

            o a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

            o a majority requirement for the calling of a special meeting of stockholders.

            Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.


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      ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

            Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.


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          SUMMARY OF DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLAN

            We have adopted a dividend reinvestment and automatic purchase plan that allows you to have dividends otherwise distributable to you invested in additional shares of our common stock and to make cash investments of $25.00 or more in additional shares of common stock at regular intervals through you checking, savings or other bank account. You may elect to participate in either the dividend reinvestment feature or the automatic purchase feature of the plan or both. We are offering 4,000,000 shares for sale pursuant to our dividend reinvestment and automatic purchase plan at $10.00 per share. Such price will be available only until the termination of this offering, which is anticipated to be on or before __________, 2007. In certain limited circumstances where the purchaser has purchased shares at a price of less than $10.00 per share as a result of reduced sales commissions and/or dealer manager fees or in connection with an agreement with us and/or our dealer manager, the price per share relating to the dividend reinvestment feature of the plan may be less than $10.00 per share. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan up to ___________, 2013. The following is a summary of our dividend reinvestment and automatic purchase plan. A complete copy of our form of dividend reinvestment and automatic purchase plan is included in this prospectus as Exhibit C.

            Dealer manager fees not to exceed 1.0% will be paid with respect to shares purchased pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan. Dealer manager fees not to exceed 2.5% will be paid with respect to automatic purchases under our dividend reinvestment and automatic purchase plan. In addition, selling commissions not to exceed 7.0% will be paid with respect to purchases under the dividend reinvestment and automatic purchase plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. Each stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to the plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with our dealer manager, no selling commission will be paid. If no such broker is designated or if the stockholder participating in the plan designates only a portion of the 7.0% selling commission to be paid to his or her broker, the amount that would have been paid as a selling commission will be retained and used by us. Therefore, we will receive an additional $0.15 per share in proceeds for each share purchased as a dividend reinvestment. Accordingly, the economic benefits resulting from dividend reinvestment purchases by the stockholders who have not designated a broker to receive the 7.0% selling commission, and from Behringer Securities' elimination of its dealer manager fee, will be shared with all stockholders.

            Pursuant to the terms of our dividend reinvestment and automatic purchase plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT I) will act on behalf of participants to acquire shares of our common stock with the cash dividends they are entitled to receive from us and/or amounts participants designate to be deducted from their bank accounts for automatic purchases. Stockholders participating in the dividend reinvestment and automatic purchase plan may purchase fractional shares. If sufficient shares are not available for issuance under the plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our dividend reinvestment and automatic purchase plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering.

INVESTMENT OF DIVIDENDS

            Investors who elect dividend reinvestment generally are required to have the full amount of their cash dividends from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor's request for less than all of the investor's shares to be subject to participation in the plan. In addition to participation by our stockholders, limited partners of Behringer Harvard Opportunity OP I may also participate in our dividend reinvestment plan and have cash otherwise distributable to them by Behringer Harvard Opportunity OP I invested in our shares.

            After the expiration of the offering of the shares we have registered for sale under the dividend reinvestment and automatic purchase plan, we may determine to allow participants to reinvest cash dividends from us in shares issued by a subsequent Behringer Harvard program only if all of the following conditions are satisfied:


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            o     prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard program and such prospectus allows investments pursuant to a dividend or distribution reinvestment plan;

            o a registration statement covering the interests in the subsequent Behringer Harvard program has been declared effective under the Securities Act;

            o the offer and sale of such interests are qualified for sale under applicable state securities laws;

            o the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard program;

            o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard program; and

            o the subsequent Behringer Harvard program has substantially identical investment objectives as Behringer Harvard Opportunity REIT I.

            Stockholders who invest in subsequent Behringer Harvard programs pursuant to our dividend reinvestment and automatic purchase plan will become investors in such subsequent Behringer Harvard program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard program.

AUTOMATIC PURCHASES OF SHARES

            After your initial purchase of shares, you may elect to purchase additional shares of our common stock through our dividend reinvestment and automatic purchase plan. The automatic purchase feature of this plan allows investors to make cash investments of $25 or more through their checking, savings or other bank account at regular intervals selected by the investor. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

            You may elect to participate in our dividend reinvestment and automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the dividend reinvestment feature of the plan, the automatic purchase feature of the plan, or both. If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities LP, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in the dividend reinvestment feature of the plan will commence with the next dividend payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the dividend relates. Participation in the automatic purchase feature of the plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

            Some brokers may determine not to offer their clients the opportunity to participate in our dividend reinvestment and automatic purchase plan. Any prospective investor who wishes to participate in our dividend reinvestment and automatic purchase plan should consult with his broker as to the broker's position regarding participation in the dividend reinvestment and automatic purchase plan.

            We reserve the right to prohibit qualified retirement plans from participating in our dividend reinvestment and automatic purchase plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

            Each stockholder electing to participate in our dividend reinvestment and automatic purchase plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.


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


            To withdraw from participation in our dividend reinvestment and automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the plan, you must provide written notice to Behringer Securities. A withdrawal from participation in the dividend reinvestment feature of the plan will be effective with respect to dividends for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase feature of the plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

            Offers and sales of shares pursuant to the dividend reinvestment and automatic purchase plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the dividend reinvestment and automatic purchase plan in any states in which registration is not renewed annually.

REPORTS TO PARTICIPANTS

            Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the dividends and automatic debit funds received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares, and the total shares purchased on behalf of the participant pursuant to our dividend reinvestment and automatic purchase plan.

FEDERAL INCOME TAX CONSIDERATIONS

            Taxable participants who reinvest dividends pursuant to the plan will incur tax liability for partnership income allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested under the plan. See "Risk Factors - Federal Income Tax Risks." Tax information regarding each participant's participation in the plan will be provided to each participant at least annually.

AMENDMENT AND TERMINATION

            We reserve the right to amend any aspect of our dividend reinvestment and automatic purchase plan with 30 days notice to participants. The reinvestment agent also reserves the right to terminate a participant's individual participation in the plan, and we reserve the right to terminate the plan in our sole discretion at any time, by sending ten days' prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.


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

                       THE OPERATING PARTNERSHIP AGREEMENT

GENERAL

            Behringer Harvard Opportunity OP I was formed in November 2004 to acquire, own and operate properties on our behalf. It will be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT's proportionate share of the assets and income of an UPREIT, such as Behringer Harvard Opportunity OP I, will be deemed to be assets and income of the REIT.

            A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard Opportunity OP I is structured to make distributions with respect to limited partnership units that will be equivalent to the dividend distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard Opportunity OP I may later exchange his or her limited partnership units in Behringer Harvard Opportunity OP I for shares of our common stock in a taxable transaction.

            The partnership agreement for Behringer Harvard Opportunity OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard Opportunity OP I. In the event of such a merger, exchange or conversion, Behringer Harvard Opportunity OP I would issue additional limited partnership interests which would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard Opportunity OP I. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

            We intend to hold substantially all of our assets through Behringer Harvard Opportunity OP I. We are the sole general partner of Behringer Harvard Opportunity OP I and, as of November 23, 2004, we owned an approximately 0.1% equity percentage interest in Behringer Harvard Opportunity OP I. Our subsidiary, BHR Partners II, LLC, has contributed $170,000 to Behringer Harvard Opportunity OP I and is the only limited partner and the owner of the other approximately 99.9% equity percentage interest in Behringer Harvard Opportunity OP I. As the sole general partner of Behringer Harvard Opportunity OP I, we have the exclusive power to manage and conduct the business of Behringer Harvard Opportunity OP I.

            The following is a summary of certain provisions of the partnership agreement of Behringer Harvard Opportunity OP I. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

CAPITAL CONTRIBUTIONS

            As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Behringer Harvard Opportunity OP I as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard Opportunity OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard Opportunity OP I requires additional funds at any time in excess of capital contributions made by us and BHR Partners II or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard Opportunity OP I on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard Opportunity OP I to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard Opportunity OP I.


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

OPERATIONS

            The partnership agreement requires that Behringer Harvard Opportunity OP I be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard Opportunity OP I will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard Opportunity OP I being taxed as a corporation, rather than as a partnership. See "Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership."

            The partnership agreement provides that Behringer Harvard Opportunity OP I will distribute cash flow from operations to the limited partners of Behringer Harvard Opportunity OP I in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of limited partnership interest in Behringer Harvard Opportunity OP I will receive the same amount of annual cash flow distributions from Behringer Harvard Opportunity OP I as the amount of annual dividends paid to the holder of one of our shares of common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make dividend distributions to our stockholders.

            Similarly, the partnership agreement of Behringer Harvard Opportunity OP I provides that taxable income is allocated to the limited partners of Behringer Harvard Opportunity OP I in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard Opportunity OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP I.

            Upon the liquidation of Behringer Harvard Opportunity OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard Opportunity OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we or BHR Partners II were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Behringer Harvard Opportunity OP I equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

            In addition to the administrative and operating costs and expenses incurred by Behringer Harvard Opportunity OP I in acquiring and operating real properties, Behringer Harvard Opportunity OP I will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard Opportunity OP I. Such expenses will include:

            o all expenses relating to the formation and continuity of our existence;

            o all expenses relating to the public offering and registration of securities by us;

            o all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

            o all expenses associated with compliance by us with applicable laws, rules and regulations;

            o all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

            o all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard Opportunity OP I.

All claims between the partners of Behringer Harvard Opportunity OP I arising out of the partnership agreement are subject to binding arbitration.

EXCHANGE RIGHTS

            The limited partners of Behringer Harvard Opportunity OP I, including BHR Partners II, have the right to cause their limited partnership units to be redeemed by Behringer Harvard Opportunity OP I or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of November 8, 2004, there are 170,000 limited partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be "integrated" with any other distribution of our shares for purposes of complying with the Securities Act.

            Subject to the foregoing, limited partners of Behringer Harvard Opportunity OP I may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard Opportunity OP I in exchange for their limited partnership units. Rather, in the event a limited partner of Behringer Harvard Opportunity OP I exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

TRANSFERABILITY OF INTERESTS

            We may not (1) voluntarily withdraw as the general partner of Behringer Harvard Opportunity OP I, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Behringer Harvard Opportunity OP I (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard Opportunity OP I in return for an interest in Behringer Harvard Opportunity OP I and agrees to assume all obligations of the general partner of Behringer Harvard Opportunity OP I. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard Opportunity OP I, other than BHR Partners II and other affiliates of Robert M. Behringer. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard Opportunity OP I, in whole or in part, without our written consent as general partner. In addition, BHR Partners II may not transfer its interest in Behringer Harvard Opportunity OP I as long as Behringer Harvard Opportunity Advisors I is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHR Partners II.

                              PLAN OF DISTRIBUTION

THE OFFERING

            We are offering a maximum of 40,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 4,000,000 shares for sale pursuant to our dividend reinvestment and automatic purchase plan at a price of $10.00 per share. Therefore, a total of 44,000,000 shares are being registered in this offering. The offering of shares of our common stock will terminate on or before ___________, 2007. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan up to ___________, 2013, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

BEHRINGER SECURITIES

            Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs, including the securities being offered in this offering. Behringer Securities has acted as dealer manager for prior public offerings by Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I and is acting as dealer manager for the new proposed public offering of Behringer Harvard REIT I. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management - Affiliated Companies - Dealer Manager."

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

            Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing and due diligence expense reimbursement. We will only reimburse the managing dealer for actual expenses incurred in connection with the due diligence of us and this offering and such reimbursement will be paid following submission of invoices supporting such expenses. With respect to purchases pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0% of the gross proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. A broker-dealer for a stockholder who elects to participate in our dividend reinvestment and automatic purchase plan will be paid selling commissions for the reinvestment purchases at the same rate as for the stockholder's initial purchases. However, stockholders participating in the dividend reinvestment and automatic purchase plan may designate the amount of the selling commission, up to 7.0%, and to whom it will be paid. To the extent that all or a portion of the 7.0% selling commission is not designated for payment to a stockholder's broker, the 7.0% selling commission, or balance thereof, will be retained and used by us for additional investments. See "Summary of Dividend Reinvestment and Automatic Purchase Plan - Investment of Dividends."


                                                                                PER SHARE       TOTAL MINIMUM        TOTAL MAXIMUM
                                                                               ------------     --------------       -------------
Price to public ........................................................       $      10.00       $  2,000,000       $440,000,000
Selling commissions ....................................................                .70            140,000         30,800,000
Dealer manager fees (including reimbursement for due diligence expenses)                .25             50,000         11,000,000
Due diligence expense reimbursement
Proceeds to Behringer Harvard Opportunity REIT I .......................       $       9.05       $  1,810,000       $850,750,000
                                                                               ============       ============       ============

            We will not pay any selling commissions in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature.

            Our dealer manager may authorize certain other broker-dealers who are members of the NASD to sell shares of our common stock. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing support fees, and due diligence expense reimbursement for bona fide due diligence expenses. The amount of the reallowance and reimbursement will be commensurate with the participating broker-dealer's level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. The dealer manager will not reallow any dealer manager fees for sales made under the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan.

            We or our affiliates may also provide non-cash incentive items for registered representatives of our dealer manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event we have a sales incentive person for registered representatives of the dealer manager or participating broker dealers, all payments will be made, in cash, only to the dealer manager of the participating broker dealer. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Rule 2710(d) of the NASD Manual. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. The value of such items shall be considered underwriting compensation in connection with this offering. In no event shall the total underwriting compensation, including selling commissions and the dealer manager fee exceed 10.0% of gross offering proceeds. Underwriting compensation includes selling commissions, the dealer manager fee, wholesaling compensation and expense compensation, expenses relating to sales services, and sales incentives. We may reimburse the dealer manager an additional 0.5% of gross proceeds for reimbursement of bona fide due diligence expenses.

            Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.

            We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

            The broker-dealers participating in the offering of our shares are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

SHARES PURCHASED BY AFFILIATES

            Our executive officers and directors, as well as officers and employees of Behringer Harvard Opportunity Advisors I and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Harvard Opportunity Advisors I and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Harvard Opportunity Advisors I or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.

SUBSCRIPTION PROCESS

            We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to Behringer Securities a check for the full purchase price of the shares, payable to "___________, Behringer Harvard Opportunity REIT I, Inc." For subscriptions prior to the initial release of Funds from Escrow and, thereafter, payable to "Behringer Harvard Opportunity REIT I, Inc." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

            o     have received this prospectus;

            o     agree to be bound by the terms of our charter;

            o     meet the suitability standards described in this prospectus;

            o understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

            o     are purchasing the shares for your own account;

            o     acknowledge that there is no public market for our shares; and

            o are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See also the section of this prospectus captioned "How to Subscribe."

            Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement. We reserve the right to reject any subscription in whole or in part notwithstanding our deposit of subscription funds in a company account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and the broker-dealers participating in the offering will submit a subscriber's check promptly to the company, which will promptly deposit such check with the escrow agent or the company's account, as applicable. In certain circumstances where the suitability review procedures are more lengthy, a subscriber's check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. Until we sell the minimum of 200,000 shares of common stock, the proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us. Once we sell the minimum of 200,000 shares of common stock and release the proceeds from escrow, we will deposit your subscription in our account and will be held for your benefit pending our acceptance and countersigning of your subscription agreement.

            We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold 200,000 shares of our common stock and released the subscription proceeds from escrow we expect to admit new investors at least monthly.

MINIMUM OFFERING

            Subscription proceeds will be placed in escrow until such time as subscriptions to purchase an aggregate of at least 200,000 shares of common stock have been received and accepted by us (the "Minimum Offering"). Any shares purchased by our advisor or its affiliates will not be counted in calculating the Minimum Offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before ___________, 2006 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

            If the Minimum Offering has not been received and accepted by ___________, 2006 (one year after the date of this prospectus), our escrow agent will promptly so notify us, and this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of the escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

            Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 2,200,000 shares aggregating at least $22.0 million, have been received and accepted by us. If we have not received and accepted subscriptions for 2,200,000 shares by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

            Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions for at least 250,000 shares, aggregating at least $2.5 million, have been received and accepted by us. If we have not received and accepted subscriptions for 250,000 shares by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.

ADMISSION OF STOCKHOLDERS

            Initial subscribers may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in New York may not be admitted as stockholders until subscriptions have been received and accepted for 250,000 shares, and except that subscribers residing in Pennsylvania may not be admitted until subscriptions have been received and accepted for 2,200,000 shares. In addition, certain other states may impose different requirements than those set forth herein. We expect to admit stockholders to Behringer Harvard Opportunity REIT I on a monthly basis following the Minimum Offering.

            Upon receipt of accepted subscriptions for the minimum of 200,000 shares of common, the escrow agent will release such subscribers' funds to us. We may, in our discretion, delay the release of funds from escrow beyond the date we receive subscriptions for the minimum number of shares. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally as well as the interest, if any, earned on subscription funds held in our accounts prior to our acceptance of such subscription will not become part of our capital. Instead, promptly after ten days following each new investor admission date, we will or will cause the escrow agent, as the case may be, to make distributions to stockholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow by our escrow agent or by us in our account for at least 35 days prior to our acceptance of your subscription. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.

            The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

INVESTMENTS BY IRAS AND QUALIFIED PLANS

            Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

            We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

VOLUME DISCOUNTS

            In connection with sales of certain minimum numbers of shares to a "purchaser," as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available:

                                                                                     COMMISSIONS ON SALES PER INCREMENTAL
                                                                                        SHARE IN VOLUME DISCOUNT RANGE
                                                                              -----------------------------------------------
              NUMBER OF              PURCHASE PRICE PER INCREMENTAL                  PERCENTAGE
           SHARES PURCHASED          SHARE IN VOLUME DISCOUNT RANGE           (BASED ON $10 PER SHARE)                 AMOUNT
           ----------------          ------------------------------           ------------------------                 ------
         1 to 50,000                             $10.00                                 7.0%                            $0.70
         50,001 to 100,000                       $9.80                                  5.0%                            $0.50
         100,001 and over                        $9.60                                  3.0%                            $0.30

            For example, if an investor purchases 600,000 shares he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining 500,000 shares ($9.60 per share). Accordingly, he or she could pay as little as $5,790,000 (approximately $9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $210,000 (approximately $0.35 per share) and, after payment of the dealer manager fee of $150,000 ($0.25 per share), we would receive net proceeds of $5,430,000 ($9.05 per share). The net proceeds to us will not be affected by volume discounts.

            In order to encourage purchases of 1,000,000 or more shares, a potential purchaser who proposes to purchase at least 1,000,000 shares may agree with Behringer Harvard Opportunity Advisors I and Behringer Securities to have the dealer manager fee with respect to the sale of such shares reduced to as little as 1.0%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such shares would be reduced by $0.80 per share, and the purchaser of such shares would be required to pay a total of $9.20 per share purchased, rather than $10.00 per share. In addition, our sponsor may agree to reimburse a purchaser of 1,000,000 or more shares for its out-of-pocket costs relating to an investment in our shares, including any sales commission or dealer manager fee paid by such investor. Other accommodations may be agreed to by our sponsor in connection with a purchase of 1,000,000 or more shares. The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations. All such sales must be made through registered broker-dealers.

            Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying dividends, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

            Regardless of any reduction in any commissions (or acquisition and advisory fees in respect of sales of over 1,000,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to Behringer Harvard Opportunity Advisors I, will be calculated as though the purchaser paid $10.00 per share. The sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.

            Investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

            Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single "purchaser."

            For the purposes of such volume discounts, the term "purchaser" includes:

            o an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

            o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

            o an employees' trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

            o     all commingled trust funds maintained by a given bank.

            Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

            California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule
260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

            o there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

            o all purchasers of the shares must be informed of the availability of quantity discounts;

            o the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

            o the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

            o the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

            o     no discounts are allowed to any group of purchasers.

            Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

                                 WHO MAY INVEST

            In order to purchase shares in this offering, you must:

            o meet the applicable financial suitability standards as described below and

            o purchase at least the minimum number of shares as described below.

            We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser's home, furnishings and automobiles, either:

            o     a net worth of at least $150,000; or

            o a gross annual income of at least $45,000 and a net worth of at least $45,000.

            The minimum purchase is 200 shares ($2,000), except in certain states as described below. You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

            After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I, Behringer Harvard Mid-Term Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases of shares pursuant to the dividend reinvestment feature of our dividend reinvestment and automatic purchase plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts, and (2) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements of that program.

            In all states, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.

            Because the minimum offering of our common stock is less than $44,000,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

            In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

            Our advisor and its affiliates, as well as each participating broker-dealer, and any other person selling shares on our behalf are required to:

            o make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

            o maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer will, based on a review of the information provided by you, consider whether you:

            o meet the minimum income and net worth standards established in your state;

            o can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

            o are able to bear the economic risk of the investment based on your overall financial situation; and

            o     have an apparent understanding of:

                  - the fundamental risks of an investment in our common stock;

                  -     the risk that you may lose your entire investment;

                  -     the lack of liquidity of our common stock;

                  -     the restrictions on transferability of our common stock;

                  -     the background and qualifications of our advisor; and

                  - the tax consequences of an investment in our common stock.

                                HOW TO SUBSCRIBE

            Investors who meet the applicable suitability standards and minimum purchase requirements described in the "Who May Invest" section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

            (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

            (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

            (3) Deliver the completed subscription agreement together with a check to Behringer Securities for the full purchase price of the shares being subscribed for, payable to "__________, as escrow agent for Behringer Harvard Opportunity REIT I, Inc." if you are subscribing for shares prior to our receipt of subscription for a minimum of 200,000 shares of common stock and, thereafter, payable to "Behringer Harvard Opportunity REIT I, Inc." Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent or us, as applicable, for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

            (4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

            An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

                           SUPPLEMENTAL SALES MATERIAL

            In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

            o     investor sales promotion brochures;

            o     cover letters transmitting the prospectus;

            o     brochures containing a summary description of the offering;

            o     brochures describing our advisor, directors and officers;

            o reprints of articles about us or the real estate industry generally;

            o fact sheets describing the general nature of Behringer Harvard Opportunity REIT I and our investment objectives;

            o slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

            o     broker updates;

            o     computer presentations;

            o     web site material;

            o     electronic media presentations;

            o     audio cassette presentations;

            o     video presentations;

            o     cd-rom presentations;

            o     seminars and seminar advertisements and invitations; and

            o     scripts for telephonic marketing.

            All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

            The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

                                  LEGAL MATTERS

            Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock, and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Behringer Harvard Opportunity Advisors I, our advisor, as well as other affiliates of Behringer Harvard Opportunity Advisors I, and may continue to do so in the future.

            Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled "Investment by Tax-Exempt Entities and ERISA Considerations."

                                     EXPERTS

            The financial statements as of November 23, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

            We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                     PAGE
                                                                                     ----
Report of Independent Registered Public Accounting Firm..............................F-2

Balance Sheet as of November 23, 2004 (Date of Inception)............................F-3

Statement of Stockholder's Equity for November 23, 2004 (Date of Inception)..........F-4

Notes to Financial Statements........................................................F-5

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Behringer Harvard Opportunity REIT I, Inc:

In our opinion, the accompanying balance sheet and the related statement of stockholder's equity present fairly, in all material respects, the financial position of Behringer Harvard Opportunity REIT I, Inc. (a development stage company) at November 23, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
November 24, 2004

                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
                   (A Development Stage Maryland Corporation)

                                  BALANCE SHEET
                      November 23, 2004 (Date of Inception)

                                     ASSETS
Cash                                                                             $201,000
                                                                                 --------
        Total assets                                                             $201,000

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities                                                                $     --
                                                                                 --------

Stockholders' equity:
  Convertible stock, $.0001 par value; 1,000 shares authorized,
     1,000 shares issued                                                               --
  Common stock, $.0001 par value; 350,000,000 shares authorized,
     21,739 shares issued and outstanding                                               2
  Capital in excess of par value                                                  200,998
                                                                                 --------
        Total liabilities and stockholders' equity                               $201,000
                                                                                 ========

                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
                   (A Development Stage Maryland Corporation)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                      November 23, 2004 (Date of Inception)

                                      Convertible Stock              Common Stock             Capital in
                                    ----------------------       -----------------------       Excess of        Total
                                    Number of       Par          Number of        Par            Par        Stockholders'
                                     Shares        Value          Shares         Value          Value          Equity
                                    -------       --------       --------       --------       --------       --------
Balance, November 23, 2004,
  (Date of Inception)                    --       $     --             --       $     --       $     --       $     --
Cash received from sale of
  convertible stock                   1,000             --             --             --          1,000          1,000
Cash received from sale of
  common stock                           --             --         21,739              2        199,998        200,000
                                    -------       --------       --------       --------       --------       --------

BALANCE AT NOVEMBER 23, 2004          1,000       $     --         21,739       $      2       $200,998       $201,000
                                    =======       ========       ========       ========       ========       ========

                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
                   (A Development Stage Maryland Corporation)

                          NOTES TO FINANCIAL STATEMENTS
                      November 23, 2004 (Date of Inception)

1.    Organization:

      Behringer Harvard Opportunity REIT I, Inc. (the "Company") was organized in Maryland on November 23, 2004. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 40,000,000 shares of common stock.

      A maximum of 40,000,000 shares may be sold to the public. In addition, the Company plans to register an additional 4,000,000 shares that will be available only to stockholders who elect to participate in the Company's dividend reimbursement plan at $10 per share.

      The Company intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouse and distribution facilities, and motel and hotel properties.

      The Company is in the development stage and has not begun operations.

2.    Summary of Significant Accounting Policies:

      Income Taxes

            The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2005. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income. REITs are subject to a number of other organizational and operations requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

      Concentration of Credit Risk

            At November 23, 2004, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investments of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

      Cash

            Cash consists of cash on hand and highly liquid investments purchased with original maturities of three months or less.

3.    Capitalization

      At November 23, 2004, the Company was authorized to issue 350,000,000 shares of common stock, 50,000,000 shares of preferred stock and 1,000 shares of non-participating, non-voting, convertible stock ("Convertible Stock"). All shares of such stock have a par value of $.0001 per share. On November 23, 2004 (date of inception), the Company sold 1,000 shares of Convertible Stock and 21,739 shares of common stock to Behringer Harvard Holdings, LLC ("Holdings"), for $201,000 in cash. The shares of Convertible Stock will be converted into shares of common stock automatically if (1) the advisory agreement is terminated or expires without renewal, other than due to a termination by the Company because of a material breach by the advisor; (2) the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions; or (3) the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq Stock Market. Conversion of the Convertible Stock may be limited by the Company's Board of Directors if it determines that full conversion may jeopardize the Company's qualifications as a real estate investment trust. The terms of the Convertible Stock provide that, generally, as the holder of such shares, will receive shares of common stock with a value equal to 15% of the amount that the sum of enterprise value, as defined, plus distributions paid to stockholders exceeds the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. The Company's Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining shareholder approval.

4.    Related Party Arrangements

      Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company.

      Behringer Securities, LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowances of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commission earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will receive 1.0% of the gross proceed of purchases pursuant to the Company's dividend reinvestment plan. Behringer Securities may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

      Behringer Harvard Opportunity Advisors I, LP (the "Advisor"), or its affiliates, may receive up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses upon execution of the advisory agreement. All organizational and offering expenses (excluding selling commissions and dealer manager fee) are being paid for by the Advisor or its affiliates and will be reimbursed by the Company up to 2.5% of gross offering proceeds. The Company has no obligation to reimburse any organization or offering costs in excess of 2.5% of gross offering proceeds.

      The Advisor or its affiliates will also receive acquisition and advisory fees of 3.0% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3.0% of the funds advanced in respect of a mortgage.

      The Advisor or its affiliates will also receive reimbursement of acquisition expenses up to 0.5% of the contract price of each asset, or with respect to a mortgage, funds advanced.

      The Company expects to pay HPT Management, LP, its property manager, fees for the management and leasing of the Company's properties. Such fees are expected to equal 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographical location of the respective property; provided, however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other non-affiliated management companies generally charge for similar services in the same geographic location.

      The Company will also pay the Advisor a monthly advisor asset management fee of one-twelfth of 1% of aggregate asset value

      The Advisor or its affiliates also will be paid a disposition fee if the Advisor provides a substantial amount of services, as determined by the Company's independent directors, in connection with the sale of one or more properties. In such event, the Company will pay the Advisor an amount not exceeding the lesser of: (A) one-half of the brokerage commission paid, or (B) 3.0% of the contract price of each property sold, provided that such fee will not be paid until the investors have received total distributions equal to or in excess of the sum of their aggregate capital contributions plus a 10% annual, cumulative, non-compounded return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not had yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

      In addition, after the investors have received total distributions equal to or in excess of the sum of their aggregate capital contributions plus a 10% annual, cumulative, non-compounded return on such capital contributions, then the Advisor is entitled to receive an additional participation in net sale proceeds fee equal to 15.0% of remaining net sale proceeds. This amount is reduced by the value of any partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, the Company will not be required to pay any participation in net sales proceeds.

      Also, upon listing of the Company's common stock for trading on a national securities exchange or for quotation on The Nasdaq Stock Market, an incentive listing fee up to 15.0% of the amount by which the market value of the Company's outstanding stock plus distributions paid by the Company prior to listing, exceeds the sum of the aggregate capital contributions by investors plus a 10% annual, cumulative, non-compounded return on such capital contributions will be paid to the Advisor. The incentive listing fee will be reduced by the value of the shares of common stock issued upon partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, the Company will not be required to pay any incentive listing fee.

      In addition, upon termination of the Advisory Agreement with the Advisor, a performance fee of 15.0% of the amount by which the Company's appraised asset value at the time of such termination less the Company's indebtedness, plus cash and cash equivalents at the time of termination plus total dividends paid to our stockholders through the termination date exceeds the aggregate capital contributed by investors plus payment to the investors of a 10% annual, cumulative, non-compounded return on the capital contributed by investors will be paid to the Advisor as a performance fee. No performance fee will be paid if the Company has already paid or become obligated to pay the Advisor an incentive listing fee. The performance fee will be reduced by the value of the shares of common stock issued upon partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, the Company will not be required to pay any incentive listing fee.

      The Company will reimburse the Advisor and its affiliates for all expenses paid or incurred by them in connection with the services they provide to the Company, subject to the limitation that the Company will not reimburse for any amount by which the advisor's operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:
(i) 2.0% of the Company's average invested assets, or (ii) 25.0% of the Company's net income.

5.    Incentive Award Plan

      The Behringer Harvard Opportunity REIT I, Inc. 2004 Incentive Award Plan ("Incentive Award Plan") was approved by the Board of Directors and Stockholders on November 23, 2004. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights and restricted awards of profit interest units. A total of 11,000,000 shares have been authorized and reserved for issuance under the Incentive Award Plan. No awards have been granted under such plan as of November 23, 2004.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

           The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Opportunity REIT I. With the exception of the Prior Real Estate Programs which have been aggregated in the following tables as the "Recreational/Residential Programs," which represents twelve (12) separate programs which invested in recreational and residential properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Opportunity REIT I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

           Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

           Investors in the Behringer Harvard Opportunity REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

           The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is the chief executive officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and is the chief executive officer of our advisor and the founder of the Behringer Harvard Opportunity REIT I and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

           The following tables are included herein:

           Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

           Table II - Compensation to Sponsor (in Dollars)

           Table III - Annual Operating Results of Prior Real Estate Programs

           Table IV - Results of Completed Programs

           Table V - Results of Sales or Disposals of Property

           Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in
Part II of the registration statement which the Behringer Harvard Opportunity REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

           The following are definitions of certain terms used in the Tables:

           "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

           "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

           "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.


      Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

           This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of June 30, 2004.


                                      Behringer Harvard       Behringer Harvard      Behringer Harvard
                 Behringer Harvard     Mid-Term Value            Short-Term           Minnesota Center    Behringer Harvard
                   REIT I, Inc.      Enhancement Fund I LP   Opportunity Fund I LP     TIC I LLC(1)        Enclave S LP(1)
                 -----------------   ---------------------   ---------------------   ------------------   -----------------
Dollar
 amount
 offered              $880,000,000          $  440,000,000            $110,000,000          16,500,000          $12,100,000
                 =================   =====================   =====================   =================    =================
Dollar
 amount
 raised            40,934,271 (4.7%)     10,797,629  (2.5%)    19,868,808 (18.1%)     16,158,087(97.9%)(7) 10,988,942 (90.8%)(8)
                 -----------------   ---------------------   ---------------------   ------------------   -----------------

Less
 offering
 expenses:
   Selling
    commissions
    and discounts
    retained
    by affiliates   2,631,796 (6.4%)        729,552  (6.8%)     1,064,776  (5.4%)      1,535,018 (9.5%)     1,043,864  (9.5%)
   Organizational
    expenses        1,016,295 (2.5%)        268,468  (2.5%)       494,275  (2.5%)        119,231 (0.7%)        38,800  (0.4%)
   Marketing
    and
    offering
    expenses        1,009,903 (2.5%)        269,057  (2.5%)       482,087  (2.4%)        355,006 (2.2%)       235,901  (2.1%)
   Reserve for
    operations        327,474 (0.8%)         86,381  (0.8%)       158,950  (0.8%)        203,000 (1.3%)       286,500  (2.6%)
   Other               14,386 (0.0%)          8,604  (0.1%)         7,387  (0.0%)             -- (0.0%)            --  (0.0%)
                 -----------------   ---------------------   ---------------------   ------------------   -----------------
Percent
 available
 for investment  $ 35,934,417(87.8%) $    9,435,567 (87.4%)  $ 17,661,333 (88.9%)    $13,945,832(86.3%)   $ 9,383,877 (85.4%)
                 =================   =====================   =====================   =================    =================

Acquisition costs:
   Prepaid items
    and fees
    related to
    purchase of
    property
   Cash down
    payment(11)     9,354,809(31.9%)      8,607,031 (96.5%)     4,117,589 (38.4%)     14,443,490(31.2%)     8,826,156 (29.1%)
   Acquisition
    fees(12)          995,789 (3.4%)        308,875  (3.5%)       360,500  (3.4%)      1,218,000 (2.6%)     1,211,500  (4.0%)
   Loan costs         274,411 (0.9%)             --  (0.0%)       236,536  (2.2%)        631,407 (1.4%)       250,623  (0.8%)
   Proceeds from
    mortgage
    financing      18,709,249(63.8%)             --  (0.0%)     6,000,000 (56.0%)     30,000,000(64.8%)(13)20,000,000 (66.0%)(14)

Total
 acquisition
 costs(24)       $ 29,334,358        $           8,915,906   $          10,714,625   $      46,292,897    $      30,288,279
                 =================   =====================   =====================   =================    =================

Percent leveraged             63.8%                   0.0%                 56.0%                 64.8%                 66.0%

Date offering
 began                    02/19/03                02/19/03              02/19/03              10/15/03             04/12/04

Length of
 offering
 (in months)                    24                      24                    24                     2                    2

Months to invest
  90 percent of
  amount
  available for
  investment
  (measured
   from date of
   offering)                    24                      24                    24                     2                    2


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
               EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTD.)


                  Behringer Harvard        Behringer Harvard       Harvard Property         Marina/Golf          Harvard
                 Beau Terre S LLC(1)    St. Louis Place S LLC(1)    Trust, Inc.(2)          Programs(3)      Property I, L.P.(4)
                 -------------------    ------------------------   ----------------      ----------------    -------------------
Dollar
 amount offered  $ 17,800,000           $  16,500,000              $76,100,000(5)         $20,559,394(6)      $ 1,186,254(6)
                 ============           =============              =============          ===========          ==========
Dollar
 amount raised     17,762,000  (99.8%)     15,540,066  (94.2%)(9)   60,387,475 (79.4%)(5) 20,559,394(100.0%)   1,186,254(100.0%)
                 -------------------    --------------------       ----------------       ----------------    -------------------

Less offering
 expenses:
   Selling
    commissions
    and discounts
    retained by
    affiliates      1,690,240   (9.5%)      1,476,307   (9.5%)              --                     --                  --
   Organizational
    expenses           91,692   (0.5%)        120,145   (0.8%)         246,563  (0.4%)             --                  --
   Marketing and
    offering
    expenses          132,833   (0.7%)        268,357   (1.7%)       1,032,263  (1.7%)(10)         --                  --
Reserve for
 operations           250,000   (1.4%)        300,000   (1.9%)              --                     --                  --
Other                      --   (0.0%)             --   (0.0%)


Percent available
 for investment  $ 15,597,235  (87.8%)  $  13,375,257  (86.1%)     $59,108,649 (97.9%)    $20,559,394(100.0%) $ 1,186,254(100.0%)
                 ===================    ====================       =================      =================   ===================


Acquisition costs:
   Prepaid items
    and fees
    related to
    purchase of
    property
   Cash down
     payment(11)   12,720,350  (23.6%)     12,480,948  (36.6%)      56,176,180(35.8%)     19,725,178 (38.0%)   1,176,023 (28.1%)
   Acquisition
    fees(12)        2,000,000   (3.7%)      1,300,000   (3.8%)         544,375  (0.3%)       463,000  (0.9%)          --
   Loan costs         805,377   (1.5%)        344,515   (1.0%)       1,835,419  (1.2%)       371,216  (0.7%)      10,231  (0.2%)
   Proceeds from
    mortgage
    financing      38,400,000  (71.2%)     20,000,000  (58.6%)(15) 98,520,000(62.7%)(16) 31,407,459 (60.4%)(17)3,000,000 (71.7%)(18)
Total acquisition
 costs(24)       $ 53,925,727           $  34,125,463              $157,075,974          $51,966,853         $ 4,186,254
                 ===================    ====================       =================     =================   ===================

Percent leveraged               71.2%                   58.6%                  62.7%                  60.4%               71.7%(19)

Date offering
 began                      06/11/04                06/30/04               11/22/95                6/30/95            04/05/95

Length of
 offering
 (in months)                       2                       2                     27                     76(25)               2

Months to invest
 90 percent of
 amount available
 for investment
 (measured from
  date of offering)                2                       2                     27                     76(25)               2


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
               EXPERIENCE IN RAISING AND INVESTING FUNDS (CONTD.)


                        Harvard         BRP (Renner Plaza),                                                     Behringer Partners
                 Property III, L.P.(4)         L.P.(4)            BRP (SV), L.P.(4)       6142 Campbell, LTD.(4)   Stemmons LP(4)
                 -------------------    --------------------    ---------------------    -------------------    ------------------
Dollar
 amount offered  $  1,100,000(6)        $   1,326,578(6)        $    3,051,000(6)        $    240,000(6)        $   401,900(6)
                 ============           =============           ==============           ============           ===========
Dollar
 amount raised   1,100,000 (100.0%)     1,326,578 (100.0%)      3,051,000 (100.0%)       240,000 (100.0%)       401,900 (100.0%)
                 -------------------    --------------------    ---------------------    -------------------    ------------------

Less offering
 expenses:
   Selling
    commissions
    and discounts          --                      --                       --                     --                    --
    retained by
    affiliates
   Organizational
    expenses               --                      --                       --                     --                    --
   Marketing and
    offering
    expenses               --                      --                       --                     --                    --
   Reserve for
    operations             --                      --                       --                     --                    --
   Other


Percent available
 for investment  $  1,100,000 (100.0%)  $   1,326,578 (100.0%)  $    3,051,000 (100.0%)  $    240,000 (100.0%)  $   401,900 (100.0%)
                 ===================    ====================    =====================    ===================    ==================

Acquisition
 costs:
   Prepaid items
    and fees
    related to
    purchase of
    property
   Cash down
    payment(11)     1,064,785  (28.8%)      1,222,144  (26.7%)       2,869,406  (32.4%)       220,687  (23.5%)      338,501  (19.5%)
   Acquisition
    fees(12)               --                  35,500   (0.8%)          84,500   (1.0%)        19,130   (2.0%)        3,951   (0.2%)
   Loan costs          35,215   (1.0%)         68,934   (1.5%)          97,094   (1.1%)           183     --         59,448   (3.4%)
   Proceeds from
    mortgage
    financing       2,600,000  (70.3%)(19)  3,250,000  (71.0%)(20)   5,800,000  (65.5%)(21)   700,000  (74.5%)(22)1,330,000  (76.8%)
                                                                                                                                (23)

Total acquisition
 costs(24)       $  3,700,000           $   4,576,578              $ 8,851,000           $    940,000           $ 1,731,900
                 ============           =============           ==============           ============           ===========

Percent leveraged               70.3%                   71.0%                    65.5%                  74.5%                 76.8%

Date offering
 began                      06/21/95                12/04/99                 10/21/00               05/01/96              02/01/01

Length of
 offering (in months)              2                       2                        2                      2                     2

Months to invest
 90 percent of
 amount available
 for investment
 (measured from
  date of offering)                2                       2                        2                      2                     2


(1)   Single asset acquired in a Tenant In Common structure.

(2) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.

(3) Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational and/or residential properties, which is not similar to the investment objectives of Behringer Harvard Opportunity REIT I. These programs hold a total of ten income-producing properties, consisting of seven marinas, three golf facilities, with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - one program, 1996 - no programs, 1997 - one program, 1998
      - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - two programs and 2003 -- no programs.


TABLE I - MARINA/GOLF PROGRAMS (1995 - 1998)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
--------------------------------------------------------------------------------------------------------------------------------
                                              1995         %     1996       %           1997         %        1998          %
--------------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                     $1,399,276     100.0% $   --       --     $  549,000      100.0% $1,300,200      100.0%
                                          ==========     =====  ======    =====     ==========    =======  ==========    =======

Dollar amount raised                       1,399,276     100.0% $   --       --        549,000      100.0%  1,300,200      100.0%
                                          ----------     -----  ------    -----     ----------    -------  ----------    -------
Less offering expenses:
    Selling commissions and discounts             --        --      --       --             --         --          --         --
    Organizational expenses                       --        --      --       --             --         --          --         --
    Marketing support and due diligence           --        --      --       --             --         --          --         --
    Reserve for operations                        --        --      --       --             --         --          --         --
    Other                                         --                                                                          --
                                          ----------     -----  ------    -----     ----------    -------  ----------    -------
Amount available for investment           $1,399,276     100.0% $   --       --     $  549,000      100.0% $1,300,200      100.0%
                                          ==========     =====  ======    =====     ==========    =======  ==========    =======

Acquisition costs:
    Cash down payment                      1,321,081      31.7%     --       --        473,341       19.5%  1,112,200       12.0%
    Acquisition fees                          40,000       1.0%              --         30,000        1.2%     88,000        1.0%
    Loan costs                                38,195       1.2%              --         45,659        1.9%    100,000        1.1%
    Proceeds from Mortgage Financing       3,000,000      66.1%     --       --      1,880,000       77.4%  7,900,000       85.9%
                                          ----------     -----  ------    -----     ----------    -------  ----------    -------
Total Acquisition costs                   $4,399,276     100.0% $   --       --     $2,429,000      100.0% $9,200,200      100.0%
                                          ==========     =====  ======    =====     ==========    =======  ==========    =======
--------------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
    divided by total acquisition costs)         68.2%     66.1%     --       --           77.4%      77.4%       85.9%      85.9%
Date offering began                         06/30/95                                  03/30/97               04/05/98
Length of offering (in months)                     2                --                       2                      2
Months to invest 90 percent of
  amount available
  for investment measured from date of
  offering                                         2                                         2                      2

      Past performance is not necessarily indicative of future performance.

TABLE I - MARINA/GOLF PROGRAMS (1999 - 2002)
-----------------------------------------------------------------------------------------------------------------------------
                                             1999          %        2000          %        2001         %     2002        %
-----------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                     $4,660,918     100.0% $ 4,250,000     100.0% $ 8,400,000     100.0% $  --        --
                                          ==========            ===========            ============           =====
Dollar amount raised                       4,660,918     100.0%   4,250,000     100.0%   8,400,000     100.0%    --        --
                                          ----------            -----------            ------------           -----

Less offering expenses:
    Selling commissions and discounts             --        --           --        --            --       --     --        --
    Organizational expenses                       --        --           --        --            --       --     --        --
    Marketing support and due diligence           --        --           --        --            --       --     --        --
    Reserve for operations                        --        --           --        --            --       --     --        --
    Other                                         --                     --                      --              --        --
                                          ----------            -----------            ------------           -----
Amount available for investment           $4,660,918     100.0% $ 4,250,000     100.0% $ 8,400,000     100.0% $  --        --
                                          ==========            ===========            ============           =====

Acquisition costs:
    Cash down payment                      4,527,696      50.0%   4,099,510      36.6%   8,191,350      52.2%    --        --
    Acquisition fees                          80,000       0.9%      95,000       0.8%     130,000       0.8%    --        --
    Loan costs                                53,222       0.6%      55,490       0.5%      78,650       0.5%    --        --
    Proceeds from Mortgage Financing       4,396,000      48.5%   6,950,000      62.1%   7,281,459      46.5%    --        --
                                          ----------            -----------            ------------           -----
Total Acquisition costs                   $9,056,918     100.0% $11,200,000     100.0% $ 15,681,459    100.0% $  --        --
                                          ==========            ===========            ============           =====
-----------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
    divided by total acquisition costs)         48.5%      48.5%       62.1%     62.1%         46.4%    46.4%    --        --
Date offering began                         06/21/99               01/08/00                02/19/01
Length of offering (in months)                     4                     10                       9              --
Months to invest 90 percent of
  amount available
  for investment measured from date of
  offering                                         4                     10                       9
-----------------------------------------------------------------------------------------------------------------------------

TABLE I - MARINA/GOLF PROGRAMS (2003)
---------------------------------------------------------------------------
                                             2003          %       Totals
---------------------------------------------------------------------------

Dollar amount offered                     $       --        --  $20,559,394
                                          ==========            ===========
Dollar amount raised                              --        --   20,559,394
                                          ----------            -----------
Less offering expenses:
    Selling commissions and discounts             --        --           --
    Organizational expenses                       --        --           --
    Marketing support and due diligence           --        --           --
    Reserve for operations                        --        --           --
    Other                                         --                     --
                                          ----------            -----------

Amount available for investment           $       --        --  $20,559,394
                                          ==========            ===========

Acquisition costs:
    Cash down payment                             --        --   19,725,178
    Acquisition fees                              --        --      463,000
    Loan costs                                    --        --      371,216
    Proceeds from Mortgage Financing              --        --   31,407,459
                                          ----------            ------------

Total Acquisition costs                   $       --        --  $51,966,853
                                          ==========            ===========
---------------------------------------------------------------------------

Percent leveraged (mortgage financing
    divided by total acquisition costs)           --        --         61.0%
Date offering began
Length of offering (in months)                    --
Months to invest 90 percent of amount
 available for investment measured from
 date of offering
---------------------------------------------------------------------------

(4)   Single asset limited partnership with asset based in Texas.
(5) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of


     Past performance is not necessarily indicative of future performance.

      $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(6) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.
(7) Includes $2,101,185 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant in common interest in the project.
(8) Includes $3,281,886 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.31276% tenant in common interest in the project.
(9) Includes $4,932,093 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of 35.709251% tenant in common interest in the project.
(10) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).
(11) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(12) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners. (13) Includes $4,340,280 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant in common interest in the project.
(14) Includes $7,262,552 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.32176% tenant in common interest in the project.
(15) Includes $7,141,850 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 35.709251% tenant in common interest in the project.
(16) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.
(17) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.
(18) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(19) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(20) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(21) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(22) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(23) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(24) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(25)  Program is currently active.


     Past performance is not necessarily indicative of future performance.

                                       A6

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

           The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Opportunity REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs." All figures are as of June 30, 2004.


                                         Behringer Harvard        Behringer Harvard       Behringer Harvard       Behringer
                     Behringer Harvard     Mid-Term Value             Short-Term          Minnesota Center         Harvard
                       REIT I, Inc.     Enhancement Fund I LP    Opportunity Fund I LP         TIC I LLC         Enclave S LP
                     -----------------  ---------------------    ---------------------   ------------------      ------------
Date offering
 commenced                 2/19/03              2/19/03                 2/19/03                10/15/03             04/12/04

Dollar amount
 raised                    $40,934,271            $10,797,629             $ 19,868,808         $ 16,158,087      $ 10,988,942
                     =================  =====================    =====================   ==================      ============

Amount paid to
 sponsor from
 proceeds
 of offering:
   Underwriting
    fees
   Acquisition
    fees
      - Real
        estate
        commissions                 --                     --                       --                   --                --
      - Advisory
        fees                   995,789                308,875                  360,500            1,218,000         1,211,500
                     -----------------  ---------------------    ---------------------   ------------------      ------------
Total amount
 paid to sponsor               995,789                308,875                  360,500            1,218,000         1,211,500
                     =================  =====================    =====================   ==================      ============

Dollar amount
 of cash
 generated (used
 in) operations
 before deducting
 payments to sponsor       $(2,023,532)             $(113,640)                 $58,062   $               --      $         --

Amount paid to
 sponsor from
 operations(4)
   Property
    management fees             37,281                  2,679                   25,458              191,942            26,193
   Partnership
    management fees             13,483                  4,471                   20,301               71,236             8,750
   Reimbursements                   --                     --                       --                   --                --
   Leasing
    commissions                     --                     --                       --                   --                --

Dollar amount of
 property sales
 and refinancing
 before deducting
 payments
 to sponsor:
   Cash                             --                     --                       --                   --                --
   Other                            --                     --                       --                   --                --

Amount paid to
 sponsor from
 property sales
 and refinancing:
   Real estate
    commissions                     --                     --                       --                   --                --
   Financing fees                   --                     --                       --                   --                --


   Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                        COMPENSATION TO SPONSOR (CONTD.)

                     Behringer Harvard    Behringer Harvard        Harvard Property         Recreational/            Harvard
                      Beau Terre S LLC  St. Louis Place S LLC         Trust, Inc.        Residential Programs    Property I, L.P.
                      ----------------  ---------------------    ---------------------   --------------------    ----------------
Date offering
 commenced                    06/11/04               06/30/04                 11/22/95(1)            06/30/95(2)         04/05/95


Dollar amount
 raised                    $17,762,000            $15,540,066              $60,387,475            $20,559,394          $1,186,254
                     =================  =====================    =====================   ====================    ================


Amount paid to
 sponsor from
 proceeds
   of offering:
   Underwriting
    fees
   Acquisition
    fees
      - Real
         estate
         commissions                --                     --                  544,375                463,000                  --
      - Advisory
         fees                2,000,000              1,300,000                       --                     --                  --
                     -----------------  ---------------------    ---------------------   --------------------    ----------------
Total amount paid
 to sponsor                  2,000,000              1,300,000                  544,375                463,000                  --
                     =================  =====================    =====================   ====================    ================

Dollar amount of
 cash generated
 (used in)
  operations
  before deducting
  payments to
  sponsor            $              --  $                  --    $          12,181,485   $         21,891,594    $      1,111,045

Amount paid to
 sponsor from
 operations(4)
   Property
    management
    fees                        10,074                     --                2,286,616              1,649,491              77,325
   Partnership
    management
    fees                            --                     --                       --                     --                  --
   Reimbursements                   --                     --                       --                332,035                  --
   Leasing
    commissions                     --                     --                  609,128                     --                  --

Dollar amount of
 property sales
 and refinancing
 before deducting
 payments to
   sponsor:
   Cash                             --                     --              149,921,835(5)           1,249,303           1,981,599
   Other                            --                     --                6,614,215(6)                  --                  --

Amount paid to
 sponsor from
 property sales
 and refinancing:
   Real estate
    commissions                     --                     --                  779,527                     --                  --
   Financing fees                   --                     --                  223,358                     --                  --


   Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                        COMPENSATION TO SPONSOR (CONTD.)


                            Harvard        BRP                        6142         Behringer
                            Property     (Renner         BRP (SV),    Campbell     Partners
                            III, L.P.    Plaza), LP      L.P.         LTD.         Stemmons LP
                            ----------   ----------      ----------   ----------   ----------
Date offering commenced       06/21/95     12/04/99        10/21/00     05/01/96     02/01/01


Dollar amount raised        $1,100,000   $1,326,578      $3,051,000   $  240,000   $  401,900
                            ==========   ==========      ==========   ==========   ==========

Amount paid to
 sponsor from
 proceeds of
   offering:
   Underwriting
    fees
   Acquisition
    fees
      - Real
         estate
         commissions              --        140,000          84,500         --           --
      - Advisory
         fees                     --         35,500(3)         --           --           --
                            ----------   ----------      ----------   ----------   ----------

Total amount
  paid to sponsor                 --        175,500          84,500         --           --
                            ==========   ==========      ==========   ==========   ==========

Dollar amount of
 cash generated
 (used in)
  operations
  before
  deducting
  payments to
  sponsor                   $1,519,520   $2,416,878      $1,925,555   $  181,990   $   34,845

Amount paid to
 sponsor from
 operations(4)
   Property
    management
    fees                       109,931      184,933         126,431       10,618        1,200
   Partnership
    management
    fees                          --           --              --           --           --
   Reimbursements                 --           --              --           --           --
   Leasing
    commissions                   --           --              --           --           --

Dollar amount
 of property
 sales and
 refinancing
 before
 deducting
 payments to
   sponsor:
   Cash                      1,451,481         --              --        415,048      939,519
   Other                          --           --              --           --           --

Amount paid to
 sponsor from
 property sales
 and refinancing:
   Real estate
    commissions                110,200         --              --           --           --
   Financing fees                 --           --              --           --           --

(1) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.

(2) Initial offering for first recreational program commenced June 30, 1995, followed by eleven additional recreational and residential program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 -- no programs.


     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                        COMPENSATION TO SPONSOR (CONTD.)

                TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)


Date offering commenced                          1995          1996          1997          1998          1999
                                             -----------   -----------   -----------   -----------   -----------
Dollar amount raised                         $ 1,399,276   $        --   $   549,000   $ 1,300,200   $ 4,660,918
                                             ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from proceeds
  of offering:
    Underwriting fees
    Acquisition fees
        Real estate commissions                   40,000            --        30,000        88,000        80,000
        Advisory fees                                 --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                      40,000            --        30,000        88,000        80,000
                                             -----------   -----------   -----------   -----------   -----------
Dollar amount of cash
 generated from (used in)
 operations before
 deducting payments to sponsor:                   95,792       497,635       622,729     1,136,002     1,871,743
                                             -----------   -----------   -----------   -----------   -----------

Amount paid to sponsor from operations
    Property management fees                       5,957        32,399        44,766        73,648       118,345
    Partnership management fees                       --            --            --            --            --
    Reimbursements                                 9,000        21,735        36,000        36,000        45,600
    Leasing commissions                               --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------
Dollar amount of property sales and
 refinancing before deducting payments
 to sponsor:
    Cash                                              --            --            --            --     1,249,303
    Other                                             --            --            --            --            --
Amount paid to sponsors from property
 sales and refinancing:
    Real estate commissions                           --            --            --            --            --
    Financing fees                                    --            --            --            --            --
        Other                                         --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------

TABLE II - COMPENSATION TO SPONSOR
  (2000 - 2003) THROUGH
    Date offering commenced                      2000          2001          2002          2003       6/30/04        TOTALS
                                             -----------   -----------   -----------   -----------   -----------   -----------

    Dollar amount raised                     $ 4,660,918   $ 8,400,000   $        --   $        --   $        --   $20,559,394
                                             ===========   ===========   ===========   ===========   ===========   ===========
    Amount paid to sponsor from
     proceeds of offering:

        Underwriting fees
        Acquisition fees
            Real estate commissions               95,000       130,000            --            --            --       463,000
            Advisory fees                             --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------   -----------
    Total amount paid to sponsor                  95,000       130,000            --            --            --       463,000
                                             -----------   -----------   -----------   -----------   -----------   -----------
    Dollar amount of cash generated
     from (used in) operations before
     deducting  payments to sponsor:           2,460,761     4,663,510     5,394,571     5,148,851     3,537,020    25,428,614
                                                                                                                   -----------

    Amount paid to sponsor from operations
        Property management fees                 251,667       438,271       378,636       305,803       171,352     1,820,844
        Partnership management fees                   --            --            --            --            --            --
        Reimbursements                            55,200        42,400        49,200        36,900        18,000       350,035
        Leasing commissions                           --            --            --            --            --            --
                                                                                                                   -----------

    Dollar amount of property sales and
     refinancing before deducting payments
     to sponsor:
        Cash                                      43,500            --       241,000     1,000,000            --     2,292,803
        Other                                         --            --            --            --            --            --
    Amount paid to sponsors from property
     sales and refinancing:
        Real estate commissions                   43,500            --            --            --            --        43,500
        Financing fees                                --            --            --            --            --            --
            Other                                     --            --            --            --            --            --
                                             -----------   -----------   -----------   -----------   -----------   -----------

(3) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(4) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational/Residential Program, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational/Residential Program, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.
(5) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of five properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.
(6) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
      (5) for a more detailed description of the liquidating trust.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

           The following sets forth the compensation received by affiliates of Behringer Advisors, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Opportunity REIT I, with the exception of the recreational and residential programs which have been aggregated under "Recreational/Residential Programs."

                         BEHRINGER HARVARD REIT I, INC.


                                                  2002            2003    Through 6/30/04
                                          ------------    ------------    ------------
Gross revenue                             $         --    $         --    $         --
Equity in earnings of
 investments in tenant
 in common interests                                --          18,176         167,419
Interest income                                  1,100           3,767          75,762

Less: Operating expenses                            --              --              --
      Interest expense                              --          60,833         228,449
      Property and asset
       management fees                              --          10,220          40,544
      General and administrative                 3,805         240,223         348,623
                                          ------------    ------------    ------------

Net income - GAAP basis                         (2,705)       (289,333)       (374,435)
                                          ============    ============    ============

Taxable income
      - from operations                         (2,705)        (35,291)             --
      - from gain on sale                           --              --              --

Cash generated from operations                  (3,710)       (229,676)     (1,881,943)
Cash generated from sales(7)                        --              --              --
Cash generated from
 financing / refinancing                            --              --              --
                                          ------------    ------------    ------------
Total cash generated from
  operations, sales and refinancing             (3,710)       (229,676)     (1,881,943)
                                          ============    ============    ============

Less:  Cash distributions to investors              --              --              --
      - from operating cash flow                    --          24,624         378,979
      - from sales and refinancing                  --              --              --

Cash generated (deficiency) after
  cash distributions                            (3,710)       (254,300)     (2,260,922)
                                          ============    ============    ============

Less: Special items (not including
       sales and refinancing)
      Issuance of common stock                      --       7,230,027      28,837,217
      Acquisition of land and buildings             --       2,201,073       8,424,366
      Increase in other assets                      --         (99,819)      5,032,325
      Other                                         --         (76,093)       (335,311)
                                          ------------    ------------    ------------
Cash generated (deficiency) after
  cash distributions and special items          (3,710)      4,950,566      13,454,895
                                          ============    ============    ============

--------------------------------------------------------------------------------------

Tax and Distribution Data Per
 $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                             --              (5)             --
      - from recapture                              --              --              --

Capital gain (loss)                                 --                --              --

Cash distributions to investors
      Source (on GAAP basis)
      --     from investment income                 --               3              10
      --     from return of capital                 --              --              --
                                          ------------    ------------    ------------
Total distributions on GAAP basis                   --               3              10
                                          ============    ============    ============


      Source (on cash basis)
      - from operations                             --               3              10
      - from sales                                  --              --
      - from refinancing                            --              --              --
                                          ------------    ------------    ------------

Total distributions on cash basis                   --               3              10
                                          ============    ============    ============


Amount (in percentage terms) remaining
 invested in program properties at
 the end of last year reported in table             --              --              --


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP


                                               2002           2003       Through 6/30/04
                                            -----------    -----------    -----------
Gross revenue                               $        --    $        --    $   129,805
Interest income                                      --             84         11,948

Less:  Operating expenses                            --             --             --
      Property and operating expenses                --             --         16,845
      Real estate taxes                              --             --         25,386
      Property and asset management fees             --             --          7,150
      General and administrative                     --        103,724        113,859
      Depreciation and amortization                  --             --         31,162
                                            -----------    -----------    -----------

Net income - GAAP basis                              --       (103,640)       (52,649)
                                            ===========    ===========    ===========

Taxable income
      - from operations                              --             84             --
      - from gain on sale                            --             --             --

Cash generated from operations                       --        (58,894)        59,683
Cash generated from sales(7)                         --             --             --
Cash generated from
 financing / refinancing                             --             --             --
                                            -----------    -----------    -----------
Total cash generated from
  operations, sales and refinancing                  --        (58,894)        59,683
                                            ===========    ===========    ===========

Less:  Cash distributions to investors               --             --             --
      - from operating cash flow                     --             --         58,727
      - from sales and refinancing                   --             --             --

Cash generated (deficiency) after
  cash distributions                                 --        (58,894)           956
                                            ===========    ===========    ===========

Less:  Special items (not including
        sales and refinancing)
      Limited partners' capital
        contributions                               100      1,958,887      7,509,091
      General partners' capital
        contributions                               500             --             --
      Acquisition of land and buildings              --             --      8,915,906
      Increase in other assets                       --             --             --
      Other                                          --        (85,521)      (181,116)
                                            -----------    -----------    -----------

Cash generated (deficiency) after cash
  distributions and special items                   600      1,985,514     (1,224,743)
                                            ===========    ===========    ===========

-------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000
 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                              --             --             --
      - from recapture                               --             --             --

Capital gain (loss)                                  --             --             --

Cash distributions to investors
      Source (on GAAP basis)
      --     from investment income                  --             --              6
      --     from return of capital                  --             --             --
                                            -----------    -----------    -----------

Total distributions on GAAP basis                    --             --              6
                                            ===========    ===========    ===========
      Source (on cash basis)

      - from operations                              --             --              6
      - from sales                                   --             --             --
      - from refinancing                             --             --             --
                                            -----------    -----------    ===========
Total distributions on cash basis                    --             --              6
                                            ===========    ===========    ===========


Amount (in percentage terms) remaining
 invested in program properties at the
 end of last year reported in table                --             --             --


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP



                                                                             2002            2003       Through 6/30/04
                                                                         ------------    ------------    ------------
Gross revenue                                                            $         --    $         --    $    584,060
Interest income                                                                    --           3,608          38,996

Less:  Operating expenses                                                          --              --              --
      Property operating expenses                                                  --              --         177,828
      Property repair and maintenance                                              --              --          11,083
      Ground rent                                                                  --              --         117,633
      Real estate taxes                                                            --              --          90,544
      Property and asset management fees                                           --              --          45,759
      General and administrative                                                   --         112,789         126,346
      Interest expense                                                             --              --         154,224
      Depreciation and amortization                                                --              --         236,258
                                                                         ------------    ------------    ------------

Net income - GAAP basis                                                            --        (109,181)       (336,619)
                                                                         ============    ============    ============

Taxable income
      - from operations                                                            --              --           3,608
      - from gain on sale                                                          --              --              --

Cash generated from operations                                                     --         (69,884)        124,463
Cash generated from sales(7)                                                       --              --              --
Cash generated from financing / refinancing                                        --              --              --
                                                                         ------------    ------------    ------------
Total cash generated from operations, sales and refinancing                        --         (69,884)        124,483
                                                                         ============    ============    ============

Less:  Cash distributions to investors                                             --              --              --
      - from operating cash flow                                                   --              --          88,193
      - from sales and refinancing                                                 --              --              --

Cash generated (deficiency) after cash distributions                               --         (69,884)         36,270
                                                                         ============    ============    ============

Less:  Special items (not including sales and refinancing)
      Limited partners' capital contributions                                     100       4,591,404      13,133,543
      General partners' capital contributions                                     500              --              --
      Acquisition of land and buildings                                            --              --       5,000,681
      Increase in other assets                                                     --              --         500,000
      Other                                                                        --         (50,446)         43,976
                                                                         ------------    ------------    ------------

Cash generated (deficiency) after cash distributions and special items            600       4,571,966       7,625,156
                                                                         ============    ============    ============

                                                                                                         ------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                                            --              --              --
      - from recapture                                                             --              --              --

Capital gain (loss)                                                                --              --              --

Cash distributions to investors
      Source (on GAAP basis)
       --   from investment income                                                 --              --               5
       --   from return of capital                                                 --              --              --
                                                                         ------------    ------------    ------------

Total distributions on GAAP basis                                                  --              --               5
                                                                         ============    ============    ============

      Source (on cash basis)
      - from operations                                                                                             5
      - from sales                                                                                                 --
      - from refinancing                                                           --              --              --
                                                                         ------------    ------------    ------------

Total distributions on cash basis                                                  --              --               5
                                                                         ============    ============    ============

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                            --              --              --



     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                  BEHRINGER HARVARD MINNESOTA CENTER TIC I LLC


                                                                                   2003        Through 6/30/04
                                                                              ----------       ---------------
Gross revenue                                                                 $1,393,364            $3,286,506
Gain on sale of properties                                                            --                    --
Interest income                                                                       --                    --

Less:  Operating expenses                                                        787,470             1,744,863
      Interest expense                                                           420,925               909,364
      Depreciation and amortization                                              550,900             1,398,366
                                                                               ---------           -----------

Net income - GAAP basis                                                         (365,931)             (766,087)
                                                                               ==========          ============


Taxable income
      - from operations                                                          489,636                    --
      - from gain on sale                                                             --                    --


Cash generated from operations                                                   184,969               632,279
Cash generated from sales(7)                                                          --                    --
Cash generated from financing / refinancing                                           --                    --
                                                                            -------------            -----------
Total cash generated from operations, sales and refinancing                      184,969               632,279
                                                                               =========               =======


Less:  Cash distributions to investors                                                --                    --
      - from operating cash flow                                                 165,000               605,042
      - from sales and refinancing                                                    --                    --

Cash generated (deficiency) after cash distributions                              19,969                27,237
                                                                              ==========                ======

Less:  Special items (not including sales and refinancing)
      Limited partners' capital contributions                                         --                    --
      General partners' capital contributions                                         --                    --
      Payment of interest on loan                                                420,925               909,364
      Acquisition of land and buildings                                               --                    --
      Increase in other assets                                                        --                    --
      Other                                                                           --                    --
                                                                            -------------           ------------

Cash generated (deficiency) after cash distributions and special items          (400,956)             (882,127)
                                                                               ==========       `      =========
--------------------------------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                                               30                    --
      - from recapture                                                                --                    --

Capital gain (loss)                                                                   --                    --

Cash distributions to investors
      Source (on GAAP basis)

      -  from investment income                                                       10                    37
                                                                           -------------          ------------
Total distributions on GAAP basis                                                     10                    37
                                                                           =============          ============


      Source (on cash basis)
      - from operations                                                               10                    37
      - from sales                                                                                          --
      - from refinancing                                                              --                    --
                                                                             ------------           ------------

Total distributions on cash basis                                                     10                    37
                                                                            ============          ============


Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                            100.0%                100.0%



     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                         BEHRINGER HARVARD ENCLAVE S LP


                                                                                  2003         Through 6/30/04
                                                                           -------------       ---------------
Gross revenue                                                              $          --             $ 928,148
Gain on sale of properties                                                            --                    --
Interest income                                                                       --                    --

Less:  Operating expenses                                                             --               342,745
      Interest expense                                                                --               239,094
      Depreciation and amortization                                                   --               412,285
                                                                           -------------              --------

Net income - GAAP basis                                                               --               (65,976)
                                                                           =============              =========


Taxable income
      - from operations                                                               --                    --
      - from gain on sale                                                             --                    --


Cash generated from operations                                                        --               346,309
Cash generated from sales(7)                                                          --                    --
Cash generated from financing / refinancing                                           --                    --
                                                                            ------------           ------------
Total cash generated from operations, sales and refinancing                           --               346,309
                                                                            ============              ========


Less:  Cash distributions to investors
      - from operating cash flow                                                      --               312,000
      - from sales and refinancing                                                    --                    --


Cash generated (deficiency) after cash distributions                                  --                34,309
                                                                             ===========              ========


Less:  Special items (not including sales and refinancing)
      Limited partners' capital contributions                                         --                    --
      General partners' capital contributions                                         --                    --
      Payment of interest on loan                                                     --               239,094
      Acquisition of land and buildings                                               --                    --
      Increase in other assets                                                        --                    --
      Other                                                                           --                    --
                                                                             -----------             ----------


Cash generated (deficiency) after cash distributions and special items                --              (204,785)
                                                                             ===========              =========


--------------------------------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                                               --                    --
      - from recapture                                                                --                    --

Capital gain (loss)                                                                   --                    --

Cash distributions to investors
      Source (on GAAP basis)
      -  from investment income                                                       --                    28
      -  from return of capital                                                       --                    --
                                                                            ------------             ----------

Total distributions on GAAP basis                                                     --                    28
                                                                            ============            ==========


      Source (on cash basis)
      - from operations                                                               --                    28
      - from sales                                                                    --                    --
      - from refinancing                                                              --                    --
                                                                             -----------             ----------

Total distributions on cash basis                                                     --                    28
                                                                             ===========            ==========


Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                               --                 100.0%



     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                       BEHRINGER HARVARD BEAU TERRE S LLC

                                                                                   Through
                                                                           2003     6/30/04
                                                                         ------    --------
Gross revenue                                                            $   --    $267,604
Gain on sale of properties                                                   --          --
Interest income                                                              --          --

Less:  Operating expenses                                                    --      81,310
      Interest expense                                                       --      49,040
      Depreciation and amortization                                          --      82,307
                                                                         ------    --------

Net income - GAAP basis                                                      --      54,947
                                                                         ======    ========

Taxable income
      - from operations                                                      --          --
      - from gain on sale                                                    --          --

Cash generated from operations                                               --     137,254
Cash generated from sales(7)                                                 --          --
Cash generated from financing / refinancing                                  --          --
                                                                         ------    --------
Total cash generated from operations, sales and refinancing                  --     137,254
                                                                         ======    ========

Less:  Cash distributions to investors
      - from operating cash flow                                             --          --
      - from sales and refinancing                                           --          --

Cash generated (deficiency) after cash distributions                         --     137,254
                                                                         ======    ========

Less:  Special items (not including sales and refinancing)
      Limited partners' capital contributions                                --          --
      General partners' capital contributions                                --          --
      Payment of interest on loan                                            --      49,040
      Acquisition of land and buildings                                      --          --
      Increase in other assets                                               --          --
      Other                                                                  --          --
                                                                         ------    --------

Cash generated (deficiency) after cash distributions and special items       --      88,214
                                                                         ======    ========

-------------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                                      --          --
      - from recapture                                                       --          --

Capital gain (loss)                                                          --          --

Cash distributions to investors
      Source (on GAAP basis)
      -- from investment income                                              --          --
      -- from return of capital                                              --          --
                                                                         ------    --------

Total distributions on GAAP basis                                            --          --
                                                                         ======    ========

      Source (on cash basis)
      - from operations                                                      --          --
      - from sales                                                           --          --
      - from refinancing                                                     --          --
                                                                         ------    --------

Total distributions on cash basis                                            --          --
                                                                         ======    ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%      100.0%


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS


                          HARVARD PROPERTY TRUST, INC.


                                                                  1995           1996                1997                1998
                                                             ------------   ------------        ------------      ------------
Gross revenue                                                $        199   $    953,977        $  6,093,101      $ 21,168,338
Gain on sale of properties                                             --             --                  --           135,610(2)
Interest income                                                        --             --                  --                --

Less:  Operating expenses                                              --        440,476           2,750,593         9,944,353
      Interest expense                                                 --        322,907           2,149,221         5,578,734(12)
      Depreciation and amortization                                    --        155,092             874,566         3,108,470
                                                                                                ------------      ------------

Net income - GAAP basis                                               199          7,253(6)          188,060         2,672,391(6)
                                                                            ============        ============      ============

Taxable income
      - from operations                                            (1,099)         5,009             114,950         1,761,910
      - from gain on sale                                              --          9,206                  --           139,496

Cash generated from operations                                         --        (17,579)            100,058         4,984,340

Cash generated from sales(7)                                           --             --                  --         3,228,568

Cash generated from financing / refinancing                            --      7,775,000(8)       39,245,000(8)     43,400,000(9)
                                                                            ------------        ------------      ------------

Total cash generated from operations,
  sales and refinancing                                                --      7,757,421          39,345,058        51,612,908
                                                                            ============        ============      ============

Less:  Cash distributions to investors                                 --             --                  --                --
      - from operating cash flow                                       --         41,316             313,107         2,173,135
      - from sales and refinancing                                     --             --                  --                --

Cash generated (deficiency) after cash distributions                   --      7,716,105          39,031,951        49,439,773
                                                                            ============        ============      ============

Less:  Special items (not including sales and refinancing)
      Contributions from preferred stockholders                    13,200      2,277,652(13)       2,229,500(13)    46,000,000(14)
      Contributions from common stockholders                       37,500             --           5,139,623                --
      Contributions from note holders                              75,000        (75,000)          4,615,000(15)    (4,615,000)(15)
      Payment of interest on loan                                      --        322,907           2,149,221         5,578,734(12)
      Acquisition of land and buildings                                --      9,440,524          47,598,431        87,292,381
      Amortization of principal on loans                               --         29,472             224,819         2,077,560
      Other                                                            --             --             365,751(16)     1,507,591(17)
                                                                            ------------        ------------      ------------

Cash generated (deficiency) after cash distributions
 and special items                                                125,700        448,761           2,827,073           (52,759)
                                                                            ============        ============      ============

------------------------------------------------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                                (9)             2                   8                32
      - from recapture                                                 --             --                  --                --

Capital gain (loss)                                                    --              4                  --                 3

Cash distributions to investors
      Source (on GAAP basis)
      --   from investment income                                      --             --                   8                39
      --   from return of capital                                      --             18                  14                --
                                                             ------------   ------------        ------------      ------------

Total distributions on GAAP basis                                      --             18                  22                39
                                                             ============   ============        ============      ============

      Source (on cash basis)
      - from operations                                                --             18                  22                39
      - from sales                                                     --             --                  --                --
      - from refinancing                                               --             --                  --                --
                                                             ------------   ------------        ------------      ------------

Total distributions on cash basis                                      --             18                  22                39
                                                             ============   ============        ============      ============

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table               0.2%           3.9%               23.7%             92.2%


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                      HARVARD PROPERTY TRUST, INC. (CONTD.)


                                                                                     1999                2000             2001 (1)
                                                                                ------------        -----------    ------------
Gross revenue                                                                   $22,149,294         $10,128,602             --
Gain on sale of properties                                                        8,780,171(3)        5,295,948(4)   2,055,933 (5)
Interest income                                                                          --                  --             --

Less:  Operating expenses                                                        10,692,036           5,460,051             --
     Interest expense                                                             5,922,366(12)       3,088,777             --
     Depreciation and amortization                                                3,582,740           2,605,625             --
                                                                                  ---------           ---------    ------------


Net income - GAAP basis                                                          10,782,718(6)        3,880,087(6)   2,055,933(6)
                                                                                 ==========           =========      =========


Taxable income
     -  from operation                                                            1,617,237            (429,977)            --
     -  from gain on sale                                                         8,195,759           2,552,143             --

Cash generated from operations                                                    5,534,892           1,579,774             --

Cash generated from sales(7)                                                     41,531,197           2,976,696             --

Cash generated from financing / refinancing                                       8,495,717(10)       3,261,347(11)         --
                                                                                 ----------        ---------       -----------

Total cash generated from operations, sales and refinancing                      55,561,806           7,817,817             --
                                                                                 ==========           =========    ============

Less:  Cash distributions to investors                                                   --                  --             --
     - from operating cash flow                                                  10,025,186           2,180,029             --
     - from sales and refinancing                                                41,086,659           5,365,929      1,000,000


Cash generated (deficiency) after cash distributions                              4,449,961             271,859     (1,000,000)
                                                                                 ==========             =======     ===========


Less:  Special items (not including sales and refinancing)
     Contributions from preferred stockholders                                           --                  --             --
     Contributions from common stockholders                                              --                  --             --
     Contributions from note holders                                                     --                  --             --
     Payment of interest on loan                                                  5,922,366(12)       3,088,777             --
     Acquisition of land and buildings                                            8,100,000                  --             --
     Amortization of principal on loans                                             481,557             178,924             --
     Other                                                                               --                  --      6,614,215(18)
                                                                                -----------         -----------     ----------


Cash generated (deficiency) after cash distributions and special items           (4,131,596)             92,935     (1,000,000)
                                                                                ===========         ===========    ===========

--------------------------------------------------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
     -  from operations                                                                  29                 (44)            --
     -  from recapture                                                                   --                  --             --

Capital gain (loss)                                                                     147                 263             --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                            92                 242            223
     - from return of capital                                                           826                 536             --
                                                                                -----------          ----------    ------------

Total distributions on GAAP basis                                                       918                 778            223
                                                                                ===========          ==========    ===========


Source (on cash basis)
     - from operations                                                                  165                 135             --
     - from sales                                                                       746                 307            223
     - from refinancing                                                                   7                 336             --
                                                                                -----------          ----------      ---------

Total distributions on cash basis                                                       918                 778            223
                                                                                ===========          ==========     ==========


Amount (in percentage terms) remaining invested in program properties
at the end of last year reported in table                                              92.2%              16.1%             --

      Past performance is not necessarily indicative of future performance.

(1)   No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)   Net income amounts presented net of minority interest in partnerships.
(7) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.
(8)   Proceeds from initial mortgages placed on new acquisitions.
(9) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(10) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(11)  Proceeds from refinance of the Metrocrest and University Plaza properties.
(12)  Amount includes interest paid on funds drawn on Credit Facility.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16)  Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                     RECREATIONAL / RESIDENTIAL PROGRAMS(1)


                                                    1995            1996            1997            1998            1999
                                                -----------     -----------     -----------     -----------     -----------
Gross revenue                                   $   307,879     $ 1,218,947     $ 1,500,559     $ 2,701,988     $ 3,599,934
Gain on sale of properties                               --              --              --              --              --

Interest income                                       1,672          24,474          20,918          19,157          12,168

Less:  Operating expenses                           212,087         721,312         877,830       1,565,986       1,728,191
   Interest expense                                 100,220         273,258         400,498         810,658       1,195,523
   Depreciation and amortization                     74,726         209,593         233,515         383,191         648,375
                                                -----------     -----------     -----------     -----------     -----------


Net income - GAAP basis                             (77,482)         39,258           9,634         (38,690)         40,013
                                                ===========     ===========     ===========     ===========     ===========


Taxable income
   - from operation                                 (66,439)       (242,610)       (214,468)        (34,404)        (47,083)
   - from gain on sale                                   --              --              --              --              --


Cash generated from operations                       95,792         497,635         622,729       1,136,002       1,871,743
Cash generated from sales                                --              --              --              --              --
Cash generated from refinancing                          --              --              --              --       1,249,303
                                                -----------     -----------     -----------     -----------     -----------
Total cash generated from operations,
  sales and refinancing                              95,792         497,635         622,729       1,136,002       3,121,046
                                                ===========     ===========     ===========     ===========     ===========


Less:  Cash distributions to investors
   - from operating cash flow                            --         176,694         149,310         365,382         886,531
   - from sales and refinancing                          --              --              --              --       1,249,303
                                                -----------     -----------     -----------     -----------     -----------

Cash generated (deficiency) after cash
  distributions                                      95,792         320,941         473,419         770,620         985,212
                                                ===========     ===========     ===========     ===========     ===========


Less:  Special items (not including sales
  and refinancing)
   Limited partners' capital contributions               --              --              --              --              --
   General partners' capital contributions               --              --              --              --              --
   Payment of interest on loan                      100,220         273,258         400,498         810,658       1,195,523
   Acquisition of land and buildings                     --              --              --              --              --
   Increase in other assets                              --              --              --              --              --
   Other                                                 --              --              --              --              --
                                                -----------     -----------     -----------     -----------     -----------


Cash generated (deficiency) after cash
  distributions and special items                    (4,428)         47,683          72,921         (40,038)       (210,311)
                                                ===========     ===========     ===========     ===========     ===========

---------------------------------------------------------------------------------------------------------------------------

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
 --   from operations                                   (47)           (173)           (110)            (11)             (6)
 --   from recapture                                     --              --              --              --              --

Capital gain (loss)                                      --              --              --              --              --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                              --             126              77             328             112
   - from return of capital                              --              --              --            (215)            158
                                                -----------     -----------     -----------     -----------     -----------

Total distributions on GAAP basis                        --             126              77             112             270
                                                ===========     ===========     ===========     ===========     ===========


   Source (on cash basis)
   - from operations                                     --             126              77             112             112
   - from sales                                          --              --              --              --              --
   - from refinancing                                    --              --              --              --             158
                                                -----------     -----------     -----------     -----------     -----------

Total distributions on cash basis                        --             126              77             112             270
                                                ===========     ===========     ===========     ===========     ===========


Amount (in percentage terms) remaining
 invested in program properties at
 the end of last year reported in table                 8.2%            8.2%           13.3%           31.5%           46.3%


(1) Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard Opportunity REIT I.
(2)   Proceeds from the sale of University Gardens Apartment Complex.
(3)   Proceeds from the sale of Brookhollow Apartment Complex.
(4)   Proceeds from refinance of Brookhollow Apartment Complex.
(5) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(6)   Proceeds from investors in the Golf Centers of Texas properties.


      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                 RECREATIONAL / RESIDENTIAL PROGRAMS(1) (CONTD.)



                                                                                                                     Through
                                                    2000             2001             2002             2003         6/30/04
                                                ------------     ------------     ------------     ------------     ------------
Gross revenue                                   $  7,854,438     $ 10,372,199     $ 17,162,300     $ 17,321,083     $  8,329,909
Gain on sale of properties                                --               --               --               --               --

Interest income                                       19,883           91,883           22,531           26,006           16,567

Less:  Operating expenses                          5,393,777        5,708,689       11,767,729       12,172,232        4,792,889
   Interest expense                                1,836,656        2,518,792        2,514,687        2,337,913        1,054,015
   Depreciation and amortization                     962,095        2,009,576        2,421,403        2,261,782        1,071,058
                                                ------------     ------------     ------------     ------------     ------------

Net income - GAAP basis                             (318,207)         227,025          481,012          575,162        1,428,514
                                                ============     ============     ============     ============     ============

Taxable income
   - from operation                               (1,057,682)        (403,490)        (413,168)         (40,376)              --
   - from gain on sale                                    --               --               --               --               --

Cash generated from operations                     2,460,761        4,663,510        5,394,571        5,148,851        3,537,020
Cash generated from sales                                 --               --               --        1,000,000               --
Cash generated from refinancing                           --               --               --        2,500,000        2,000,000
                                                ------------     ------------     ------------     ------------     ------------
Total cash generated from operations,
  sales and refinancing                            2,460,761        4,663,510        5,394,571        8,648,851        5,537,020
                                                ============     ============     ============     ============     ============

Less:  Cash distributions to investors
   - from operating cash flow                        581,000        1,562,531        2,628,375        1,845,493          652,031
   - from sales and refinancing                           --               --               --        3,450,000        2,000,000

Cash generated (deficiency) after
  cash distributions                               1,879,761        3,100,979        2,766,196        3,353,358        2,884,989
                                                ============     ============     ============     ============     ============

Less:  Special items (not including
  sales and refinancing)
   Limited partners' capital contributions           506,040               --               --               --               --
   General partners' capital contributions                --          275,000               --               --               --
   Payment of interest on loan                     1,836,656        2,518,792        2,514,687        2,337,913        1,054,015
   Acquisition of land and buildings                      --               --               --               --               --
   Increase in other assets                               --               --               --               --               --
   Other                                                  --               --               --               --               --
                                                ------------     ------------     ------------     ------------     ------------

Cash generated (deficiency) after cash
  distributions and special items                    549,145          857,187          251,509        1,015,445        1,830,974
                                                ============     ============     ============     ============     ============

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
 --   from operations                                    (81)             (21)             (21)              (2)              --
 --   from recapture                                      --               --               --               --               --

Capital gain (loss)                                       --               --               --               --               --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                               75               81              146               96               34
   - from return of capital                              (31)              --              (10)              52               --
                                                ------------     ------------     ------------     ------------     ------------

Total distributions on GAAP basis                         44               81              136              147               34
                                                ============     ============     ============     ============     ============

   Source (on cash basis)
   - from operations                                      44               81              136               96               34
   - from sales                                           --               --               --               52               --
   - from refinancing                                     --               --               --               --               --
                                                ------------     ------------     ------------     ------------     ------------

Total distributions on cash basis                         44               81              136              147               34
                                                ============     ============     ============     ============     ============

Amount (in percentage terms) remaining
 invested in program properties at the
 end of last year reported in table                     72.8%           100.0%           100.0%           100.0%       95.6%


(1) Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational or residential properties, which is not similar to the investment objectives of Behringer Harvard Opportunity REIT I.
(2)   Proceeds from the sale of University Gardens Apartment Complex.
(3)   Proceeds from the sale of Brookhollow Apartment Complex.
(4)   Proceeds from refinance of Brookhollow Apartment Complex.
(5) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(6)   Proceeds from investors in the Golf Centers of Texas properties.


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                           HARVARD PROPERTY I, L.P.(1)


                                                                              1995            1996           1997
                                                                           -----------     -----------    -----------
  Gross revenue                                                            $   443,251    $   772,511     $   789,432

  Gain on sale of properties                                                      --             --         1,162,827

  Interest income                                                                 --             --              --

  Less:  Operating expenses                                                    175,487        333,001         385,661
        Interest expense                                                       162,612        269,280         239,660
        Depreciation and amortization                                           49,464         88,737          82,085
                                                                           -----------     -----------    -----------

  Net income - GAAP basis                                                       55,688         81,493       1,244,853
                                                                           ===========     ===========    ===========

  Taxable income
   --     from operation                                                        63,414          82,114         56,980
   --     from gain on sale                                                       --              --        1,183,219

  Cash generated from operations                                               267,764        439,510         403,771
  Cash generated from sales                                                       --             --         1,981,599
  Cash generated from refinancing                                                 --             --              --
                                                                           -----------     -----------    -----------
  Total cash generated from operations, sales and refinancing                  267,764        439,510       2,385,370
                                                                           ===========     ===========    ===========

  Less:  Cash distributions to investors                                          --             --              --
        - from operating cash flow                                              45,591        234,794         326,648
        - from sales and refinancing                                              --             --         1,982,000

  Cash generated (deficiency) after cash distributions                         222,173        204,716          76,722
                                                                           ===========     ===========    ===========

  Less:  Special items (not including sales and refinancing)
        Limited partners' capital contributions                                   --             --              --
        General partners' capital contributions                                   --             --              --
        Payment of interest on loan                                            162,612        269,280         239,660
        Acquisition of land and buildings                                         --             --              --
        Increase in other assets                                                  --             --              --
        Other                                                                     --             --              --

  Cash generated (deficiency) after cash distributions and special items        59,561        (64,564)       (162,938)
                                                                           ===========     ===========    ===========

---------------------------------------------------------------------------------------------------------------------

  Tax and Distribution Data Per $1,000 Invested
  Federal income tax results:
  Ordinary income (loss)
        - from operations                                                           53             69              48
        - from recapture                                                          --             --              --

  Capital gain (loss)                                                             --             --               997

  Cash distribution to investors
        Source (on GAAP basis)
        - from investment income                                                    38            198             946
        - from return of capital                                                  --             --             1,000
                                                                           -----------     -----------    -----------

  Total distributions on GAAP basis                                                 38            198           1,946
                                                                           ===========     ===========    ===========


        Source (on cash basis)
        - from operations                                                           38            198             275
        - from sales                                                              --             --             1,671
        - from refinancing                                                        --             --              --
                                                                           -----------     -----------    -----------

  Total distributions on cash basis                                                 38            198           1,946
                                                                           ===========     ===========    ===========


  Amount (in percentage terms) remaining invested in
     program properties at the end of last year report in table                  100.0%          100.0%          --


(1) Property sold and program ended in 1997.


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY III, L.P.(1)



                                                    1995           1996            1997            1998           1999
                                                 -----------    -----------     -----------     -----------    -----------
Gross revenue                                    $   206,874    $   552,605     $   727,072     $   831,218    $    21,077

Profit on sale of properties                            --             --              --              --        1,188,060

Interest income                                         --            2,340           1,378             792           --

Less:  Operating expenses                             51,284        206,469         265,606         256,105         41,983
      Interest expense                               101,018        272,532         305,552         297,369         28,726
      Depreciation and amortization                   27,776         83,369         100,574         171,087         13,169
                                                 -----------    -----------     -----------     -----------    -----------

Net income - GAAP basis                               26,796         (7,424)         56,718         107,449      1,125,259
                                                 ===========    ===========     ===========     ===========    ===========

Taxable income
      - from operation                                26,796        (16,284)           (887)        136,815       (214,082)
      - from gain on sale                               --             --              --              --        1,188,060

Cash generated from operations                       155,540        346,136         462,843         575,906        (20,905)
Cash generated from sales                               --             --              --              --        1,451,481
Cash generated from refinancing                         --             --           441,711            --             --
                                                 -----------    -----------     -----------     -----------    -----------
Total cash generated from operations,
  sales and refinancing                              155,540        346,136         904,554         575,906      1,430,577
                                                 ===========    ===========     ===========     ===========    ===========

Less:  Cash distributions to investors                  --             --              --              --             --
      - from operating cash flow                      11,977         94,445         266,042          78,986         25,386
      - from sales and refinancing                      --             --           441,711            --        1,451,482

Cash generated (deficiency) after
  cash distributions                                 143,563        251,691         196,801         496,920        (46,291)
                                                 ===========    ===========     ===========     ===========    ===========

Less:  Special items (not including
   sales and refinancing)
      Limited partners' capital contributions           --             --              --              --             --
      General partners' capital contributions           --             --              --              --             --
      Payment of interest on loan                    101,018        272,532         305,552         297,369         28,726
      Acquisition of land and buildings                 --             --              --              --             --
      Increase in other assets                          --             --              --              --             --
      Other                                             --             --              --              --             --
                                                 -----------    -----------     -----------     -----------    -----------

Cash generated (deficiency) after cash
  distributions and special items                     42,545        (20,841)       (108,752)        199,551        (75,017)
                                                 ===========    ===========     ===========     ===========    ===========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                   24            (15)             (1)            208           (325)
      - from recapture                                  --             --              --              --             --

Capital gain (loss)                                     --             --              --              --            1,805

Cash distribution to investors
      Source (on GAAP basis)
      - from investment income                            11             86             242             120          1,243
      - from return of capital                          --             --               402            --            1,000
                                                 -----------    -----------     -----------     -----------    -----------

Total distributions on GAAP basis                         11             86             643             120          2,243
                                                 ===========    ===========     ===========     ===========    ===========

      Source (on cash basis)
      - from operations                                   11             86             242             120             39
      - from sales                                      --             --              --              --            2,205
      - from refinancing                                --             --               402            --             --
                                                 -----------    -----------     -----------     -----------    -----------

Total distributions on cash basis                         11             86             643             120          2,243
                                                 ===========    ===========     ===========     ===========    ===========

Amount (in percentage terms) remaining
 invested in program properties at
 the end of last year reported in table                100.0%         100.0%          100.0%          100.0%          --


(1) Property sold and program ended in 1999.



     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP (RENNER PLAZA), LP(1)



                                                                                                 Through
                                                  2000        2001        2002        2003       6/30/04
                                                --------    --------    --------    --------    --------
Gross revenue                                   $639,945    $850,473    $827,712    $727,541    $344,740

Profit on sale of properties                        --          --          --          --          --

Interest income                                     --          --          --          --          --

Less:  Operating expenses                         87,594     200,292     166,376     166,758      83,703
      Interest expense                           267,115     293,505     291,470     286,111     142,975
      Depreciation and amortization              102,865     114,031     116,700     116,700      58,350
                                                --------    --------    --------    --------    --------

Net income - GAAP basis                          182,371     242,645     253,166     157,972      59,712
                                                ========    ========    ========    ========    ========

Taxable income
      - from operation                            41,716      55,495      56,745      45,988        --
      - from gain on sale                           --          --          --          --          --

Cash generated from operations                   552,352     650,181     653,562     560,783     261,037
Cash generated from sales                           --          --          --          --          --
Cash generated from refinancing                     --          --          --          --          --
                                                --------    --------    --------    --------    --------
Total cash generated from
  operations, sales and refinancing              552,352     650,181     653,562     560,783     261,037
                                                ========    ========    ========    ========    ========

Less:  Cash distributions to investors              --          --          --
      - from operating cash flow                 152,232     252,500     152,000     152,000      50,000
      - from sales and refinancing                  --          --          --          --          --

Cash generated (deficiency) after
  cash distributions                             400,120     397,681     501,562     408,783     211,027
                                                ========    ========    ========    ========    ========

Less:  Special items (not including
   sales and refinancing

      Limited partners' capital contributions       --          --          --          --          --
      General partners' capital contributions       --          --          --          --          --
      Payment of interest on loan                267,115     293,505     291,470     286,111     142,975
      Acquisition of land and buildings             --          --          --          --          --
      Increase in other assets                      --          --          --          --          --
      Other                                         --          --          --          --          --
                                                ========    ========    ========    ========    ========

Cash generated  (deficiency)  after
  cash distributions and special                 133,005     104,176     210,092     122,672      68,062
                                                ========    ========    ========    ========    ========

items

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                               31          42          43          35        --
      - from recapture                              --          --          --          --          --

Capital gain (loss)                                 --          --          --          --          --

Cash distribution to investors
      Source (on GAAP basis)
      - from investment income                       115         190         115         115          38
      - from return of capital                      --          --          --          --          --
                                                --------    --------    --------    --------    --------

Total distributions on GAAP basis                    115         190         115         115          38
                                                ========    ========    ========    ========    ========

      Source (on cash basis)
      - from operations                              115         190         115         115          38
      - from sales                                  --          --          --          --          --
      - from refinancing                            --          --          --          --          --
                                                --------    --------    --------    --------    --------

Total distributions on cash basis                    115         190         115         115          38
                                                ========    ========    ========    ========    ========

Amount (in percentage terms) remaining
 invested in program properties at the end
 of last year reported in table                    100.0%      100.0%      100.0%      100.0%      100.0%



(1) Property acquired and program initiated in 2000.


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)



                                                                                                                Through
                                                    2000            2001            2002            2003        6/30/04
                                                -----------     -----------     -----------     -----------     -----------
Gross revenue                                   $    20,491     $   995,100     $ 1,162,402     $ 1,265,359     $   730,222

Profit on sale of properties                           --              --              --              --              --

Interest income                                       1,407           7,313           1,028            --              --

Less:  Operating expenses                             7,905         496,541         495,210         518,139         265,454
      Interest expense                               15,096         467,061         529,949         597,070         288,798
      Depreciation and amortization                  11,423         358,052         632,275         624,900         316,875
                                                -----------     -----------     -----------     -----------     -----------

Net income - GAAP basis                             (12,526)       (319,241)       (494,004)       (474,750)       (140,905)
                                                ===========     ===========     ===========     ===========     ===========

Taxable income
 --     from operation                              (12,526)       (154,217)       (968,986)       (364,822)          --
 --     from gain on sale                              --              --              --              --             --

Cash generated from operations                       12,585         498,558         667,192         747,220         464,768
Cash generated from sales                              --              --              --              --              --
Cash generated from refinancing                        --              --              --              --              --
                                                -----------     -----------     -----------     -----------     -----------
Total cash generated from operations,
   sales and refinancing                             12,585         498,558         667,192         747,220         464,768
                                                ===========     ===========     ===========     ===========     ===========

Less:  Cash distributions to investors
      - from operating cash flow                       --              --              --              --              --
      - from sales and refinancing                     --              --              --              --              --

Cash generated (deficiency) after
  cash distributions                                 12,585         498,558         667,192         747,220         464,768
                                                 ===========     ===========     ===========     ===========     ==========

Less:  Special items (not including
   sales and refinancing
      Limited partners' capital contributions          --           650,000            --              --              --
      General partners' capital contributions          --              --              --              --              --
      Payment of interest on loan                    15,096         467,061         529,949         597,070         288,798
      Acquisition of land and buildings                --              --              --              --              --
      Increase in other assets                         --              --              --              --              --
      Other                                            --              --              --              --              --
                                                 -----------     -----------     -----------     -----------     ----------

Cash generated (deficiency) after cash
  distributions and special items                    (2,511)        681,497         137,243         150,150         175,970
                                                 ===========     ===========     ===========     ===========     ==========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                                  (3)            (35)           (223)            (84)           --
      - from recapture                                 --              --              --              --              --

Capital gain (loss)                                    --              --              --              --              --

Cash distribution to investors
      Source (on GAAP basis)
      - from investment income                         --              --              --              --              --
      - from return of capital                         --              --              --              --              --
                                                 -----------     -----------     -----------     -----------     ----------

Total distributions on GAAP basis                      --              --              --              --              --
                                                 ===========     ===========     ===========     ===========     ==========

      Source (on cash basis)
      - from operations                                --              --              --              --              --
      - from sales                                     --              --              --              --              --
      - from refinancing                               --              --              --              --          --
                                                 -----------     -----------     -----------     -----------     ----------

Total distributions on cash basis                      --              --              --              --              --
                                                 ===========     ===========     ===========     ===========     ==========


Amount (in percentage terms) remaining
 invested in program properties at the end of
 last year reported in table                           100.0%          100.0%          100.0%          100.0%      100.0%


(1) Property acquired and program initiated in 2000.


     Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 CAMPBELL, LTD.(1)



                                                     1996          1997          1998
                                                ---------     ---------     ---------
Gross revenue                                   $  77,294     $ 174,887     $ 190,254

Profit on sale of properties                         --            --         251,229

Interest income                                      --            --            --

Less:  Operating expenses                          49,815       101,474       109,156
      Interest expense                             28,875        62,707        70,095
      Depreciation and amortization                 8,788         9,673        19,042
                                                ---------     ---------     ---------


Net income - GAAP basis                           (10,184)        1,033       243,190
                                                =========     =========     =========


Taxable income
      - from operation                             (8,344)       (1,904)      (13,433)
      - from gain on sale                            --            --         251,229

Cash generated from operations                     27,479        73,413        81,098

Cash generated from sales                            --            --         415,048

Cash generated from refinancing                      --            --            --
                                                ---------     ---------     ---------
Total cash generated from
  operations, sales and refinancing                27,479        73,413       496,146
                                                =========     =========     =========

Less:  Cash distributions to investors               --            --            --
      - from operating cash flow                     --          12,000        47,272
      - from sales and refinancing                   --            --         415,048

Cash generated (deficiency)
  after cash distributions                         27,479        61,413        33,826
                                                =========     =========     =========

Less:  Special items (not including
  sales and refinancing
      Limited partners' capital contributions        --            --            --
      General partners' capital contributions        --            --            --
      Payment of interest on loan                  28,875        62,707        70,095
      Acquisition of land and buildings              --            --            --
      Increase in other assets                       --            --            --
      Other                                          --            --            --
                                                ---------     ---------     ---------

Cash generated (deficiency) after cash
  distributions and special items                  (1,396)       (1,294)      (36,269)
                                                =========     =========     =========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
      - from operations                               (35)           (8)          (56)
      - from recapture                               --            --            --

Capital gain (loss)                                  --            --           1,047

Cash distribution to investors
      Source (on GAAP basis)
      - from investment income                       --              50           926
      - from return of capital                       --            --           1,000
                                                ---------     ---------     ---------

Total distributions on GAAP basis                    --              50         1,926
                                                =========     =========     =========

      Source (on cash basis)
      - from operations                              --              50           197
      - from sales                                   --            --           1,729
      - from refinancing                             --            --            --
                                                ---------     ---------     ---------

Total distributions on cash basis                    --              50         1,926
                                                =========     =========     =========

Amount (in percentage terms) remaining
 invested in program properties at the end of
 last year reported in table                        100.0%        100.0%         --


(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

      Past performance is not necessarily indicative of future performance.

                         TABLE III (UNAUDITED) (CONTD.)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        BEHRINGER PARTNERS STEMMONS LP(1)



                                                     2001          2002          2003
                                                ---------     ---------     ---------
Gross revenue                                   $  17,922     $ 129,064     $  21,389

Gain on sale of properties                             --            --       705,066

Interest income                                        --            --            --

Less:  Operating expenses                          13,029        94,920        25,581
   Interest expense                                57,033        75,263         6,903
   Depreciation and amortization                   25,263        40,800        59,248
                                                ---------     ---------     ---------

Net income - GAAP basis                           (77,403)      (81,919)      634,723

Taxable income
   - from operation                               (67,728)      (76,628)      (82,331)
   - from gain on sale                                 --            --       703,614

Cash generated from operations                      4,893        34,144        (4,192)

Cash generated from sales                              --            --       939,519


Cash generated from refinancing                        --            --            --
                                                ---------     ---------     ---------
Total cash generated from operations,
  sales and refinancing                             4,893        34,144       935,327
                                                =========     =========     =========


Less:  Cash distributions to investors                 --            --            --
   - from operating cash flow                          --            --        40,481
   - from sales and refinancing                        --            --       939,519


Cash generated (deficiency) after
  cash distributions                                4,893        34,144       935,327
                                                =========     =========     =========


Less:  Special items (not including
  sales and refinancing
   Limited partners' capital contributions             --        85,636            --
   General partners' capital contributions             --            --            --
   Payment of interest on loan                     57,033        75,263         6,903
   Acquisition of land and buildings                   --            --            --
   Increase in other assets                            --            --            --
   Other                                               --            --            --
                                                ---------     ---------     ---------


Cash generated (deficiency) after cash
  distributions and special items                 (52,140)       44,517       928,424
                                                =========     =========     =========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:                          (169)         (157)          (82)
Ordinary income (loss)                                 --            --            --
   - from operations                                   --            --            --
   - from recapture                                    --            --            --

Capital gain (loss)                                    --            --           704

Cash distribution to investors
   Source (on GAAP basis)                              --            --            --
   - from investment income                            --            --         1,010
   - from return of capital                            --            --         1,000

Total distributions on GAAP basis                      --            --         2,010
                                                                            =========


   Source (on cash basis)
   - from operations                                   --            --            83
   - from sales                                        --            --         1,927
   - from refinancing                                  --            --            --

Total distributions on cash basis                      --            --         2,010
                                                                            =========


Amount (in percentage terms) remaining
 invested in program properties at the end of
 last year reported in table                        100.0%        100.0%           --

(1) Property acquired and program initiated in 2001.


     Past performance is not necessarily indicative of future performance.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

           Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Opportunity REIT I. All figures are through June 30, 2004.


                                               Harvard Property     Harvard       Harvard   6142 Campbell  Behringer Partners
                                                 Trust, Inc.    Property I    Property III       Ltd.      Stemmons LP
                                                 -----------    ------------  ------------  -------------  -----------
Dollar amount raised                             $60,387,475    $ 1,186,254    $ 1,100,000    $   240,000  $   401,900

Number of properties purchased                            23              1              1              1            1

Date of closing of offering                         03/10/98(1)    06/05/95       08/21/95       06/01/96     04/02/01

Date of first sale of property                      08/26/98       12/10/97       01/29/99       12/03/98     02/27/03

Date of final sale of property                      01/01/01       12/10/97       01/29/99       12/03/98     02/27/03

Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
  --   from operation                                     18            171           (109)           (99)          --
  --   from recapture                                     --             --             --             --           --

Capital gain (loss)                                      417            997          1,805          1,047          704

Deferred gain

     Capital                                              --             --             --             --           --
     Ordinary                                             --             --             --             --           --

Cash distributions to investors
      Source (on GAAP basis)
           - Investment income                           997          1,183          2,104            976        1,010
           - Return of capital                         1,000          1,000          1,000          1,000        1,000

      Source (on cash basis)
           - Sales                                     1,275          1,671          2,205          1,729        1,927
           - Refinancing                                 343             --            402             --           --
           - Operations                                  379            512            497            247           83
           - Other                                        --             --             --             --           --

Receivable on net purchase money financing(2)             --             --             --            --            --

----------
(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)   All properties were acquired for cash without financing.


     Past performance is not necessarily indicative of future performance.

                                     TABLE V
                                   (UNAUDITED)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

           Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Opportunity REIT I. All figures are through June 30, 2004.

                                                                                         Selling Price, Net of
                                                                                  Closing Costs and GAAP Adjustments
                                                                   --------------------------------------------------------------
                                                                                               Purchase      Adjustments
                                                                                   Mortgage    Money         Resulting
                                                                   Cash Received   Balance     Mortgage      from
                                           Date      Date          Net of Closing  at Time     Taken Back    Application
            Property                       Acquired  of Sale       Costs           of Sale     by Program(1) of GAAP(2)  Total(3)
            --------                       --------  -------       -----           -------     ------------- ----------  --------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP            03/05/96  06/03/99      $3,161,560      $3,144,248        --       --      $6,305,808
   Harvard Property Provident LP           10/04/96  01/01/01(5)    1,551,568(7)    2,648,432        --       --       4,200,000(6)
   Harvard Property Parkside LP            11/19/96  08/02/99         707,599       1,776,951        --       --       2,984,550
   Harvard Property 812 San Antonio LP     04/03/97  08/18/99       2,233,795       3,558,022        --       --       5,791,817
   Harvard Property Metrocrest LP          04/30/97  01/01/01(5)    2,123,676(9)   11,151,324        --       --      13,275,000(8)
   Harvard Property Partners LP(10)        06/06/97  07/17/00          (8,310)        863,538        --       --         855,228
   Harvard Property Lake Calhoun LP        09/04/97  08/22/00       5,186,805      15,763,659        --       --      20,950,464
   HPT / PMD Investments LP                10/06/97  01/01/01(5)    6,202,717(12)   9,297,283        --       --      15,500,000(11)
   HPT Gleneagles LP                       11/07/97  10/19/99       8,614,691              --        --       --       8,614,691
   Harvard Property Trust, Inc. (Park 96)  11/11/97  11/02/98         529,029              --        --       --         529,029

   Harvard Property Rosedale LP            02/25/98  12/01/99       9,130,926      17,701,615        --       --      26,832,541
   Harvard Property Atrium LP              03/10/98  08/02/99       3,979,447      11,205,241(13)    --       --      15,184,687
   Harvard Property Partners LP(14)        05/01/98  08/02/99       2,294,952       6,197,783(13)    --       --       8,492,735
   Harvard Property (UP) LP                06/03/98  01/01/01(5)    2,600,000(17)   9,600,000(15)    --       --      12,200,000(16)
   Harvard Property Clarke LP              07/29/98  08/02/99       2,619,842       6,420,337(13)    --       --       9,040,179
   Harvard Property Superior LP            07/30/98  08/02/99       1,813,805       4,950,134(13)    --       --       6,763,939
   Harvard Property Capitol LP             12/30/98  08/02/99       2,483,416       4,726,506(13)    --       --       7,209,922
   Harvard Property Willow LP              03/31/99  08/02/99       5,478,204              --        --       --       5,478,204
   Harvard Property Centreport LP          02/01/98  08/26/98       2,176,535              --        --       --       2,176,535

Harvard Property I, L.P.                   06/05/95  12/10/97       1,981,599       2,918,049        --       --       4,899,648

Harvard Property III, L.P.                 08/21/95  01/29/99       1,451,482       3,759,057        --       --       5,210,538

6142 Campbell, LTD                         06/01/96  12/03/98         415,048         701,594        --       --       1,116,642

Behringer Partners Stemmons LP             04/02/01  02/27/03         939,519       1,235,475        --       --       2,174,994



     Past performance is not necessarily indicative of future performance.

                          TABLE V (UNAUDITED) (CONTD.)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

                                                                         Cost of Properties
                                                                   Including Closing and Soft Costs
                                                        ----------------------------------------------------
                                                                         Total Acquisition                               Excess
                                                                           Cost, Capital                             (Deficiency) of
                                                         Original          Improvements,                          Property Operating
                                                         Mortgage           Closing and                           Cash Receipts Over
                         Property                       Financing          Soft Costs(4)          Total            Cash Expenditures
                         --------                       ---------          ------------           -----            -----------------

Harvard Property Trust, Inc.
   Harvard Property Meridian LP                          $3,250,000         $1,636,378          $4,886,378           $1,419,430
   Harvard Property Provident LP                          2,800,000          1,410,392           4,210,392              (10,392)(18)
   Harvard Property Parkside LP                           1,725,000            760,006           2,485,006                 (456)
   Harvard Property 812 San Antonio LP                    3,600,000          1,683,617           5,283,617              508,200
   Harvard Property Metrocrest LP                         9,150,000          1,495,442          10,645,442            2,629,558(19)
   Harvard Property Partners LP                             895,000            365,097           1,260,097             (404,869)
   Harvard Property Lake Calhoun LP                      16,100,000          3,066,237          19,166,237            1,784,227
   HPT / PMD Investments LP                               8,000,000          6,561,677          14,561,677              938,323(20)
   HPT Gleneagles LP                                      1,500,000          6,932,748           8,432,748              181,943
   Harvard Property Trust, Inc. (Park 96)                         --           401,701             401,701              127,328
   Harvard Property Rosedale LP                          18,000,000          6,635,840          24,635,840            2,196,701
   Harvard Property Atrium LP                            11,205,240          3,026,413          14,231,653              953,034
   Harvard Property Partners LP                           6,197,783          1,968,657           8,166,440              326,295
   Harvard Property (UP) LP                               9,600,000(15)     12,625,838          22,225,838          (10,025,838)(21)
   Harvard Property Clarke LP                             6,420,337          2,838,461           9,258,798             (218,619)
   Harvard Property Superior LP                           4,950,134          1,391,649           6,341,783              422,156
   Harvard Property Capitol LP                            4,726,506          2,288,850           7,015,356              194,566
   Harvard Property Willow LP                                    --          5,325,025           5,325,025              153,179
   Harvard Property Centreport LP                                --          2,035,602           2,035,602              140,933

Harvard Property I, L.P.                                  3,000,000          1,219,831           4,219,831              679,817

Harvard Property III, L.P.                                2,600,000          1,536,624           4,136,624            1,073,914

6142 Campbell, LTD                                          700,000            241,933             941,933              174,709

Behringer Partners Stemmons LP                            1,330,000            487,536           1,817,536              357,458


     Past performance is not necessarily indicative of future performance.

                          TABLE V (UNAUDITED) (CONTD.)
                    RESULTS OF SALES OR DISPOSALS OF PROPERTY

(1)      No purchase money mortgages were taken back by any individual program.

(2)      Financial statements for programs are prepared in accordance with GAAP.

(3)      None of these sales are being reported on the installment basis.

(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.

(6) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(7) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).

(8) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.

(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).

(10)     Asset in partnership known as 1700 North Hampton Building.

(11) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(12) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).

(13) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

         Partnership/Building                              Allocated Amount
         --------------------                              ----------------
         Harvard Property Atrium LP                            $11,205,241
         Harvard Property Partners LP (Quadrant Building)        6,197,783
         Harvard Property Clarke LP                              6,420,337
         Harvard Property Superior LP                            4,950,134
         Harvard Property Capitol LP                             4,726,505
                                                               -----------
                    TOTAL                                      $33,500,000
                                                               ===========


         Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.

(14)     Asset in partnership known as Quadrant Building.

(15) Concurrent with the termination of the Credit Facility detailed in footnote (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.

(16) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).

(17) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).

(18) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).

(19) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).

(20) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).

(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).

     Past performance is not necessarily indicative of future performance.

                                    EXHIBIT B

                             SUBSCRIPTION AGREEMENT

                                     [LOGO]

                     ---------------------------------------

                       ___________          $_______________
                       # of Shares          Total $ Invested
                         (# Shares x $10 = Total $ Invested)


                          Amount payable is subject to
                        reduction for deferred commission
                       option, non-commission sales or for
                                volume discounts.
                     ---------------------------------------


--------------------------------------------------------------------------------

1. Purchase Information and Payment Instructions.

|_| INITIAL INVESTMENT (MINIMUM $2,000)  |_| ADDITIONAL INVESTMENT (MINIMUM $25)

STATE IN WHICH SALE WAS MADE: _________  CHECK THE FOLLOWING BOX TO ELECT THE
                                         DEFERRED COMMISSION OPTION: |_|


For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, and until the Fund has received and accepted subscriptions for at least 200,000 shares and released the proceeds from such subscriptions from escrow, checks should be made payable to "__________, as escrow agent for Behringer Harvard Opportunity REIT I, Inc." Thereafter, checks should be made payable to "Behringer Harvard Opportunity REIT I, Inc." For non-custodial accounts, send the completed Subscription Agreement and check to:

                             BEHRINGER SECURITIES LP
                              15601 Dallas Parkway
                                    Suite 600
                              Addison, Texas 75001
                                 (866) 655-3700

Checks made payable to the Fund (after the breaking of escrow as described above) will be deposited upon receipt. However, you will not be admitted as a stockholder until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly. If the Fund rejects your subscription, the purchase price will be returned to you. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

--------------------------------------------------------------------------------

2. Type of Ownership.

                NON-CUSTODIAL OWNERSHIP                                CUSTODIAL OWNERSHIP
     ----------------------------------------------    -----------------------------------------------------
     |_|  INDIVIDUAL OWNERSHIP - One signature         |_|  TRADITIONAL IRA - Custodian signature required.
          required.                                    |_|  ROTH IRA - Custodian signature required.
     |_|  JOINT TENANTS WITH RIGHT OF                  |_|  KEOGH PLAN - Custodian signature required.
          Survivorship - All parties must sign.        |_|  SIMPLIFIED EMPLOYEE PENSION/TRUST (SEP)
     |_|  COMMUNITY PROPERTY - All parties must        |_|  PENSION OR PROFIT SHARING PLAN - Custodian
          sign.                                             signature required.
     |_|  TENANTS IN COMMON - All parties must
          sign. ______________________                      __________________________________________________
     |_|  CORPORATE OWNERSHIP - Authorized             |_|  OTHER (Specify)
          signature required.  Include copy of
          corporate resolution.                             __________________________________________________
     |_|  PARTNERSHIP OWNERSHIP - Authorized                Name of Custodian, Trustee or other Administrator
          signature required. Include copy of
          partnership agreement.
     |_|  UNIFORM GIFT TO MINORS ACT - Custodian            __________________________________________________
          signature required.                               Mailing Address
          State of _____, Custodian for ________            __________________________________________________
     |_|  ESTATE - Personal representative                  City                State                   Zip
          signature required.
          Name of Executor:_____________________            CUSTODIAN INFORMATION - To be completed by Custodian
          Include a copy of the court                       listed above
          appointment.                                      __________________________________________________
     |_|  QUALIFIED PENSION PLAN (Non-custodian)            Custodian Tax ID #
          Include a copy of the first and last
          page of the plan.                                 __________________________________________________
          Name of Trustee:_____________________             Custodian Account #
     |_|  TRUST                                             __________________________________________________
          Include a copy of the first and last              Custodian Telephone #
          page of the trust.
          Name of Trustee:_____________________
     |_|  OTHER (Specify):_____________________


3. Registration Name and Address. Please print name(s) in which Shares are to be registered.

   |_| Mr.          |_| Mrs.          |_| Ms.          |_| MD          |_| PhD          |_| DDS          |_| Other


   Name                                                                 Taxpayer Identification/Social Security Number
   ----------------------------------------------------------           ---- ---- ---- ---- ---- ----- ---- ---- ----

   ----------------------------------------------------------           ---- ---- ---- ---- ---- ----- ---- ---- ----


   Name of Joint Owner (if applicable)                                  Taxpayer Identification/Social Security Number
   ----------------------------------------------------------           ---- ---- ---- ---- ---- ----- ---- ---- ----

   ----------------------------------------------------------           ---- ---- ---- ---- ---- ----- ---- ---- ----


                      --------------------------------------------------------------------------------------
   Street Address
   or P.O. Box
                      --------------------------------------------------------------------------------------

                      ---------------------------------                -------------          --------------
                                                                                        Zip
   City                                                       State                     Code
                      ---------------------------------                -------------          --------------

                       ---------------------------------                        ----------------------------
     Home              (    )                                 Business          (  )
     Telephone No.                                            Telephone No.
                       ---------------------------------                        ----------------------------

                       -----------------------------------------                  --------------------------
     Email Address                                               Country of
        (Optional)                                               Citizenship
                       -----------------------------------------                  --------------------------


------------------------------------------------------------------------------------------------------------

4. Dividends. Please check one of the following:

      |_| I elect to participate in the dividend reinvestment plan of the Fund.

      |_|   I prefer dividends be paid to me at my address listed under Section
            3.

      |_| I prefer to direct dividends to a third party per my instructions below.

      |_| I prefer dividends to be deposited directly into my checking or savings account.

For deposits into checking or savings accounts, please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, you authorize the Fund to begin making electronic deposits to the designated checking or savings account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund receives written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits dividends erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct dividends to a party other than the registered owner, please provide the following information, as applicable:

                  -------------------------------------------------            ------------------------------
Name of                                                             Account
Institution                                                         Number
                  -------------------------------------------------            ------------------------------

                  -------------------------------------------------------------------------------------------
Name on
Account
                  -------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------
Street Address
or P.O. Box
                  -------------------------------------------------------------------------------------------

                 ---------------------------------------            -------------              --------------

City                                                         State                   Zip Code
                 ---------------------------------------            -------------              --------------


-------------------------------------------------------------------------------------------------------------


5. Automatic Purchases. Please mark the following box if you choose to make additional investments in the Fund by authorizing automatic debits from your bank account: |_|

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check or deposit slip, you authorize the Fund to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the applicable Fund to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

      PLEASE MAKE MY AUTOMATIC PURCHASES:

      |_| Twice Monthly (Purchases will be made on the 15th of each month or the next business day if the 15th is not a business day, and on the last business day of the month.)
      |_| Monthly (Purchases will be made on the last business day of each month.)
      |_| Quarterly (Purchases will be made on the last business day of each calendar quarter.)
      |_| Semiannually (Purchases will be made on the last business days of June and December of each year.)
      |_| Annually (Purchases will be made on the last business day of each year.) AMOUNT OF EACH AUTOMATIC PURCHASE ($25 MINIMUM): $_________

6. Subscriber Signatures. Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

     In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

                                                                                                        Owner           Joint Owner
                                                                                                        -----           -----------
     (a)     I have received the Prospectus for the Fund, and I accept and agree
             to be bound by the terms and conditions of the organizational                              ________        ________
             documents of the Fund.                                                                     Initials        Initials

     (b)     I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or
             that I meet the higher suitability requirements imposed by my state                        ________        ________
             of primary residence as set forth in the Prospectus under "Who May Invest."                Initials        Initials

     (c)     If I am a California resident or if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of
             Corporations of the State of California, except as permitted in the Commissioner's         ________        ________
             Rules, and I understand that my Shares, or any document evidencing them, will bear a       Initials        Initials
             legend reflecting the substance of the foregoing understanding.

     (d)     If I am an Ohio or Pennsylvania resident, this investment does not exceed 10% of my        ________        ________
             liquid net worth.                                                                          Initials        Initials

     (e)     I am purchasing the Shares for my own account, and I acknowledge                           ________        ________
             that there is no public market for this investment.                                        Initials        Initials

     (f)     I am in compliance with the Uniting and Strengthening America by Providing
             Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (known as the USA PATRIOT Act).  I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive
             Order 13224, which sets forth a list of individuals and groups with whom U.S. persons
             are prohibited from doing business because such persons have been identified as            ________        ________
             terrorists or persons who support terrorism or (iii) any other watch list issued by        Initials        Initials
             any governmental authority, including the Securities and Exchange Commission.


--------------------------------------------------------------------------------
                               SUBSTITUTE FORM W-9

I DECLARE THAT THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE FUND IN CONNECTION WITH MY INVESTMENT. BY SIGNING THIS SUBSCRIPTION AGREEMENT, I HEREBY CERTIFY THAT (A) I HAVE PROVIDED HEREIN MY CORRECT TAXPAYER IDENTIFICATION NUMBER, (B) I AM NOT SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACK-UP WITHHOLDING AND (C) EXCEPT AS OTHERWISE EXPRESSLY INDICATED ABOVE, I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.



-------------------------------   ---------------------------------------   ----
Signature of Investor or Trustee  Signature of Joint Owner, if applicable   Date

7. Broker-Dealer Representations. The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Fund. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


                         -----------------------------------------                  -------------------------
                                                                                    ( )
Broker-Dealer Name                                                    Telephone No.
                         -----------------------------------------                  -------------------------

                         ------------------------------------------------------------------------------------
Broker-Dealer Street
Address or P.O. Box
                         ------------------------------------------------------------------------------------

                        --------------------------------            -------------              --------------

City                                                         State                   Zip Code
                        --------------------------------            -------------              --------------

                           ----------------------------------------------------------------------------------
Registered
Representative Name
                           ----------------------------------------------------------------------------------

                          -----------------------------------------                 -------------------------
Registered                                                          Telephone No.   (   )
Representative Number
                          -----------------------------------------                 -------------------------

                           ----------------------------------------------------------------------------------
Reg. Rep. Street Address
or P.O. Box
                           ----------------------------------------------------------------------------------

                        --------------------------------            -------------              --------------

City                                                         State                   Zip Code
                        --------------------------------            -------------              --------------

                           --------------------------------------
Email Address                                                     Provide only if you would like to receive updated
   (Optional)                                                     information about the Behringer Harvard family of funds
                                                                  via email.
                           --------------------------------------

         Check the following box to evidence Broker-Dealer's agreement to elect the Deferred Commission Option: |_|
         (This election must be also be agreed to by the investor in Section 1.)

                                                                          ----------------------------------------------------
If the investor has elected to participate in the dividend reinvestment or automatic purchase plan under Sections 4 or 5 above, note any reductions to standard selling commissions for such investments here:
                                                                          ----------------------------------------------------

---------------------------------------------------------                 ----------------------------------------------------



---------------------------------------------------------                 ----------------------------------------------------
Financial Advisor Signature                                               Date


8. Registered Investment Advisor (RIA) and Wrap Fee Representation. Check the following box if this investment is made through an RIA which charges no commission on this sale or otherwise is a made pursuant to a wrap fee or other asset fee arrangement with the investor and as a result no commissions shall be paid to the participating RIA or broker: |_|

     (If an owner or principal or any member of the RIA firm is an NASD licensed registered representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer for administrative purposes, not through the RIA. The elimination of commissions and reduced purchase price will still apply.)


--------------------------------------------------------------------------------
FOR FUND USE ONLY:
--------------------------------------------------------------------------------
                                                     Date:    ____________
Received and Subscription Accepted:
|_|  Behringer Harvard Opportunity REIT I, Inc.      Amount:  ____________

     By:                                             Check No.____________
        ---------------------------------------
        Name:
        Title:
--------------------------------------------------------------------------------

                                 INSTRUCTIONS TO
                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

                             SUBSCRIPTION AGREEMENT

      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 1 of Subscription Agreement)

      o A minimum investment of $2,000 (200 Shares) is required, except for certain states that require a higher minimum investment.

      o Investors who have satisfied the minimum purchase requirements in Behringer Harvard REIT I, Inc., Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP or in any other public Behringer Harvard real estate program may invest as little as $25 (2.5 Shares) except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

      o Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

      o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, you will have a 1.0% selling commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Type of Ownership. (Section 2 of Subscription Agreement)

      o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address.  (Section 3 of Subscription Agreement)

      o     Please enter the exact name in which the Shares are to be held.

            - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

            - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

            - Trusts should include the name of the trustee (include a copy of the trust agreement).

      o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes). By signing in
            Section 6, the investor is certifying that this number is correct.

      o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

      o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Dividends. (Section 4 of Subscription Agreement)

      o Each investor who elects to have dividends reinvested agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the Prospectus.

      o If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip.

Automatic Purchases.  (Section 5 of Subscription Agreement)

      o By electing to participate in the automatic purchase plan, the investor elects to make additional investments in Shares at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the automatic purchase plan.

      o Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

      o Each investor who elects to participate in the automatic purchase plan agrees to notify the Company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the Prospectus.

Subscriber Signatures.  (Section 6 of Subscription Agreement)

      o     Please separately initial each representation where indicated.

      o If title is to be held jointly, all parties must date and sign this Section as follows:

            -     INDIVIDUAL: One signature required.

            - JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

            -     TENANTS IN COMMON: All parties must sign.

            -     COMMUNITY PROPERTY: Only one investor's signature required.

            - PENSION OR PROFIT-SHARING PLANS: The trustee signs the Signature Page.

            - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

            - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

            -     CORPORATION: The Subscription Agreement must be accompanied by
                  (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

            - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

            -     KEOGH (HR 10): Same rules as those applicable to IRAs.

            - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

         PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Broker-Dealer.  (Section 7 of Subscription Agreement)

      o This Section is to be completed by the investor's Registered Representative. Please complete all broker-dealer information contained in Section 7 of the Subscription Agreement, including suitability certification.

      o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

      o Please check the box related to the Deferred Commission Option if you have agreed with your client to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, your client is required to pay only $9.40 per Share purchased upon subscription. For the next six years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, your client will have a 1.0% selling commission ($.10 per Share) per year deducted from and paid out of dividends or other cash distributions otherwise distributable to your client. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from dividends or other cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Registered Investment Advisor (RIA) and Wrap Fee Representation. (Section 8 of Subscription Agreement)

      o Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

        THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE
                                 OF ANY ENTITY.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

    IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT,
             PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT C
                DIVIDEND REINVESTMENT AND AUTOMATIC PURCHASE PLAN
                   BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

           Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the "Company"), has adopted a Dividend Reinvestment and Automatic Purchase Plan (the "Plan"), administered by the Company or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the "Shares"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Any election to participate in the Plan may indicate any of the following: (i) participation only in the dividend reinvestment program described in Paragraph 2 hereof, (ii) participation only in the automatic purchase program described in Paragraph 3 hereof, or (iii) participation in both the dividend reinvestment and additional purchase programs. Stockholders who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a stockholder, to accommodate a stockholder's request for less than all of the stockholder's Shares to be subject to participation in the Plan.

2. Dividend Reinvestment Program. The Administrator will receive all cash dividends paid by the Company with respect to Shares of Participants who elect to participate in the dividend reinvestment provisions of this Plan (collectively, the "Dividends"). Participation in the dividend reinvestment program will commence with the next Dividend payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the month to which such Dividend relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the dividend reinvestment program effective on the first day of the month following such election, and the election will apply to all Dividends attributable to such month and to all months thereafter.

3. Automatic Purchase Program. Any holder of Shares may elect to purchase additional Shares on a continuous basis by electing to participate in the automatic purchase provisions of this Plan. Upon such election, the Administrator or the Company's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participants who have also elected to participate in the dividend reinvestment program will also have all Dividends with respect to the Shares acquired through the automatic purchase program reinvested pursuant to the distribution reinvestment program, unless the Administrator agrees, in its sole discretion upon request of a Participant, to allow such Dividends to be paid in cash to the Participant. Participation in the automatic purchase program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten
(10) days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

4. General Terms of Plan Investments. The Administrator will apply all Dividends and Additional Payments subject to this Plan, as follows:

           (a) Prior to the termination of the Company's initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company's prospectus dated ___________, 2005, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Dividends in Shares at the public offering price per Share ($10 per Share), provided that if the Participant acquired the Shares in respect of which the Dividends are paid with a purchase price reduction of (i) 100% of the sales commissions otherwise payable thereon (including, without limitation, sales to participating dealers' representatives or asset-based fee investors) or (ii) 100% of the sales commissions otherwise payable thereon and 100% of the dealer manager fee otherwise payable thereon (including, without limitation, sales to employees of the Company), then the purchase price for Shares purchased hereunder shall be the price per Share paid by the Participant for the Shares in respect of which the Dividends are paid (with such price also applicable to Shares purchased with dividends on Shares purchased hereunder ("Dividend Shares") if the original Shares in respect of which the Dividend Shares were acquired were purchased on the terms described in clause (i) or (ii) above). In addition, in the event of any sale of Shares in respect of which the Company and/or the Dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees ("Discounted Fee Shares"), the Company and/or the dealer manager may also agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder from Dividends paid in respect of such Discounted Fee Shares. If such an agreement is made, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company's prospectus.

           (b) After termination of the Initial Offering, the Administrator will invest Dividends and Additional Payments in Shares which may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Shares for use in the Plan (a "Future Registration") or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or The Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Dividend or automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Shares in the Secondary Market or the Company's ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

           (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Shares purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate not to exceed 1.0% for dividend reinvestments and 2.5% with respect to automatic purchases. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

           (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Dividends and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant.

           (e) Dividends shall be invested by the Administrator in Shares promptly following the payment date with respect to such Dividends and Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval, in each case to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

           (f) Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

5. Distribution of Funds. In making purchases for Participants' accounts, the Administrator may commingle Dividends attributable to Shares owned by Participants and Additional Payments received from Participants.

6. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Dividends and Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability
(a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and
(b) with respect to the time and the prices at which Shares are purchased for a Participant.

7. Suitability.

           (a) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Shares.

           (b) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's prospectus for the Participant's initial purchase of Shares.

8. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Dividends and/or Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Shares becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

9. No Drawing. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Company or the Administrator except as expressly provided herein.

10. Taxes. Taxable Participants may incur a tax liability for Company Dividends even though they have elected not to receive their Dividends in cash but rather to have their Dividends held in their account under the Plan.

11. Reinvestment in Subsequent Programs. After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Dividends and Additional Payments invested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates which has substantially identical investment objectives as the Company (a "Subsequent Program"). If the Company makes such an election, Participants may invest Dividends and Additional Payments in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

           (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a dividend reinvestment and/or additional purchase plan;

           (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

           (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

           (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

           (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

           (f) the Subsequent Program has substantially identical investment objectives as the Company.

           Any investment of Dividends and/or Additional Payments in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to investment of Dividends and/or Additional Payments in Shares of the Company.

12. Termination.

           (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Dividend, such notice must be received by the Administrator at least ten (10) days prior to the last day of the month to which such Dividend relates. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten (10) days prior to the next Payment Interval following the date of receipt of such notice.

           (b) Prior to the listing of the Shares on a stock exchange or inclusion of the Shares for quotation on The Nasdaq Stock Market, a Participant's transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

           (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the dividend reinvestment program or the automatic purchase program, and the Company may terminate the Plan itself, at any time by ten (10) days' prior written notice to a Participant, or to all Participants, as the case may be.

           (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the dividend reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Dividends and/or Additional Payments (as applicable) in the Participant's account that have not been invested in Shares. Any future Dividends with respect to such former Participant's Shares made after the effective date of the termination of the Participant's participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

13. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan, either entirely or with respect to either the dividend reinvestment program or the automatic purchase program, to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

16. Governing Law. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

17. Participation by Limited Partners of Behringer Harvard Opportunity OP I, LP. For purposes of this Plan, "stockholders" shall be deemed to include limited partners of Behringer Harvard Opportunity OP I, LP (the "Partnership"), "Participants" shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and "Dividend," when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

                                     [LOGO]

                                   PROSPECTUS
                     UP TO 44,000,000 SHARES OF COMMON STOCK
                              OFFERED TO THE PUBLIC

ALPHABETICAL INDEX                                                         Page
------------------                                                         ----
Additional Information..................................................    157
Conflicts of Interest...................................................     77
Description of Shares...................................................    128
Estimated Use of Proceeds...............................................     52
Experts.................................................................    157
Federal Income Tax Considerations.......................................    105
Financial Information...................................................    F-1
How to Subscribe........................................................    155
Investment by Tax-Exempt Entities and ERISA Considerations..............    123
Investment Objectives and Criteria......................................     82
Legal Matters...........................................................    156
Management..............................................................     55
Management's Discussion and Analysis of Financial Condition
     and Results of Operations..........................................     95
Plan of Distribution....................................................    147
Prior Performance Summary...............................................     99
Prior Performance Tables................................................    A-1
Prospectus Summary......................................................      1
Questions and Answers About This Offering...............................     16
Risk Factors............................................................     26
Stock Ownership.........................................................     75
Suitability Standards...................................................      1
Summary of Dividend Reinvestment and Automatic Purchase Plan............    141
Supplemental Sales Material.............................................    156
The Operating Partnership Agreement.....................................    144
Who May Invest..........................................................    154


--------------------------------------------------------------------------------


           UNTIL ________, 2005 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT AFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

           WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of common stock being registered by Behringer Harvard Opportunity REIT I, Inc. (the "Registrant"), all of which will be paid by the Registrant, except that the listed expenses will be paid by Behringer Harvard Opportunity Advisors I LP to the extent that they exceed 2.5% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 44,000,000 shares except the registration fee and the NASD filing fee.

 SEC Registration Fee..................................           $  55,748
 NASD Filing Fee.......................................           _________
 Printing Expenses.....................................           _________
 Legal Fees and Expenses...............................           _________
 Accounting Fees and Expenses..........................           _________
 Blue Sky Fees and Expenses............................           _________
 Educational Seminars and Conferences..................           _________
 Advertising and Sales Expenses........................           _________
 Advertising and Sales Literature......................           _________
 Miscellaneous.........................................           _________

        Total expenses.................................          $_________


ITEM 32.  SALES TO SPECIAL PARTIES

           Not Applicable

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

           Following our inception and in connection with our initial capitalization, we issued 21,739 shares of our common stock to Behringer Harvard Holdings for $10 per share and 1,000 shares of our convertible stock to Behringer Harvard Holdings for $1 per share. Such shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were issued in reliance on Rule 4(2) of the Securities Act.

ITEM 34.  INDEMNIFICATION OF THE OFFICERS AND DIRECTORS

           The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

           The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and
(i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

           The Registrant's charter provides that the Registrant shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.

           However, under the Registrant's charter, the Registrant shall not indemnify or hold harmless its directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall it provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by the Registrant, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant;
(ii) the directors, officers, employees, agents, advisor or affiliates were acting on behalf of or performing services of the Registrant (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Registrant's net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

           The charter provides that the advancement of Registrant funds to the directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;
(ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

           The Registrant also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

           Not Applicable

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements: The following financial statements of the Registrant are filed as part of this Registration Statement and included in the prospectus:

            Audited Financial Statements:

            (1)   Report of Independent Registered Public Accounting Firm

            (2)   Balance Sheet as of November 23, 2004 (Date of Inception)

            (3) Statement of Stockholder's Equity for November 23, 2004 (Date of Inception) (4) Notes to Financial Statements

      (b)   Exhibits:


     Exhibit No.        Description
     -----------        -----------

            1.1         Form of Dealer Manager Agreement

            3.1         Articles of Incorporation of the Registrant

            3.2         Bylaws of the Registrant

            4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to prospectus)

            5.1 Form of Opinion of Venable LLP as to legality of securities

            8.1 Form of Opinion of Morris, Manning & Martin, LLP as to tax matters

            8.2** Form of Opinion of Morris, Manning & Martin, LLP as to ERISA matters

            10.1 Form of Agreement of Limited Partnership of Behringer Harvard Opportunity OP I, LP

            10.2 Form of Advisory Agreement by and between Registrant and Behringer Harvard Opportunity Advisors I LP

            10.3 Form of Property Management and Leasing Agreement among Registrant, Behringer Harvard Opportunity OP I, LP and HPT Management Services LP

            10.4**      Form of Escrow Agreement between the Registrant and
                        _____________

            10.5 Behringer Harvard Opportunity REIT I, Inc. 2004 Incentive Award Plan

            10.6        Form of Option Agreement under 2004 Incentive Award Plan

            23.1        Consent of Venable LLP (included in Exhibit 5.1)

            23.2 Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)

            23.3** Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2)

            23.4        Consent of PricewaterhouseCoopers LLP

            24.1 Power of Attorney (included on the signature page of the registration statement)



--------------
** To be filed by amendment.

ITEM 37.  UNDERTAKINGS

           (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           (d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

           (e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

           (f) The Registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each stockholder the financial statements required by Form 10-K for such year.

           (g) The Registrant undertakes to distribute to each stockholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

           (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              TABLE VI (UNAUDITED)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

           Table VI presents summary information on properties acquired since January 1, 1995 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Opportunity REIT I. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through June 30, 2004.

                                                                      Behringer Harvard REIT I, Inc.
                                                  ---------------------------------------------------------------------------
Name of Property                                   Minnesota Center         Enclave on the Lake        St. Louis Place
Location of Property                                   Mid-West                    South                   Mid-West

Type of Property                                        Office                    Office                    Office

Gross Leasable Space (sq. ft.) or Number of             276,425                   171,090                  337,088
   Units and Total Sq. Ft. of Units

Date of Purchase                                       10/15/03                   4/12/04                  6/30/04

Mortgage Financing at Date of Purchase                 $30,000,000              $20,000,000               $20,000,000

Cash Down Payment                                       14,819,808               10,919,263                14,884,308

Contract Purchase Price Plus Acquisition Fee            40,760,000               28,650,000                30,150,000

Other Cash Expenditures Expensed                                --                       --                        --

Other Cash Expenditures Capitalized(2)                   4,059,809                2,269,263                 4,734,308
                                                         ---------                ---------                 ---------


Total Acquisition Cost                                 $44,819,809              $30,919,263               $34,884,308
                                                       ===========              ===========               ===========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                           Behringer Harvard Mid-Term Value Enhancement
                                                                            Fund I LP
                                                           --------------------------------------------
Name of Property                                                    Hopkins               Northpoint

Location of Property                                               Mid-West                    South

Type of Property                                                     Office                   Office

Gross Leasable Space (sq. ft.) or Number of                          29,660                   79,049
   Units and Total Sq. Ft. of Units

Date of Purchase                                                    3/12/04                  6/28/04

Mortgage Financing at Date of Purchase                                   --                       --

Cash Down Payment                                               $ 3,093,243              $ 5,822,663

Contract Purchase Price Plus Acquisition Fee                      3,027,375                6,106,500

Other Cash Expenditures Expensed                                         --                       --

Other Cash Expenditures Capitalized(2)                               65,868                  295,837
                                                                     ------                  -------


Total Acquisition Cost                                          $ 3,093,243              $ 6,402,337
                                                                ===========              ===========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                         Behringer Harvard Short-Term Opportunity
                                                                        Fund I LP
                                                         ----------------------------------------
Name of Property                                                        Woodall Rodgers

Location of Property                                                              South

Type of Property                                                                 Office

Gross Leasable Space (sq. ft.) or Number of                                      74,090
   Units and Total Sq. Ft. of Units

Date of Purchase                                                                2/11/04

Mortgage Financing at Date of Purchase                                      $ 3,600,000

Cash Down Payment                                                             7,114,625

Contract Purchase Price Plus Acquisition Fee                                 10,660,500

Other Cash Expenditures Expensed                                                     --

Other Cash Expenditures Capitalized(2)                                           54,125
                                                                                 ------


Total Acquisition Cost                                                      $10,714,625
                                                                            ===========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                Behringer Harvard Beau Terre S LLC
                                                                ----------------------------------
Name of Property                                                             Beau Terre

Location of Property                                                              South

Type of Property                                                                 Office

Gross Leasable Space (sq. ft.) or Number of                                     371,083
   Units and Total Sq. Ft. of Units

Date of Purchase                                                                6/11/04

Mortgage Financing at Date of Purchase                                     $ 38,400,000

Cash Down Payment                                                            17,800,000

Contract Purchase Price Plus Acquisition Fee                                 47,850,396

Other Cash Expenditures Expensed                                                     --

Other Cash Expenditures Capitalized(2)                                          140,000
                                                                                -------


Total Acquisition Cost                                                     $ 47,990,396
                                                                           ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                            Behringer Harvard Minnesota Center TIC I LLC
                                                            --------------------------------------------
Name of Property                                                        Minnesota Center

Location of Property                                                            Mid-West

Type of Property Office

Gross Leasable Space (sq. ft.) or Number of 276,425
   Units and Total Sq. Ft. of Units

Date of Purchase                                                                10/15/03

Mortgage Financing at Date of Purchase                                      $ 30,000,000

Cash Down Payment                                                             14,819,808

Contract Purchase Price Plus Acquisition Fee                                  40,760,000

Other Cash Expenditures Expensed                                                      --

Other Cash Expenditures Capitalized(2)                                         4,059,809
                                                                               ---------

Total Acquisition Cost                                                      $ 44,819,809
                                                                            ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                  Behringer Harvard Enclave S LP
                                                                  ------------------------------
Name of Property                                                     Enclave on the Lake

Location of Property                                                               South

Type of Property                                                                  Office

Gross Leasable Space (sq. ft.) or Number of                                      171,090
   Units and Total Sq. Ft. of Units

Date of Purchase                                                                 4/12/04

Mortgage Financing at Date of Purchase                                      $ 20,000,000

Cash Down Payment                                                             10,919,263

Contract Purchase Price Plus Acquisition Fee                                  28,650,000

Other Cash Expenditures Expensed                                                      --

Other Cash Expenditures Capitalized(2)                                         2,269,263
                                                                               ---------


Total Acquisition Cost                                                      $ 30,919,263
                                                                            ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                             Behringer Harvard St. Louis Place S LLC
                                                             ---------------------------------------
Name of Property                                                         St. Louis Place

Location of Property                                                            Mid-West

Type of Property Office

Gross Leasable Space (sq. ft.) or Number of
      Units and Total Sq. Ft. of Units                                           337,088

Date of Purchase                                                                 6/30/04

Mortgage Financing at Date of Purchase                                      $ 20,000,000

Cash Down Payment                                                             14,884,308

Contract Purchase Price Plus Acquisition Fee                                  30,150,000

Other Cash Expenditures Expensed                                                      --

Other Cash Expenditures Capitalized(2)                                         4,734,308
                                                                               ---------


Total Acquisition Cost                                                      $ 34,884,308
                                                                            ============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS


                                                                      Harvard Property Trust, Inc.(1)
                                                 ---------------------------------------------------------------------------------
                                                 Harvard Property    Harvard Property  Harvard Property       Harvard Property
                                                 (Meridian), L.P.    (Provident), L.P.  (Parkside), L.P.   (812 San Antonio), L.P.
                                                 ----------------    -----------------  ----------------   -----------------------
Name of Property                                       Meridian          Provident           Parkside         812 San Antonio

Location of Property                                      South              South              South              South

Type of Property                                         Office             Office             Office             Office

Gross Leasable Space (sq. ft.) or Number of              56,828             67,511             33,439             58,228
   Units and Total Sq. Ft. of Units

Date of Purchase                                       03/05/96           10/04/96           11/19/96           04/03/97

Mortgage Financing at Date of Purchase               $3,250,000         $2,800,000         $1,725,000         $3,600,000

Cash Down Payment                                     1,428,761          1,024,319            575,000          1,200,000

Contract Purchase Price Plus Acquisition Fee          4,700,000          3,781,875          2,334,500          4,848,000

Other Cash Expenditures Expensed                             --                 --                 --                 --

Other Cash Expenditures Capitalized(2)                  106,879            208,544            134,457            198,086
                                                     ----------         ----------         ----------         ----------

Total Acquisition Cost                               $4,806,879         $3,990,419         $2,468,957         $5,046,086
                                                     ==========         ==========         ==========         ==========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                       Harvard Property Trust, Inc.(1)
                                                ------------------------------------------------------------------------------
                                                  Harvard Property        HPT/PMD        Harvard Property     Harvard Property
                                                (Lake Calhoun), L.P.  Investments, L.P.  (Metrocrest), L.P.     Partners, L.P.
                                                --------------------  -----------------  ------------------     --------------
Name of Property                                     Lake Calhoun        333 Sam Houston      Metrocrest         1700 N. Hampton

Location of Property                                     Midwest               South               South               South

Type of Property                                          Office              Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of              156,149             236,445             191,315              19,111
   Units and Total Sq. Ft. of Units

Date of Purchase                                        09/04/97            10/06/97            04/30/97            06/06/97

Mortgage Financing at Date of Purchase               $16,100,000         $ 8,000,000         $ 9,150,000         $   895,000

Cash Down Payment                                      2,627,585           4,019,173           1,356,616             327,374

Contract Purchase Price Plus Acquisition Fee          18,090,000          11,890,000          10,139,000           1,275,000

Other Cash Expenditures Expensed                              --                  --                  --                  --

Other Cash Expenditures Capitalized(2)                   908,743             670,322             153,740               1,688
                                                     -----------         -----------         -----------         -----------

Total Acquisition Cost                               $18,998,743         $12,560,322         $10,292,740         $ 1,276,688
                                                     ===========         ===========         ===========         ===========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                      Harvard Property Trust, Inc.(1)
                                               ---------------------------------------------------------------------------------
                                                 Harvard Property     Harvard Property    Harvard Property           HPT
                                               Trust, Inc. (Park 96)  (Rosedale), L.P.     (Atrium), L.P.       Gleneagles, L.P.
                                               ---------------------  ----------------     --------------       ----------------
Name of Property                                  Park 96 Land-2 acres      Rosedale              Atrium          Gleneagles
                                                                         (5 total bldgs.)
Location of Property                                       South             Midwest               South               South

Type of Property                                            Land              Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of                   --             233,987             120,961              80,000
   Units and Total Sq. Ft. of Units

Date of Purchase                                        11/11/97            02/25/98            03/10/98            11/07/97

Mortgage Financing at Date of Purchase                        --         $18,000,000         $11,205,241         $ 1,500,000

Cash Down Payment                                    $   325,000           6,832,565           2,884,505           6,660,744

Contract Purchase Price Plus Acquisition Fee             325,000          24,500,000          14,070,000           2,912,242

Other Cash Expenditures Expensed                              --                  --                  --                  --

Other Cash Expenditures Capitalized(2)                    26,891             227,405             233,904           5,248,502
                                                     -----------         -----------         -----------         -----------

Total Acquisition Cost                               $   351,891         $24,727,405         $14,303,904         $ 8,160,744
                                                     ===========         ===========         ===========         ===========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                        Harvard Property Trust, Inc.(1)
                                                   -------------------------------------------------------------------------
                                                                                              Harvard         Harvard Property
                                                 Harvard Property     Harvard Property   Property Partners,     Partners, L.P.
                                                   Partners, L.P.        (UP), L.P.         L.P. (Clarke)         (Superior)
                                                   --------------        ----------         -------------         ----------
Name of Property                                        Quadrant         University Plaza         Clarke         Superior Plaza

Location of Property                                     Midwest               South               South             Midwest

Type of Property                                          Office              Office              Office              Office

Gross Leasable Space (sq. ft.) or Number of              103,522             118,753              84,150              62,930
   Units and Total Sq. Ft. of Units

Date of Purchase                                        05/01/98            06/03/98            07/29/98            07/30/98

Mortgage Financing at Date of Purchase               $ 6,197,783                  --         $ 6,420,337         $ 4,950,134

Cash Down Payment                                      1,863,904         $12,236,187           2,838,461           1,172,383

Contract Purchase Price Plus Acquisition Fee           8,030,000          12,200,000           9,000,000           5,500,000

Other Cash Expenditures Expensed                              --                  --                  --                  --

Other Cash Expenditures Capitalized(2)                   214,970             246,436             407,784             733,932
                                                     -----------         -----------         -----------         -----------

Total Acquisition Cost                               $ 8,244,970         $12,446,436         $ 9,407,784         $ 6,233,932
                                                     ===========         ===========         ===========         ===========


                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                                      Harvard Property Trust, Inc.(1)
                                                ------------------------------------------------------------------------------------
                                                Harvard Property   Harvard Property        Harvard Property
                                                 Partners, L.P.      Partners, L.P.         Partners, L.P.              Harvard
                                                   (Capitol)           (Willow)              (Centreport)           Property I, L.P.
                                                   ----------         ----------         ---------------------         ----------
Name of Property                                      Capitol       Willow Creek          Centreport Land - 14         Red River
                                                                                                         acres

Location of Property                                 Mid West           Mid West                         South              South

Type of Property                                       Office             Office                        Office             Office

Gross Leasable Space (sq. ft.) or Number of            75,309             45,545                            --             47,108
   Units and Total Sq. Ft. of Units

Date of Purchase                                     12/30/98           03/31/99                      02/01/98           06/05/95

Mortgage Financing at Date of Purchase             $4,726,505                 --                            --         $3,000,000

Cash Down Payment                                   1,902,302         $4,914,641         $           1,986,661          1,176,023

Contract Purchase Price Plus Acquisition Fee        6,595,000          4,900,000                     2,000,000          4,000,000

Other Cash Expenditures Expensed                           --                 --                            --                 --

Other Cash Expenditures Capitalized(2)                167,141             95,277                           656            186,254
                                                   ----------         ----------         ---------------------         ----------

Total Acquisition Cost                             $6,762,141         $4,995,277         $           2,000,656         $4,186,254
                                                   ==========         ==========         =====================         ==========

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                          Harvard                 BRP
                                                      Property III, L.P.   (Renner Plaza), LP  BRP (SV), LP        Campbell, LTD.
                                                          ----------         ----------         ----------         --------------
Name of Property                                          Lakeway Plaza      Renner Plaza       Spring Valley       6142 Campbell

Location of Property                                           South              South              South                  South

Type of Property                                              Retail             Office             Office                 Office

Gross Leasable Space (sq. ft.) or Number of Units             70,712             42,477            170,234                 15,184
   and Total Sq. Ft. of Units

Date of Purchase                                            08/21/95           02/04/00           12/21/00               06/01/96

Mortgage Financing at Date of Purchase
                                                          $2,600,000         $3,250,000         $5,800,000         $      700,000

Cash Down Payment                                          1,064,785          1,222,144          2,869,406                220,687

Contract Purchase Price Plus Acquisition Fee
                                                           3,610,000          3,725,500          8,534,500                925,000

Other Cash Expenditures Expensed                                  --                 --                 --                     --

Other Cash Expenditures Capitalized(2)
                                                              90,000            851,078            316,500                 15,000
                                                          ----------         ----------         ----------         --------------


Total Acquisition Cost                                    $3,700,000         $4,576,578         $8,851,000         $      940,000
                                                          ==========         ==========         ==========         ==============

                          TABLE VI (UNAUDITED) (CONTD.)
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                                                       Behringer Partners     Recreation/Residential
                                                          Stemmons LP               Programs
                                                          -----------         ----------------------
Name of Property                                          1323 Stemmons                      Various

Location of Property                                            South          6 in South, 3 in East

Type of Property                                               Office                    Marina/Golf

Gross Leasable Space (sq. ft.) or Number of Units              23,250                             --
   and Total Sq. Ft. of Units

Date of Purchase                                             04/02/01                        Various

Mortgage Financing at Date of Purchase
                                                          $ 1,330,000         $           31,407,459

Cash Down Payment                                             338,501                     19,725,178

Contract Purchase Price Plus Acquisition Fee
                                                            1,280,000                     48,578,000

Other Cash Expenditures Expensed                                   --                             --

Other Cash Expenditures Capitalized(2)
                                                              451,900                      3,388,853
                                                          -----------         ----------------------


Total Acquisition Cost                                    $ 1,731,900         $           51,966,853
                                                          ===========         ======================


(1) Program includes 22 commercial office properties and two development parcels totaling 14 acres acquired in expectation of constructing office properties.

(2) Other cash expenditures capitalized include loan costs, legal fees, professional and consulting fees and due diligence expenses associated with the acquisition of the asset.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of November, 2004.

                          BEHRINGER HARVARD OPPORTUNITY REIT I, INC.


                          By: /s/ Robert M. Behringer
                              --------------------------------------------
                              Robert M. Behringer, Chief Executive Officer


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III and Gary S. Bresky, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

              SIGNATURE                                        TITLE                                         DATE
              ---------                                        -----                                         ----
      /s/ Robert M. Behringer                Chief Executive Officer, Chief Investment                  November 30, 2004
   -------------------------------------     Officer, Director (Principal Executive Officer)
          Robert M. Behringer


     /s/  Gary S. Bresky                     Chief Financial Officer and Treasurer (Principal
   -------------------------------------     Financial and Accounting Officer)                          November 30, 2004
           Gary S. Bresky

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

1.1      Form of Dealer Manager Agreement

3.1      Articles of Incorporation of the Registrant

3.2      Bylaws of the Registrant

4.1 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to prospectus)

5.1      Form of Opinion of Venable LLP as to legality of securities

8.1      Form of Opinion of Morris, Manning & Martin, LLP as to tax matters

8.2**    Form of Opinion of Morris, Manning & Martin, LLP as to ERISA matters

10.1 Form of Agreement of Limited Partnership of Behringer Harvard Opportunity OP I, LP

10.2 Form of Advisory Agreement by and between Registrant and Behringer Harvard Opportunity Advisors I LP

10.3 Form of Property Management and Leasing Agreement among Registrant, Behringer Harvard Opportunity OP I, LP and HPT Management Services LP

10.4**   Form of Escrow Agreement between the Registrant and _____________

10.5     Behringer Harvard Opportunity REIT I, Inc. 2004 Incentive Award Plan

10.6     Form of Option Agreement under 2004 Incentive Award Plan

23.1     Consent of Venable LLP (included in Exhibit 5.1)

23.2 Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1)

23.3** Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2)

23.4     Consent of PricewaterhouseCoopers LLP

24.1 Power of Attorney (included on the signature page of the registration statement)

--------------
** To be filed by amendment.